Exhibit 10.12

CBRE REALTY FINANCE CDO 2006-1, LTD.

Issuer

AND

CBRE REALTY FINANCE CDO 2006-1, LLC

Co-Issuer

AND

LASALLE BANK NATIONAL ASSOCIATION

as Trustee, Collateral Administrator and Securities Intermediary

INDENTURE

Dated as of March 28, 2006

COLLATERALIZED DEBT OBLIGATIONS

SERIES 2006-1

TABLE OF CONTENTS

		Page
ARTICLE 1

DEFINITIONS

Section 1.1	Definitions	9
Section 1.2	Calculations as to Collateral Interests	55

ARTICLE 2

THE NOTES

Section 2.1	Forms Generally	56
Section 2.2	Forms of Notes and Certificate of Authentication	56
Section 2.3	Authorized Amount; Note Interest Rate; Stated Maturity; Denominations	59
Section 2.4	Execution, Authentication, Delivery and Dating	59
Section 2.5	Registration, Registration of Transfer and Exchange	61
Section 2.6	Mutilated, Defaced, Destroyed, Lost or Stolen Notes	68
Section 2.7	Payment of Principal and Interest; Principal and Interest Rights Preserved	69
Section 2.8	Persons Deemed Owners	72
Section 2.9	Cancellation	73
Section 2.10	Representations and Warranties	73

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1	General Provisions	79
Section 3.2	Security for Notes	81
Section 3.3	Reserved	82
Section 3.4	Reserved	82
Section 3.5	Intermediaries	82

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1	Satisfaction and Discharge of Indenture	83
Section 4.2	Application of Trust Money	84
Section 4.3	Repayment of Monies Held by Paying Agent	84

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ARTICLE 14

MISCELLANEOUS

Section 14.1	Form of Documents Delivered to Trustee	180
Section 14.2	Acts of Noteholders	181
Section 14.3	Notices, etc., to Trustee, the Co-Issuers, the Collateral Manager, the Initial Purchasers, the Hedge Counterparties, the Rating Agencies	181
Section 14.4	[Reserved]	183
Section 14.5	Notices to Noteholders; Waiver	183
Section 14.6	[Reserved]	183
Section 14.7	Effect of Headings and Table of Contents	183
Section 14.8	Successors and Assigns	184
Section 14.9	Separability	184
Section 14.10	Benefits of Indenture	184
Section 14.11	Legal Holidays	184
Section 14.12	Governing Law	184
Section 14.13	Counterparts	185
Section 14.14	No Issuer Office Within the United States	185
Section 14.15	Rating Agency Provisions	185
Section 14.16	Liability of Co-Issuers	185

ARTICLE 15

ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

Section 15.1	Assignment of Collateral Management Agreement	186
Section 15.2	Notices of Default of Collateral Manager	188

SCHEDULES

Schedule I	Schedule of Collateral Interests
Schedule II	LIBOR Formula
Schedule III	S&P Recovery Rate, Fitch Recovery Matrix and Moody’s Recovery Rate
Schedule IV	[Reserved.]
Schedule V	Data Tape
Schedule VI	Auction Procedures
Schedule VII	Form of Representations, Warranties and Covenants for Mortgage Loan Interests, Subordinate Mortgage Loan Interests and Mezzanine Loan Interests
Schedule VIII	Form of Representations, Warranties and Covenants for Credit Tenant Lease Loans
Schedule IX	S&P’s Notching Criteria
Schedule X	S&P’s Types of Asset-Backed Securities Ineligible for Notching
Schedule XI	S&P’s Shadow Rating Grid

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EXHIBITS

Exhibit A	Form of Regulation S Global Note
Exhibit B	Form of Rule 144A Global Note
Exhibit C	Form of Definitive Note
Exhibit D	Forms of Investor Representation Letters
Exhibit E	Form of Regulation S Transferor Certificate
Exhibit F	Form of Exchange Certificate
Exhibit G	Form of Note Owner Certificate

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INDENTURE, dated as of March 28, 2006, among CBRE REALTY FINANCE CDO 2006-1, LTD., an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), CBRE REALTY FINANCE CDO 2006-1, LLC, a company organized under the laws of the State of Delaware (the “Co-Issuer” and together with the Issuer, the “Co-Issuers”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee, Collateral Administrator and Securities Intermediary (together with its permitted successors in the trusts hereunder, called the “Trustee”).

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties. The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Noteholders and for the benefit of the Trustee, the Collateral Administrator, each Paying Agent, the Collateral Manager, the Hedge Counterparties and the Securities Intermediary (collectively, including the Trustee on behalf of the Noteholders, the “Secured Parties”), a first priority security interest in all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all Money, instruments, accounts, general intangibles, letters of credit, deposit accounts, chattel paper, goods, documents, investment property and other property and rights consisting of, arising from or relating to the following: (a) the Initial Collateral Interests (listed in Schedule I to this Indenture) and all payments, proceeds, earnings, distributions, interest, dividends (whether of cash, securities, instruments or other property) thereon or with respect thereto and all Collateral Interests (including all Initial Collateral Interests listed in Schedule I to this Indenture (if any) and all Additional Collateral Interests, whether or not any of the same may become at any time or times Credit Risk Interests or Impaired Interests) which may be delivered to the Trustee in the future and all payments thereon or with respect thereto, (b) the Custodial Account, (c) the Payment Account, the Collection Account, the Uninvested Proceeds Account, the Expense Reserve Account, the Future Funding Asset Account, the Hedge Termination Receipts Account, and all investment property, money, instruments and other property credited to or carried in such accounts including, without limitation, the Eligible Investments, (d) the Issuer’s rights, remedies, powers, privileges and claims under or with respect to the Hedge Agreements and the CDO Servicing Agreement, (e) the Issuer’s rights, remedies, powers, privileges and claims under or with respect to the Collateral Management Agreement as set forth in Article 15 hereof, (f) all Cash or Money delivered to the Trustee (or its bailee), (g) the Issuer’s rights, remedies, powers, privileges and claims under or with respect to the Asset Transfer Agreements, (h) all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, goods, letters-of-

credit, letter-of-credit rights, oil, gas, and other minerals, and investment property consisting of, arising from, or relating to any of the foregoing, (i) all other assets of the Issuer other than transaction fees payable to the Issuer and its share capital on account of its ordinary shares held in its bank account in the Cayman Islands, together with, in each case, interest thereon, such bank account in the Cayman Islands and the Preferred Shares Collection Account and all funds credited to or deposited in such account, and (j) all proceeds, profits, rents, products, earnings, interest, dividends (whether in the form of cash, securities, instruments or other property), distributions (whether of rights, options, stock, warrants, securities or other property) of any of the foregoing; provided, that such security interest shall not extend to any property, cash or other amounts specifically released from the lien of this Indenture or otherwise to be paid to the Issuer in accordance with the terms hereof or to any Retained Rights (as defined in the Asset Transfer Agreements). The collateral described in the preceding sentence is referred to as the “Collateral.” Such Grants are made, however, in trust, to secure the Notes and the Hedge Agreements equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture, between any Note and any other Note by reason of difference in time of issuance or otherwise, and to secure in accordance with the priorities set forth in this Indenture: (i) the payment of all amounts due on the Notes and the Hedge Agreements in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and the Hedge Agreements and all amounts payable to the Collateral Manager under the Collateral Management Agreement, and (iii) compliance with the provisions of this Indenture and the Collateral Management Agreement, all as provided in this Indenture.

The Trustee hereby acknowledges such Grant, accepts the trusts hereunder and agrees to perform the duties herein in accordance with the provisions hereof, to the best of its ability such that the interests of the Noteholders and the Hedge Counterparties may be adequately and effectively protected.

Except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Collateral held for the benefit and security of the Secured Parties and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises. The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Trustee’s interest in the Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the obligations secured hereby.

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

“Account”: Each of the Custodial Account, the Collection Account, the Payment Account, the Uninvested Proceeds Account, the Expense Reserve Account, the Hedge Termination Receipts Account and the Future Funding Asset Account.

“Accountants’ Certificate”: A certificate of a firm of Independent certified public accountants of national reputation appointed by the Collateral Manager on behalf of the Issuer pursuant to Section 10.8, which may be the firm of independent accountants that audits the financial statements of the Issuer or the Collateral Manager.

“Act” and “Acts of Noteholders”: The meanings specified in Section 14.2.

“Additional Collateral Interests”: Any and all items of Collateral Interests which are purchased by the Issuer after the Closing Date pursuant to Article 12 hereof.

“Administration Agreement”: The Administration Agreement dated the Closing Date by and between the Administrator and the Issuer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, pursuant to which the Administrator shall perform various administrative functions on behalf of the Issuer, including communications with shareholders and the general public, and the provision of certain clerical, administrative and other services.

“Administrative Expenses”: Amounts due or accrued with respect to any Payment Date to: (i) the Trustee and the Collateral Administrator pursuant to Section 6.7 and the Preferred Shares Paying Agent under the Preferred Shares Agreement; (ii) the Independent accountants, agents and counsel of the Issuer for fees and expenses; (iii) the Rating Agencies for fees and expenses in connection with any rating of the Applicable Notes or any other ratings charges incurred by the Issuer; (iv) Maples Finance Limited pursuant to the Administration Agreement (v) the Collateral Manager pursuant to the Collateral Management Agreement (other than the Collateral Management Fee); (vi) the Back-Up Advancing Agent pursuant to Section 10.3(g), (vii) any other Person in respect of any governmental fee, charge or tax (including without limitation, any annual return fees and registered office fees); and (viii) any other Person in respect of any other fees or expenses (A) with respect to the actions taken on or in connection with the Closing Date or (B) permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture and the Notes.

“Administrator”: Maples Finance Limited and any successor or successors thereto.

“Advancing Agent”: CBRE Realty Finance, Inc. and any successor or successors thereto.

“Advancing Agent Fee”: A per annum rate of 0.02% of the Aggregate Collateral Balance of the Collateral Interests.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. With respect to the Co-Issuers, the definition of Affiliate shall not include Maples Finance Limited or any other special purpose vehicles to which it acts as share trustee or provides directors.

“Agent Members”: Members of, or participants in, DTC.

“Aggregate Collateral Balance”: As of any date of determination, the sum of (1) the Aggregate Principal Balance of all Collateral Interests plus (2) the Balance of Eligible Investments and Cash in the Collection Account representing Principal Proceeds as of such date plus (3) the Balance of Eligible Investments and Cash in the Uninvested Proceeds Account as of such date.

“Aggregate Outstanding Amount”: When used with respect to any of the Notes, the aggregate principal amount of such Notes that are Outstanding at the date of determination.

“Aggregate Principal Balance”: When used with respect to Collateral Interests, the sum of the Principal Balances of all the Collateral Interests on the date of determination.

“Applicable Notes”: With respect to any Rating Agency, as of any date of determination the Class or Classes of Notes rated thereby both (i) on the Closing Date and (ii) on such date of determination.

“Applicable Procedures”: The meaning specified in Section 2.5(b).

“Asset Transfer Agreements”: Collectively, the Seller Transfer Agreement and the Depositor Transfer Agreement.

“Auction”: An auction of the Collateral Interests in connection with an Auction Call Redemption.

“Auction Call Redemption”: The redemption of the Notes pursuant to and in accordance with Section 9.1(d) hereof.

“Auction Call Redemption Date”: Any Payment Date on or after the Payment Date occurring in April 2016, as to which the Issuer has elected to effect an Auction Call Redemption of the Notes on such date.

“Auction Call Redemption Price”: With respect to each Class of Notes, the sum of the Aggregate Outstanding Amount of such Class of Notes, plus accrued and unpaid interest thereon (including Default Interest, Deferred Interest and, in each case, interest thereon) at the applicable Note Interest Rate, or, with respect to any Note, such lesser amount as may be agreed by the holder of such Note pursuant to Section 9.1(c) hereof.

“Auction Date”: The date on which an Auction is to be conducted in connection with an Auction Call Redemption, which date shall be no later than 10 Business Days prior to any scheduled Redemption Date.

“Auction Procedures”: The procedures set forth on Schedule VI.

“Auction Purchase Agreement”: Has the meaning specified in Schedule VI.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Authorized Officer”: With respect to the Issuer or the Co-Issuer, any Officer who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer. With respect to the Collateral Manager, any officer, employee or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered to be in full force and effect until receipt by such other party of written notice to the contrary.

“Available Distribution Amount”: With respect to each Payment Date, (i) during the Ramp-Up Period and the Reinvestment Period, the Interest Proceeds (and, in accordance with Section 11.1(b), Principal Proceeds) in respect of the Collateral Interests and Eligible Investments received during the related Due Period and (ii) after the Reinvestment Period, Interest Proceeds and Principal Proceeds in respect of the Collateral Interests and Eligible Investments received during the related Due Period.

Notwithstanding the foregoing, the Available Distribution Amount shall not include (i) any amounts required to reimburse Nonrecoverable Interest Advances made by the Advancing Agent or the Trustee, together with interest thereon, at the Reimbursement Rate and (ii) any amounts required to reimburse Nonrecoverable Cure Advances made by the Collateral Manager out of funds received from the Majority Preferred Shareholder.

“Average Tranche Thickness”: Means (A) the sum of the product of (i) the outstanding Principal Balance of each Collateral Interest (excluding Collateral Interests that are CMBS Securities) and (ii) the Tranche Thickness of such Collateral Interest divided by (B) the sum of the outstanding Principal Balances of each Collateral Interest (excluding Collateral Interests that are CMBS Securities), rounded to the first decimal place.

“Backup Advancing Agent Fee”: A per annum rate of 0.00125% of the Aggregate Collateral Balance of the Collateral Interests. For purposes of the Priority of Payments, the Backup Advancing Agent Fee shall be categorized as an Administrative Expense of the Trustee and shall be paid at the times set forth herein and subject to the conditions and the priority of distribution provisions hereof.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: LaSalle Bank National Association in its individual capacity and not as Trustee.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended and/or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands.

“Beneficial Ownership Certification”: The meaning specified in Section 13.4.

“Board of Directors”: With respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Memorandum and Articles of Association of the Issuer.

“Board Resolution”: With respect to the Issuer, a resolution of the Board of Directors of the Issuer and with respect to the Co-Issuer, a resolution of the sole member of the Co-Issuer.

“Business Day”: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York, in the city where the Corporate Trust Office of the Preferred Shares Paying and Transfer Agent, the Advancing Agent or the CDO Servicer (but only with respect to actions required of the CDO Servicer) is located, in Chicago, Illinois, or, if there is a successor Trustee, in the city where the Corporate Trust Office of the successor Trustee is located, or, for final payment of principal, in the relevant place of presentation, are not open for business.

“Buy/Sell Interest”: A Collateral Interest with respect to which one of the participants or noteholders has exercised its right to require the other participant or noteholder to either (i) purchase such participant’s or noteholder’s interest or (ii) sell its interest to the participant or noteholder, exercising such right, in each case for the same price and in accordance with the related Underlying Instrument.

“Calculation Agent”: The meaning specified in Section 7.15.

“Calculation Amount”: With respect to any Impaired Interests at any time, the product of (x) the lesser of (a) the Market Value of such Impaired Interests (expressed as a percentage) and (b) the lesser of the S&P Recovery Rate, Fitch Applicable Recovery Rate or Moody’s Recovery Rate specified for such Impaired Interest on Schedule III hereto multiplied by (y) the outstanding principal amount of such Collateral Interest.

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“CDO Servicer”: Midland Loan Services, Inc., as servicer under the CDO Servicing Agreement and any successor thereto.

“CDO Servicing Agreement”: The CDO Servicing Agreement, dated as of the Closing Date, between the Issuer, the Trustee, the Collateral Manager and Midland Loan Services, Inc., as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Class”: All of the Notes having the same class designation, Note Interest Rate and Stated Maturity.

“Class A Notes”: Together, the Class A-1 Notes and the Class A-2 Notes.

“Class A-1 Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class A-1 Notes in full by their Stated Maturity Date and the timely payment of interest on such Class A-1 Notes.

“Class A-1 Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class A-1 Note Scenario Default Rate from the Class A-1 Note Break-Even Default Rate.

“Class A-1 Note Interest Amount”: The meaning set forth in Section 7.15(b).

“Class A-1 Note Interest Rate”: With respect to any Class A Note, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 0.34%.

“Class A-1 Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class A-1 Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class A-1 Notes”: The Co-Issuers’ $375,000,000 Class A-1 Floating Rate Secured Notes, Due March 2046.

“Class A-2 Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class A-2 Notes in full by their Stated Maturity Date and the timely payment of interest on such Class A-2 Notes.

“Class A-2 Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class A-2 Note Scenario Default Rate from the Class A-2 Note Break-Even Default Rate.

“Class A-2 Note Interest Amount”: The meaning set forth in Section 7.15(b).

“Class A-2 Note Interest Rate”: With respect to any Class A Note, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 0.38%.

“Class A-2 Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class A-2 Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class A-2 Notes”: The Co-Issuers’ $33,000,000 Class A-2 Floating Rate Secured Notes, Due March 2046.

“Class B Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class B Notes in full by their Stated Maturity Date and the timely payment of interest on such Class B Notes.

“Class B Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class B Note Scenario Default Rate from the Class B Note Break-Even Default Rate.

“Class B Note Interest Amount”: The meaning set forth in Section 7.15(b).

“Class B Note Interest Rate”: With respect to any Class B Note, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 0.45%.

“Class B Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class B Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class B Notes”: The Co-Issuers’ $34,500,000 Class B Floating Rate Secured Notes, Due March 2046.

“Class C Interest Coverage Ratio”: As of any Determination Date, a fraction (expressed as a percentage) the numerator of which is the aggregate amount of Interest Proceeds received in the related Due Period (net of any amounts payable pursuant to clauses (i), (ii) and (iii) of the Priority of Payments—Interest Proceeds and any reimbursements of Interest Advances and Nonrecoverable Cure Advances) and the denominator of which is the aggregate amount of interest accrued on the Class A Notes, the Class B Notes and the Class C Notes (including any Default Interest, any accrued and unpaid interest thereon and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) during the related Interest Accrual Period at the applicable Note Interest Rate.

“Class C Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class C Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class C Notes.

“Class C Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class C Note Scenario Default Rate from the Class C Note Break-Even Default Rate.

“Class C Note Interest Amount”: The meaning set forth in Section 7.15(b).

“Class C Note Interest Rate”: With respect to any Class C Note, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 0.70%.

“Class C Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class C Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class C Notes”: The Co-Issuers’ $15,000,000 Class C Floating Rate Secured Deferrable Interest Notes, Due March 2046.

“Class C Overcollateralization Ratio”: With respect to a determination made as of any date of calculation, a fraction (expressed as a percentage) the numerator of which is equal to (a) the sum of (1) the Net Collateral Interests Principal Balance as of such date plus (2) the Balance of Eligible Investments and cash in the Collection Account representing Principal Proceeds as of such date plus (3) the Balance of Eligible Investments and cash in the Uninvested Proceeds Account as of such date and the denominator of which is equal to (b) the Aggregate Outstanding Amount of the Class A Notes, the Class B Notes and the Class C Notes as of such date (including any Deferred Interest).

“Class D Interest Coverage Ratio”: As of any Determination Date, a fraction (expressed as a percentage) the numerator of which is the aggregate amount of Interest Proceeds received in the related Due Period (net of any amounts payable pursuant to clauses (i) and (ii) of the Priority of Payments and any reimbursements of Interest Advances) and the denominator of which is the aggregate amount of interest accrued on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes (including any Default Interest, any accrued and unpaid interest thereon and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) during the related Interest Accrual Period at the applicable Note Interest Rate.

“Class D Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class D Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class D Notes.

“Class D Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class D Note Scenario Default Rate from the Class D Note Break-Even Default Rate.

“Class D Note Interest Amount”: The meaning set forth in Section 7.15(b).

“Class D Note Interest Rate”: With respect to any Class D Note, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 0.90%.

“Class D Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class D Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class D Notes”: The Co-Issuers’ $13,500,000 Class D Floating Rate Secured Deferrable Interest Notes, Due March 2046.

“Class D Overcollateralization Ratio”: With respect to a determination made as of any date of calculation, a fraction (expressed as a percentage) the numerator of which is equal to (a) the sum of (1) the Net Collateral Interests Principal Balance as of such date plus (2) the Balance of Eligible Investments and cash in the Collection Account representing Principal Proceeds as of such date plus (3) the Balance of Eligible Investments and cash in the Uninvested Proceeds Account as of such date and the denominator of which is equal to (b) the Aggregate Outstanding Amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as of such date (including any Deferred Interest).

“Class E Interest Coverage Ratio”: As of any Determination Date, a fraction (expressed as a percentage) the numerator of which is the aggregate amount of Interest Proceeds received in the related Due Period (net of any amounts payable pursuant to clauses (i), (ii) and (iii) of the Priority of Payments—Interest Proceeds and any reimbursements of Interest Advances and Nonrecoverable Cure Advances) and the denominator of which is the aggregate amount of interest accrued on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes (including any Default Interest, any accrued and unpaid interest thereon and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) during the related Interest Accrual Period at the applicable Note Interest Rate.

“Class E Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class E Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class E Notes.

“Class E Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class E Note Scenario Default Rate from the Class E Note Break-Even Default Rate.

“Class E Note Interest Amount”: The meaning set forth in Section 7.15(b).

“Class E Note Interest Rate”: With respect to any Class E Note, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 1.30%.

“Class E Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class E Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class E Notes”: The Co-Issuers’ $9,000,000 Class E Floating Rate Secured Deferrable Interest Notes, Due March 2046.

“Class E Overcollateralization Ratio”: With respect to a determination made as of any date of calculation, a fraction (expressed as a percentage) the numerator of which is equal to (a) the sum of (1) the Net Collateral Interests Principal Balance as of such date plus (2) the Balance of Eligible Investments and cash in the Collection Account representing Principal Proceeds as of such date plus (3) the Balance of Eligible Investments and cash in the Uninvested Proceeds Account as of such date and the denominator of which is equal to (b) the Aggregate Outstanding Amount of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes as of such date (including any Deferred Interest).

“Class F Interest Coverage Ratio”: As of any Determination Date, a fraction (expressed as a percentage) the numerator of which is the aggregate amount of Interest Proceeds received in the related Due Period (net of any amounts payable pursuant to clauses (i), (ii) and (iii) of the Priority of Payments—Interest Proceeds and any reimbursements of Interest Advances and Nonrecoverable Cure Advances) and the denominator of which is the aggregate amount of interest accrued on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes (including any Default Interest, any accrued and unpaid interest thereon and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) during the related Interest Accrual Period at the applicable Note Interest Rate.

“Class F Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class F Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class F Notes.

“Class F Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class F Note Scenario Default Rate from the Class F Note Break-Even Default Rate.

“Class F Note Interest Amount”: The meaning set forth in Section 7.15(b).

“Class F Note Interest Rate”: With respect to any Class F Note, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 1.50%.

“Class F Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class F Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class F Notes”: The Co-Issuers’ $10,500,000 Class F Floating Rate Secured Deferrable Interest Notes, Due March 2046.

“Class F Overcollateralization Ratio”: With respect to a determination made as of any date of calculation, a fraction (expressed as a percentage) the numerator of which is equal to (a) the sum of (1) the Net Collateral Interests Principal Balance as of such date plus (2) the Balance of Eligible Investments and cash in the Collection Account representing Principal Proceeds as of such date plus (3) the Balance of Eligible Investments and cash in the Uninvested Proceeds Account as of such date and the denominator of which is equal to (b) the Aggregate Outstanding Amount of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes as of such date (including any Deferred Interest).

“Class G Interest Coverage Ratio”: As of any Determination Date, a fraction (expressed as a percentage) the numerator of which is the aggregate amount of Interest Proceeds received in the related Due Period (net of any amounts payable pursuant to clauses (i), (ii) and (iii) of the Priority of Payments—Interest Proceeds and any reimbursements of Interest Advances and Nonrecoverable Cure Advances) and the denominator of which is the aggregate amount of interest accrued on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes (including any Default Interest, Deferred Interest and any accrued and unpaid interest thereon and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) during the related Interest Accrual Period at the applicable Note Interest Rate.

“Class G Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class G Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class G Notes.

“Class G Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class G Note Scenario Default Rate from the Class G Note Break-Even Default Rate.

“Class G Note Interest Rate”: With respect to any Class G Note, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 2.75%.

“Class G Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class G Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class G Notes”: The Co-Issuers’ $13,500,000 Class G Floating Rate Secured Deferrable Interest Notes, Due March 2046.

“Class G Overcollateralization Ratio”: With respect to a determination made as of any date of calculation, a fraction (expressed as a percentage) the numerator of which is equal to (a) the sum of (1) the Net Collateral Interests Principal Balance as of such date plus (2) the Balance of Eligible Investments and cash in the Collection Account representing Principal Proceeds as of such date plus (3) the Balance of Eligible Investments and cash in the Uninvested Proceeds Account as of such date and the denominator of which is equal to (b) the Aggregate Outstanding Amount of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes as of such date (including any Deferred Interest).

“Class H Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class H Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class H Notes.

“Class H Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class H Note Scenario Default Rate from the Class H Note Break-Even Default Rate.

“Class H Note Interest Rate”: With respect to any Class H Note, the annual rate at which interest accrues on such Note, which will be equal to LIBOR for such Interest Accrual Period plus 3.25%.

“Class H Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class H Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class H Notes”: The Co-Issuers’ $4,500,000 Class H Floating Rate Secured Deferrable Interest Notes, Due March 2046.

“Class J Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class J Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class J Notes.

“Class J Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class J Note Scenario Default Rate from the Class J Note Break-Even Default Rate.

“Class J Note Interest Rate”: With respect to any Class J Note, the annual rate at which interest accrues on such Note, which will be equal to 6.00%.

“Class J Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class J Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class J Notes”: The Co-Issuers’ $24,000,000 Class J Fixed Rate Secured Deferrable Interest Notes, Due March 2046.

“Class K Note Break-Even Default Rate”: The maximum percentage of defaults that the portfolio of Collateral Interests can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class K Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class K Notes.

“Class K Note Default Differential”: With respect to any Determination Date, the rate obtained by subtracting the Class K Note Scenario Default Rate from the Class K Note Break-Even Default Rate.

“Class K Note Interest Rate”: With respect to any Class K Note, the annual rate at which interest accrues on such Note, which will be equal to 6.00%.

“Class K Note Scenario Default Rate”: An estimate of the cumulative default rate for the portfolio of Collateral Interests consistent with S&P’s rating of the Class K Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

“Class K Notes”: The Co-Issuers’ $20,250,000 Class K Fixed Rate Secured Deferrable Interest Notes, Due March 2046.

“Clearance System”: The Euroclear System or Clearstream or both.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant”: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: A Collateral Interest that is a security that is (i) in bearer form or endorsed in blank by an appropriate Person or (ii) registered in the name of a Clearing Corporation or the nominee of such Clearing Corporation and, if a certificated security, is held in the custody of such Clearing Corporation.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Closing Date”: March 28, 2006.

“Closing Date Expense Account”: The trust account established pursuant to Section 10.2.

“CMBS Securities”: Commercial mortgage backed securities that may be included in the Collateral.

“Co-Issuer”: CBRE REALTY FINANCE CDO 2006-1, LLC, a limited liability company organized under the laws of the State of Delaware until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuers”: The Issuer and the Co-Issuer.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral”: The meaning specified in the Granting Clauses.

“Collateral Administrator”: LaSalle Bank National Association and any successor or successors thereto.

“Collateral Database”: The meaning specified in Section 10.5.

“Collateral File”: Means the following, as applicable:

(a) With respect to each Mortgage Loan Interest that is a whole loan, the original promissory note endorsed to the Issuer or endorsed in blank and the original assignment of mortgage in favor of the Issuer or in blank (and, if applicable, all intervening assignments), the original or copy of the mortgage, the original or copy of the loan agreement, the assignment of leases and rents (and any intervening assignments thereof) and all other documents and instruments in the seller’s possession evidencing or guaranteeing or otherwise materially affecting such Mortgage Loan Interest.

(b) With respect to each Mezzanine Loan Interest that is a whole loan, the original promissory note endorsed to the Issuer or endorsed in blank, the original or copy of the security or pledge agreement, the original loan agreement, the intercreditor agreement, assignment and assumption agreement and all other documents and instruments in the seller’s possession evidencing or guaranteeing or otherwise materially affecting such Mezzanine Loan Interest.

(c) With respect to each Subordinate Mortgage Loan Interest, Mortgage Loan Interest or Mezzanine Loan Interest, that is in the form of a participation interest, the original of the participation certificate endorsed by the most recent endorsee prior to the seller (if any), the original or copy of the participation agreement, the assignment and assumption agreement and all other documents and instruments in the seller’s possession evidencing or guaranteeing or otherwise materially affecting such interest.

(d) With respect to each Mortgage Loan Interest or Subordinate Mortgage Loan Interest that is evidenced by a note (but is not a whole loan), the original promissory note endorsed to the Issuer or endorsed in blank, the original or copy of the related co-lender agreement and all other documents and instruments in the seller’s possession evidencing or guaranteeing or otherwise materially affecting such interest.

“Collateral Interest”: Each of the Mortgage Loan Interests, Subordinate Mortgage Loan Interests, CMBS Securities, Mezzanine Loan Interests, Credit Tenant Lease Loans or Real Estate CDO Securities, in each case, pledged to secure the Notes, including any Initial Collateral Interest identified on Schedule I hereto and any Additional Collateral Interest, whether held directly or indirectly by the Issuer.

“Collateral Interest Realized Loss”: Pursuant to any Collateral Interest’s Underlying Instrument, a “write-down” to such Collateral Interest’s Principal Balance that is not accompanied by a corresponding payment of principal due to a “realized loss,” “collateral support deficit,” “additional trust fund expense” or similar event.

“Collateral Management Agreement”: The Collateral Management Agreement, dated as of the Closing Date, between the Issuer and the Collateral Manager, as amended from time to time, in accordance with the terms thereof.

“Collateral Management Fee”: Together, the Senior Collateral Management Fee and the Subordinate Collateral Management Fee. Notwithstanding the foregoing, the Collateral Manager may waive any or all of the Collateral Management Fee with respect to any Due Period by written notice to the Issuer and the Trustee as set forth in the Collateral Management Agreement.

“Collateral Manager”: CBRE Realty Finance Management, LLC, until a successor Person shall become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Servicing Standard”. With respect to the Collateral Manager and the determination by the Collateral Manager as to whether to exercise a Cure Right described in Section 12.6, the following standard: (i) the same manner in which, and with the same care, skill, prudence and diligence with which, the Collateral Manager manages interests comparable to the Collateral Interests with similar borrowers and comparable underlying properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Collateral Manager manages comparable Collateral Interests owned by the Collateral Manager, in either case exercising commercially reasonable business judgment and acting in accordance with applicable law, the terms of this Indenture, the Collateral Management Agreement and the terms of each Collateral Interest and the related underlying instruments and (ii) without regard to (A) any relationship, including as lender on any other debt, that the Collateral Manager or any Affiliate of the Collateral Manager, may have with the underlying borrower, or any Affiliate of the borrower, or any other party to this Indenture (or any agreements relating to the Indenture); (B) the right of the Collateral Manager or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction (including, without limitation, any transaction related to the Collateral Management Agreement); and (C) the ownership, servicing or management for others of any security not subject to the Indenture by the Collateral Manager or any Affiliate thereof or the obligation of any Affiliate of the Collateral Manager to repurchase the Collateral Interest. For the avoidance of doubt, this definition of “Collateral Manager Servicing Standard” shall not limit in any manner the application of the standard of care set forth in the Collateral Management with respect to any other action taken by the Collateral Manager pursuant to the Collateral Management Agreement.

“Collateral Proceeds”: In connection with a Redemption, the Sale Proceeds resulting from the sale of the Collateral in accordance with Article 9, plus all Eligible Investments maturing on or prior to the Redemption Date and all funds expected to be on deposit in the Collection Account on the Redemption Date.

“Collateralization Rating”: With respect to the rating of the Hedge Counterparty or the Hedge Counterparty’s guarantor, (i) a long-term senior unsecured debt rating of “A1” or better by Moody’s (only if the short term debt of such party is rated “P-1”) or “Aa3” (if such party does not have a short-term debt rating of “P-1” or above), (ii) a short-term debt rating of “F1” and a long-term debt rating of “A” by Fitch and (iii) the short-term debt rating of such party is not lower than “A-1” by S&P or, if no short-term debt rating exists, the a long-term senior unsecured debt rating is not lower than “A+” by S&P. Any adjustment to the Minimum Hedge Counterparty Rating or the Collateralization Rating will be subject to the prior written consent of the applicable Rating Agency.

“Collection Account”: The trust account designated as such and established pursuant to Section 10.2.

“Commercial Mortgage Loans”: The commercial mortgage loans comprising or underlying the Collateral Interests.

“Conduit CMBS Securities”: CMBS Securities (A) issued by a single-seller or multi-seller conduit under which the holders of such CMBS Securities have recourse to a specified pool of assets (but not other assets held by the conduit that support payments on other series of securities) and (B) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the CMBS Securities) on the cash flow from a pool of commercial mortgage loans generally having the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors (with the creditworthiness of individual obligors being less material than for Large Loan CMBS Securities) and accordingly represent a relatively undiversified pool of obligor credit risk; (4) upon original issuance of such CMBS Securities no five commercial mortgage loans account for more than 20% of the aggregate principal balance of the entire pool of commercial mortgage loans supporting payments on such securities; (5) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (6) issued pursuant to a transaction where at least one class of securities was initially rated by a national statistical ratings organization unless with respect to this clause (6) the Rating Agency Condition with respect to S&P has been satisfied with respect to such Conduit CMBS Security.

“Controlling Class”: The Class A Notes or, if the Class A Notes have been paid in full, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Notes (voting as a single Class for this purpose) and, if the Class B through Class J Notes have been paid in full, the Class K Notes. Unless otherwise specifically set forth herein, any action to be taken by the Controlling Class shall be taken at the direction of at least a majority by principal amount of the Class A Notes, so long as the Class A Notes are the Controlling Class or at least 66-2/3% by principal amount of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Notes (in the aggregate) so long as such Classes are the Controlling Class, and at least 66-2/3% by principal amount of the Class K Notes in all other cases.

“Corporate Trust Office”: The principal corporate trust office of the Trustee, currently located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603, facsimile no. (312) 904-0524, Attention: CDO Trust Services Group—CBRE REALTY FINANCE CDO 2006-1, Ltd., or such other address as the Trustee may designate from time to time by notice to the Senior Noteholders, the Collateral Manager and the Co-Issuers or the principal corporate trust office of any successor Trustee.

“Coverage Tests”: The Interest Coverage Tests and the Overcollateralization Tests.

“Credit Risk Interest”: A Collateral Interest that, in the Collateral Manager’s reasonable business judgment has a significant risk of declining in credit quality or over time may become an Impaired Interest.

“Credit Tenant Lease Loans”: Mortgage loans secured by mortgages on commercial real estate properties that are subject to a lease to a single tenant.

“Cure Advance”: The meaning specified in Section 12.6.

“Custodial Account”: The account designated as such and established pursuant to Section 10.2 with the Securities Intermediary in the name of the Trustee.

“Custodian”: LaSalle Bank National Association, in its capacity as custodian for the Depositary, until a successor Person becomes such custodian and thereafter such Person.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Charge”: Any late charge or additional interest paid by a borrower with respect to late payments on the Collateral Interests.

“Default Interest”: Any interest due and payable in respect of the Class A Notes or the Class B Notes (or if none of the Class A Notes or the Class B Notes are outstanding, the most senior Class of Notes then Outstanding) which is not punctually paid or duly provided for on the applicable Payment Date or at the Stated Maturity of the applicable Note.

“Defaulted Hedge Termination Payments”: Any termination payment required to be made by the Issuer to a Hedge Counterparty pursuant to a Hedge Agreement in the event of a termination of a Hedge Agreement in respect of which the Hedge Counterparty is the sole Defaulting Party or sole Affected Party (each as defined in the related Hedge Agreement).

“Deferred Interest”: With respect to the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes or the Class K Notes the meaning specified in Section 2.7(a).

“Definitive Notes”: Registered definitive notes in substantially the form set forth in Exhibit D.

“Deliver” or “Delivery”: The taking of the following steps by the Issuer:

(a) with respect to such of the Collateral as constitutes an instrument, tangible chattel paper or money, causing the Trustee to take possession of such instrument indorsed to the Trustee or in blank, or such money or tangible chattel paper in the State of New York or the State of Illinois;

(b) with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Trustee to acquire possession of the related security certificate in the State of New York or the State of Illinois;

(c) with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Trustee to acquire possession of the related security certificate in the State of New York or the State of Illinois, indorsed to the Trustee or in blank by an effective indorsement, or registered in the name of the Trustee or its nominee, upon original issue or registration of transfer, by the issuer of such certificated security.

(d) with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Trustee as the registered owner of such uncertificated security;

(e) with respect to such of the Collateral as constitutes a security entitlement, causing the Securities Intermediary to indicate by book entry that the financial asset relating to such security entitlement has been credited to the appropriate Account;

(f) with respect to such of the Collateral as constitutes an account or a general intangible, causing a financing statement describing such portion of the Collateral (or all personal property of the Issuer) as collateral and naming the Issuer as the debtor and the Trustee as the secured party, to be effectively filed with the appropriate filing office in the District of Columbia under the District of Columbia Uniform Commercial Code;

(g) in the case of each of paragraphs (a) through (f) above, such additional or alternative procedures as may hereafter become appropriate to Grant a first priority perfected security interest in such items of the Collateral to the Trustee, consistent with applicable law or regulations.

In each case of Delivery contemplated herein, the Trustee shall make appropriate notations on its records, and shall cause same to be made on the records of its nominees, if any, indicating that such securities are held for the benefit of the Notes pursuant to and as provided herein.

Effective upon Delivery of any item of the Collateral, the Trustee shall be deemed to have (i) represented that its purchase (as defined in Section 1-201(32) of the UCC) of such item of the Collateral is made for value, in good faith, and without notice of any adverse claim thereto appearing on the face of such item (if in physical form) or otherwise known to a Trust Officer of the Trustee; provided, that such representation shall not impose any other affirmative duty or obligation upon the Trustee with regard to inquiry or investigation of, or constructive notice of, adverse claims; and (ii) acknowledged that it holds such item of the Collateral as Trustee hereunder for the benefit of the Holders of the Notes. Any additional or alternative procedures for accomplishing “Delivery” for purposes of paragraph (g) of this definition shall be permitted only upon delivery to the Trustee of an Opinion of Counsel to the effect that such procedures are appropriate to Grant a first priority perfected security interest in the applicable type of collateral.

“Depositary”: With respect to the Regulation S Global Notes and the Rule 144A Global Notes, DTC, its nominees, and their respective successors.

“Depositor”: CBRE Realty Finance CDO 2006-1 Depositor, LLC.

“Depositor Transfer Agreement”: The transfer agreement, dated as of March 28, 2006 between the Depositor and the Sellers.

“Determination Date”: With respect to each Payment Date, the fourth Business Day prior to such Payment Date.

“Discretionary Sale”: The meaning specified in Section 12.1(e).

“Disqualified Transferee”: The meaning specified in Section 2.5(g).

“Distribution”: Any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Interest or Eligible Investment.

“Distribution Compliance Period”: The period ending on the 40th day after the later of the conclusion of the offering of the Notes and the Closing Date, it being assumed that such period shall end on the 40th day after the Closing Date.

“Dollar” or “$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which a Distribution is due on a Pledged Interest.

“Due Period”: With respect to any Payment Date, the period commencing immediately following the Determination Date with respect to the preceding Payment Date (or commencing on the Closing Date, in the case of the Due Period relating to the first Payment Date), and ending on (and including) the Determination Date with respect to such current Payment Date.

“Effective Date”: The date that is the earliest of (i) October 27, 2006 (the seventh-month anniversary of the Closing Date), (ii) the date on which the Issuer has purchased, with amounts on deposit in the Uninvested Proceeds Account, Additional Collateral Interests, such that the aggregate principal balance of the Initial Collateral Interests and Additional Collateral Interests together equals or exceeds $600,000,000 or (iii) such earlier date, if any, that is designated by the Collateral Manager, subject to the conditions described herein; provided that if such day does not fall on a Business Day, the Effective Date will be the next succeeding Business Day.

“Eligibility Criteria”: The meanings specified in Section 12.2(a).

“Eligible Account”: A separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which has a long-term unsecured debt rating of at least “AA-” and a short-term unsecured debt rating of at least “A-1” by S&P and has a long-term unsecured debt rating of at least “A” and a short-term unsecured debt rating of at least “F1” by Fitch or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Investments”: Any U.S. Dollar denominated investment that, at the time it is delivered to the Trustee (directly or through a Securities Intermediary or bailee), is one or more of the following obligations or securities (or security entitlements), including, without limitation, any Eligible Investments for which the Trustee or an Affiliate of the Trustee provides services:

(a) direct Registered obligations of, and Registered obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

(b) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of at least “A-1” and “F1” in the case of commercial paper and short term obligations or at least “AA-” and “AA-” in the case of long term obligations by S&P and Fitch; respectively, provided, that in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of “AA-” by S&P and Fitch.

(c) commercial paper or other short-term obligations having at the time of such investment a credit rating of “A-1+” and “F1+” by S&P and Fitch, respectively, and that are Registered and either are bearing interest or are sold at a discount from the face amount thereof and have a maturity of not more than 30 days from their date of issuance; provided, that if such security has a maturity of longer than 30 days, the issuer thereof must also have at the time of such investment a long-term credit rating of “AA” and “AA” or better by S&P and Fitch, respectively;

(d) off-shore money market funds the investments of which are limited to any investments described in clause (i) and which funds have, at all times, a credit rating of “AAAm/AAAt” by S&P; and

(e) on-shore money market funds the investments of which are limited to any investments described in clause (i) and which funds have, at all times, a credit rating of “AAAm/AAAt” by S&P;

and, in each case, with respect to Eligible Investments purchased with funds in each Account, with a Stated Maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Payment Date next following the acquisition of such securities or instruments; provided, however, that Eligible Investments shall not include any interest-only security; any security purchased at a price in excess of 100% of par; any investment that has a rating from S&P, if such investment shall have an “r” or “t” highlighter affixed to its rating from S&P; any security whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager; obligations the purchase of which would cause the Issuer to fail to be a Qualified REIT Subsidiary or any mortgage-backed security.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default”: The meaning specified in Section 5.1.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Expense Reserve Account”: The trust account established pursuant to Section 10.2.

“Financial Market Publisher”: Bloomberg, L.P., Intex Solutions, Inc., and the Trepp Group LLC.

“Financing Statements”: Financing statements relating to the Collateral naming the Issuer as debtor and the Trustee on behalf of the Noteholders as secured party.

“Fitch”: Fitch, Inc. and any successor or successors thereto.

“Fitch Applicable Recovery Rate”: With respect to any Impaired Interest on any Measurement Date, an amount equal to the percentage corresponding to the domicile and seniority of such Impaired Interest, as applicable, as currently set forth in Schedule III hereto (the Fitch Recovery Matrix); providing that the applicable percentage shall be the percentage corresponding to the rating of the most senior outstanding Class of Notes then rated by Fitch.

“Fitch Loan Diversity Index Score”: The amount determined by the Collateral Manager on any Measurement Date, by the sum of the series of products obtained for each Collateral Interest, by squaring the quotient of (x) the principal balance on such Measurement

Date of each Collateral Interest and (y) the aggregate principal balance of all Collateral Interests on such Measurement Date, multiplied by 10,000. In the event that cash has been received in respect of Principal Proceeds of the Collateral Interests since the immediately preceding Measurement Date but has not been reinvested in Additional Collateral Interests as of the current Measurement Date, the amount held in cash shall be divided into a Cash Security Exposure in the amount of the average Collateral Interest on such Measurement Date, with any remainder as an additional Cash Security Exposure (each one individually and collectively, as applicable, referred to herein as a “Cash Security Exposure”). The Fitch Loan Diversity Index Score shall then be calculated as the sum of the series of products obtained for each Collateral Interest and Cash Security Exposure by squaring the quotient of (x) the Principal Balance on such Measurement Date of each such Collateral Interest and each such Cash Security Exposure and (y) the aggregate principal balance of all Collateral Interests and Cash Security Exposures on such Measurement Date, multiplied by 10,000.

“Fitch Loan Diversity Index Test”: A test that will be satisfied if on any Measurement Date the Fitch Loan Diversity Index Score for the Collateral Interests is less than or equal to 364.

“Fitch Poolwide Expected Loss”: The output generated using Fitch’s modified CMBS multi-borrower model as applied to all Collateral Interests that are loans.

“Fitch Poolwide Expected Loss Test”: A test that will be satisfied on any Measurement Date if the Fitch Poolwide Expected Loss is equal to or less than 31.625%.

“Fitch Rating”: With respect to any Collateral Interest:

(a) if such Collateral Debt Security is rated by Fitch, such rating;

(b) if such Collateral Debt Security is not rated by Fitch and a rating is published by both S&P and Moody’s, the Fitch Rating shall be the lower of such ratings; and, except with respect to any Loan, if a rating is published by only one of S&P and Moody’s, the Fitch Rating shall be that published rating by S&P or Moody’s, as the case may be; or

(c) if the Fitch Rating cannot be assigned in accordance with clauses (a) or (b) above, the Issuer (or the Collateral Manager on behalf of the Issuer) shall apply to Fitch for a credit assessment which thereafter shall be the Fitch Rating; provided that

(x) if such Collateral Debt Security has been put on rating watch negative for possible downgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (a) or (b) above shall be one rating subcategory below such rating by that Rating Agency, and

(y) if such Collateral Debt Security has been put on rating watch positive for possible upgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (a) or (b) above shall be one rating subcategory above such rating by that Rating Agency, and

(z) notwithstanding the rating definition described above, Fitch reserves the right to issue a rating estimate for any Collateral Debt Security at any time.

“Fitch Recovery Rate”: Means with respect to any Impaired Interest on any Measurement Date, an amount equal to the percentage corresponding to the domicile, original rating, seniority, and tranche thickness of such Impaired Interest, as applicable, as currently set forth on the Closing Date in “Global Rating Criteria for Collateralized Debt Obligations” available at www.fitchratings.com. Fitch may, from time to time, modify or replace this criteria and Fitch may apply the current criteria which may have modified or replaced this report if Fitch provides notice thereof to the Issuer, the Collateral Manager and the Trustee.

“Fixed Rate Notes”: Collectively, the Class J and Class K Notes.

“Floating Rate Notes”: Collectively, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Notes.

“Future Funding Asset”: A Collateral Interest that (a) requires the holder thereof to make one or more future advances to the obligor under the underlying instruments relating thereto, (b) specifies a maximum aggregate amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereof; provided, however, that any such Future Funding Asset will be a Future Funding Asset only until all commitments by the Seller of such Future Funding Asset to make advances to the obligor thereof expire or are terminated or reduced to zero.

“Global Note”: A Regulation S Global Note or a Rule 144A Global Note.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Interests, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Pledged Interests, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Granting Date”: With respect to any Initial Collateral Interest, the Closing Date, and with respect to any Additional Collateral Interest the date such Additional Collateral Interest was Granted to the Trustee (directly or indirectly).

“Hedge Agreement”: The Initial Hedge Agreement and any other interest rate cap agreements, interest rate floor agreements, interest rate swap agreements (including related confirmations) or similar agreements entered into to hedge the Issuer’s interest rate exposure, subject to and in accordance with the requirements set forth herein.

“Hedge Counterparty”: Any institution or institutions, including the Initial Hedge Counterparty, with whom the Issuer enters into interest rate caps, interest rate floors, interest rate swap agreements or similar agreements that address interest rate exposure, in each case with respect to which the Rating Agency Condition has been satisfied, or any permitted assignees or successors of such institutions under any Hedge Agreements with respect to which the Rating Agency Condition has been satisfied.

“Hedge Replacement Proceeds”: Any amounts received from a replacement counterparty in consideration for entering into a replacement agreement for a terminated Hedge Agreement.

“Hedge Termination Receipts”: Has the meaning as set forth in Section 12.5(b) herein.

“Hedge Termination Receipts Account”: Has the meaning as set forth in Section 12.5(b) herein.

“Herfindahl Index”: An index calculated by the Collateral Manager by dividing (i) one by (ii) the sum of, with respect to each Collateral Interest, (x) the Principal Balance of such Collateral Interest divided by (y) the Aggregate Principal Balance of all Collateral Interests, raised to the second power. For purposes of calculating the Herfindahl Index, all Collateral Interests from a single issue of CMBS Securities shall be treated as a single Collateral Interest.

“Herfindahl Score”: A measurement of the diversity of a pool of loans of unequal size calculated in accordance with the Herfindahl Index.

“Highest Auction Price”: In connection with a Redemption, the bid or bids for the Collateral Interests resulting in the highest auction price of one or more Subpools of Collateral Interests.

“Holder” or “Noteholder”: With respect to any Note, the Person in whose name such Note is registered in the Note Register.

“Impaired Interest”: A Collateral Interest if (a) it is not a CMBS Security or a Real Estate CDO Security and foreclosure or a payment default (whether or not declared) with respect to such Collateral Interest or the related Commercial Mortgage Loan has occurred or (b) it is a CMBS Security or Real Estate CDO Security and the published rating of such Collateral Interest has been downgraded, qualified or withdrawn by any Rating Agency from the ratings that were in place as of the date of purchase by the Issuer.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

“Independent”: As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Initial Collateral Interests”: The Collateral Interests that are purchased on the Closing Date with the net proceeds from the sale of the Notes, the net proceeds from the sale of the Preferred Shares and certain other amounts on the Closing Date, which Initial Collateral Interests are set forth on Schedule I hereto.

“Initial Hedge Agreement”: The hedge agreement entered into between the Issuer and the Initial Hedge Counterparty, as amended from time to time, including any confirmations evidencing the transactions thereunder.

“Initial Hedge Counterparty”: Deutsche Bank AG, New York Branch, a national banking association, or its successor and assigns.

“Initial Purchasers”: Deutsche Bank Securities Inc., Bank of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, and Wachovia Capital Markets, LLC, in their respective capacities as initial purchasers under the Purchase Agreement.

“Interest Accrual Period”: For the Floating Rate Notes, with respect to each Payment Date, the period commencing on the first day following the end of the preceding Interest Accrual Period (or, in the case of the first Payment Date, commencing on and including the Closing Date) and ending on and including the day before the next Payment Date. For the Fixed Rate Notes, with respect to each Payment Date, the calendar month preceding the month in which such Payment Date occurs.

“Interest Advance”: The meaning specified in Section 10.3(a).

“Interest Coverage Ratio”: The Class C Interest Coverage Ratio, the Class D Interest Coverage Ratio, Class E Interest Coverage Ratio, Class F Interest Coverage Ratio and the Class G Interest Coverage Ratio, as applicable.

“Interest Coverage Tests”: The Class C Interest Coverage Test, the Class D Interest Coverage Test, Class E Interest Coverage Test, Class F Interest Coverage Test, the Class G Interest Coverage Test, as applicable. The Interest Coverage Test with respect to each Class of Notes is satisfied as of any Payment Date when the Interest Coverage Ratio for such Class is equal to or exceeds the required level set forth below:

Interest Coverage Test	Required Interest Coverage Ratio
Class C Interest Coverage Test	135.00%
Class D Interest Coverage Test	132.00%
Class E Interest Coverage Test	129.00%
Class F Interest Coverage Test	125.00%
Class G Interest Coverage Test	121.00%

“Interest Proceeds”: With respect to any Payment Date include, without duplication: (i) all cash payments of interest (including default interest and similar late payment charges, provided that liquidation proceeds shall be applied to principal on the related Collateral Interest prior to payment of any such amounts) or dividends and other distributions received during the related Due Period on (A) the Collateral Interests and (B) Eligible Investments, (ii) accrued interest received in connection with a sale of Collateral Interests or Eligible Investments, (iii) Sale Proceeds received with respect to Collateral Interests or Buy/Sell Interests in excess of par value of such Collateral Interest, (iv) all payments pursuant to the Hedge Agreements with respect to such Payment Date received on or prior to such Payment Date excluding any amounts received as hedge termination payments during the related Due Period, (v) Reinvestment Income, if any, (vi) all payments received with respect to any Impaired Interests in excess of the greater of the original purchase price or the par value of such Impaired Interests, (vii) all payments of principal on Eligible Investments purchased with the proceeds of the foregoing, (viii) any retained distribution or additional capital contribution designated as Interest Proceeds, in each case received during the related Due Period, and (ix) any Interest Advances made by the Advancing Agent or the Trustee in respect of such Payment Date, in each case, without duplication and for the avoidance of doubt, net of any fees and expenses payable or paid to the CDO Servicer or any other servicer under a Servicing Agreement.

“Interest Shortfall”: The meaning specified in Section 10.3(a).

“Intermediary”: A Clearing Corporation or a Person, including a bank or broker, that in the ordinary course of business maintains securities accounts for others and is acting in that capacity.

“Investment Company Act”: The United States Investment Company Act of 1940, as amended.

“Investor Representation Letter”: A certificate delivered by a prospective transferee of a Note in the form of Exhibit E hereto.

“Issuer”: CBRE Realty Finance CDO 2006-1, Ltd., an exempted company incorporated under the laws of the Cayman Islands, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request, which may be in the form of a standing order or blanket request, dated and signed in the name of the Issuer by an Authorized Officer of the Issuer or the Co-Issuer, or by an Authorized Officer of the Collateral Manager where permitted pursuant to the Collateral Management Agreement, as the context may require or permit.

“Junior Notes”: The Class J Notes and the Class K Notes.

“Large Loan CMBS Securities”: CMBS Securities (other than CMBS Conduit Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the CMBS Securities) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties. They generally have the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance one or more outstanding loans the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (4) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; (5) the valuation of individual properties securing the commercial mortgage loans is the primary factor in any decision to invest in those securities; and (6) issued pursuant to a transaction where at least one class of securities was initially rated by a national statistical ratings organization unless with respect to this clause (6) the Rating Agency Condition with respect to S&P has been satisfied with respect to such CMBS Large Loan Security.

“LaSalle”: The meaning set forth in Section 6.15(a) hereof.

“LIBOR”: The meaning set forth in Schedule II attached hereto.

“LIBOR Determination Date”: The meaning set forth in Schedule II attached hereto.

“Listed Bidders”: The Qualified Bidders identified on the then-current Qualified Bidder List.

“Majority”: With respect to any Class or Classes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as the case may be; for the avoidance of doubt, where the term “Majority” is used with respect to two or more Classes acting collectively, “Majority” shall refer to more than 50% of the Aggregate Outstanding Amount of such Classes collectively and, with respect to the Preferred Shares, means the holders of greater than 50% of the outstanding Preferred Shares.

“Mandatory Redemption”: The redemption of the Notes pursuant to and in accordance with Section 11.1(a)(ix), (xii), (xv), (xviii) or (xxi) or 11.1(b)(iv), (vii), (x), (xiii) or (xvi) hereof.

“Mandatory Redemption Date”: Any Payment Date on which a Mandatory Redemption of any Class of Notes is required pursuant to Section 11.1(a)(ix), (xii), (xv), (xviii) or (xxi)or 11.1(b) (iv), (vii), (x), (xiii) or (xvi) hereof.

“Market Value”: With respect to any particular Collateral Interest for the purpose of determining the Calculation Amount, means either (1) if only two indicative marks are received, the lower of the indicative marks of such interest (expressed as a percentage), quoted by two independent market makers (which may include the Initial Purchasers), independent dealers or active market participants in interests comparable to the Collateral Interest, none of which is the Trustee, the Collateral Manager or an Affiliate thereof, or (2) if three or more indicative marks are received, the average of the highest and lowest indicative marks of such interest (expressed as a percentage), quoted by at least three independent market makers (which may include the Initial Purchasers), dealers or active market participants in interests comparable to the Collateral Interest, none of which is the Trustee, the Collateral Manager or an Affiliate thereof. If the Collateral Manager is unable to determine Market Value as provided in (1) or (2) after reasonable efforts, or the Collateral Manager reasonably believes that the indicative marks received do not reasonably reflect the value of the Impaired Interest, “Market Value” means the value, as determined by the Collateral Manager in its reasonable judgment and certified as being so determined to the Trustee and the Rating Agencies equal to (A) with respect to a Collateral Interest which is a Commercial Mortgage Loan or interest therein (not including any CMBS Securities originally representing an interest in more than one Commercial Mortgage Loan underlying such CMBS Securities) or a Mezzanine Loan Interest, the appraised value of the related Mortgaged Property, less the principal amount of any Senior Loan or similar senior claim on the Mortgaged Property or the income from or proceeds thereof, as reflected on the most recent appraisal available to the Collateral Manager and (B) with respect to a Collateral Interest which is a CMBS Security or Real Estate CDO Security originally representing an interest in more than one underlying commercial mortgage loan such market value as determined by the Collateral Manager in its reasonable judgment, provided that, (i) the Market Value determined by the Collateral Manager pursuant to clause (B) will be effective only for a period of 30 days following such determination and (ii) the Collateral Interests for which market values were determined pursuant to clause (B) may not constitute more than 5% of the Aggregate Collateral Balance at any given time. If the conditions described in (i) and (ii) are not met, the Collateral Manager will be required to determine the Market Value in the manner described in (1) and (2) above.

“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for Redemption or otherwise.

“Maturity Date”: The Payment Date in March 2046.

“Measurement Date”: Any of the following: (i) the Closing Date; (ii) the Effective Date, (iii) any date after the Effective Date upon which a sale, purchase or substitution of Collateral Interests (giving effect to such sale, purchase or substitution) occurs; (iv) each Determination Date; (v) any date a Collateral Interest becomes an Impaired Interest; and (vi) with reasonable notice to the Issuer and the Trustee, any other Business Day that either Rating Agency or the Holders of at least 66 2/3% of the aggregate principal amount of any Class of

Notes requests be a Measurement Date; provided that, if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the first following day that is a Business Day.

“Mezzanine Loan”: A loan secured by an ownership interest in an entity owning commercial property.

“Mezzanine Loan Interests”: Mezzanine Loans and participation interests (including senior and pari passu participation interests) in Mezzanine Loans.

“Minimum Hedge Counterparty Rating”: With respect to the rating of the Hedge Counterparty or the Hedge Counterparty’s guarantor, (i) both a short term debt rating of “P-1” or better by Moody’s and a long-term senior unsecured debt rating of “Aa3” by Moody’s, (ii) a short-term debt rating of “F2” and a long-term debt rating of “BBB+” by Fitch and (iii) a short-term debt rating of “A-3” by S&P, or, if no short-term debt rating exists, a long-term senior unsecured debt rating of “BBB-“ by S&P.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Moody’s”: Moody’s Investors Service, Inc. and any successor or successors thereto.

“Moody’s Maximum Weighted Average Rating Factor Test”: A test that will be satisfied on any date of determination if the Moody’s Tranched Weighted Average Rating Factor of the Collateral Interests is equal to or less than 3,325.

“Moody’s Minimum Tranche Thickness Test”: A test that will be satisfied on any Measurement Date if the Average Tranche Thickness is at least 10%.

“Moody’s Rating”: With respect to any Collateral Interest:

(a) if such Collateral Interest is rated by Moody’s, such rating;

(b) if such Collateral Interest is not rated by Moody’s, then the Moody’s Rating of such Collateral Interest shall be deemed to be the rating thereof as may be assigned by Moody’s upon the request of the Issuer or the Collateral Manager, provided that the Collateral Manager may, consistent with Moody’s published criteria for underwriting and tranching of commercial real estate loans, use its estimated tranched ratings for Collateral Interests representing up to 5% of the Collateral Interest Principal Balance represented by Mortgage Loan Interests, Subordinate Mortgage Loan Interests, and Mezzanine Loan Interests; provided that the Collateral Manager shall submit such Collateral Interests for a Moody’s estimated rating with 30 days of acquisition;

(c) with respect to the CMBS Securities that are CMBS conduit securities (i.e., CMBS Securities representing interests in a pool of commercial mortgage loans), if such Collateral Interest is not rated by Moody’s, and no other security or obligation of the issuer or the obligor is rated by Moody’s and neither the Issuer nor the Collateral Manager obtains a Moody’s Rating for such Collateral Interest pursuant to clause (ii) above, then the Moody’s Rating of such Collateral Interest may be determined using any one of the following methods:

(i) if such Collateral Interest is rated by both S&P and Fitch or if such Collateral Interest is only rated by either S&P or Fitch but Moody’s has rated other classes in the same transaction then the Moody’s Rating will be 2 subcategories lower than the lowest Moody’s equivalent rating then outstanding on the Collateral Interest; or

(ii) if such Collateral Interest is only rated by one rating agency, then the Issuer or the Collateral Manager on behalf of the Issuer may request that Moody’s assign a rating for such Collateral Interest, which shall be such Collateral Interest’s Moody’s Rating.

(d) if such Collateral Interest is rated at least “BBB” by S&P, then the Moody’s Rating of such Collateral Interest will be one subcategory below the Moody’s equivalent of the rating assigned by S&P; or

(e) if such Collateral Interest is rated “BB+” or below by S&P, then the Moody’s Rating of such Collateral Interest will be two subcategories below the Moody’s equivalent of the rating assigned by S&P.

Notwithstanding the foregoing, Collateral Interests representing no more that 20% of the Collateral Interest Principal Balance may be rated pursuant to clauses (iii) and (iv) above and no single Collateral Interest Principal Balance that represents more than 5% of the Collateral Interest Principal Balance can be rated pursuant to clause (iii) or (iv) above.

“Moody’s Rating Factor”: With respect to any Collateral Interest is the number set forth in the table below opposite the Moody’s Rating of such Collateral Interest:

Moody’s Rating	Moody’s Rating Factor	Moody’s Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

For purposes of the Moody’s Maximum Weighted Average Rating Factor Test, if a Collateral Interest does not have a Moody’s Rating assigned to it at the date of acquisition, the Moody’s Rating Factor with respect to such Collateral Interest will be 10,000 for a period of 90 days from the acquisition of such Collateral Interest. After such 90-day period, if such Collateral Interest is not rated by Moody’s and no other security or obligation of the issuer thereof or obligor thereon is rated by Moody’s and the Issuer or the Collateral Manager seeks to obtain an estimate of a Moody’s Rating Factor, then the Moody’s Rating Factor of such Collateral Interest will be deemed to be such estimate thereof as may be assigned by Moody’s upon the request of the Issuer or the Collateral Manager.

“Moody’s Recovery Rate”: With respect to a Collateral Interest on any Measurement Date, an amount equal to the percentage for such Collateral Interest set forth in the Moody’s Recovery Rate Matrix attached hereto as Schedule III in (x) the applicable table and (y) the row in such table opposite the Moody’s Rating (determined in accordance with procedures prescribed by Moody’s for such Collateral Interest on the date of its purchase by the Issuer or, in the case of an Impaired Interest, the Moody’s Rating immediately prior to default).

“Moody’s Weighted Average Recovery Rate”: As of any Measurement Date, a rate expressed as a percentage equal to the number obtained by (i) summing the products obtained by multiplying the principal balance of each Collateral Interest by its Moody’s Recovery Rate and (ii) dividing such sum by the aggregate principal balance of the Collateral Interests and (iii) rounding up to the first decimal place. For this purpose, the principal balance of an Impaired Interest will be deemed to be equal to its outstanding principal amount (excluding any capitalized interest thereon).

“Moody’s Weighted Average Recovery Rate Test”: A test that will be satisfied as of any Measurement Date if the Moody’s Weighted Average Recovery Rate is greater than or equal to 18%.

“Moody’s Tranched Weighted Average Rating Factor”: On any Measurement Date is the number obtained by dividing (i) the sum of the series of products obtained for any Collateral Interest by multiplying (a) the tranched principal balance on such Measurement Date of each such Collateral Interest by (b) its respective Moody’s Rating Factor on such Measurement Date by (ii) the aggregate tranched principal balance on such Measurement Date of all Collateral Interests and rounding the result up to the nearest whole number.

“Mortgage Loan Interests”: Commercial Mortgage Loans or Participation Interests (including senior and pari passu Participation Interests) in Commercial Mortgage Loans.

“Mortgaged Properties”: One or more mortgages, deeds of trust or other similar security instruments creating a lien on the related borrower’s fee estate or leasehold estate in one or more multifamily or commercial properties securing the Commercial Mortgage Loans comprising or underlying the Collateral Interests.

“Net Collateral Interests Principal Balance”: As of any date of determination, an amount equal to the sum of (i) the outstanding principal balance (net of writedowns and appraisal reductions as provided in the applicable Underlying Instrument) of the Collateral Interests on such date (other than any Impaired Interests) and (ii) the aggregate Calculation Amount of any Impaired Interests.

“Non-U.S. Person”: A Person who is not a U.S. Person.

“Non-U.S. Person Certificate”: A certificate substantially in the form of Exhibit F hereto.

“Nonrecoverable Cure Advance”: Any Cure Advance previously made or proposed to be made pursuant to Section 12.6 herein that the Collateral Manager has determined in its sole discretion, exercised in good faith (subject to a Servicer Override), that the amount so advanced or proposed to be advanced will not be recoverable from subsequent collections from the specific Collateral Interest with respect to which such Cure Advance was made or proposed to be made.

“Nonrecoverable Interest Advance”: Any Interest Advance previously made or proposed to be made which, in the judgment of the Advancing Agent or the Trustee, as applicable, will not be ultimately recoverable from future Available Distribution Amounts. Any determination of recoverability by the Advancing Agent or the Trustee, as applicable, shall be subject to the standard set forth in Section 10.3(b).

“Note Interest Rate”: With respect to the Notes of any Class, the annual rate at which interest accrues on the Notes of such Class, as specified in Section 2.3.

“Note Payment Sequence”: The application of Principal Proceeds to pay principal (and Deferred Interest) on the Notes in the following order, in each case until paid in full: (i) Class A-1 Notes, (ii) Class A-2 Notes, (iii) Class B Notes, (iv) Class C Notes, (v) Class D Notes, (vi) Class E Notes, (vii) Class F Notes, (viii) Class G Notes, (ix) Class H Notes, (x) Class J Notes and (xi) Class K Notes.

“Note Register”: The meaning specified in Section 2.5(a).

“Note Registrar”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Note Valuation Report”: The meaning specified in Section 10.5(a).

“Notes”: Collectively, the Senior Notes and the Junior Notes.

“Notional Balance”: With respect to the Preferred Shares as of any date of determination, the initial notional balance of such Preferred Shares of $47,250,000, less any redemptions thereof made pursuant to the Preferred Shares Agreement.

“Offer”: With respect to any security, any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any Redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security into or for Cash, securities or any other type of consideration.

“Officer”: With respect to the Issuer, the Co-Issuer and any other corporation, the Chairman of the Board of Directors, any Director, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer or any Managing Director of such entity; with respect to any partnership, any general partner thereof; with respect to any limited liability company, any manager or managing member thereof; and with respect to any bank or trust company acting as trustee of an express trust or as collateral agent, any Trust Officer.

“Officer’s Certificate”: A certificate signed, as applicable, by an Officer of the Advancing Agent or the Trustee.

“Opinion of Counsel”: A written opinion (a copy of which shall be delivered to the Collateral Manager) addressed to the Trustee, the Rating Agencies and, if such Opinion of Counsel is required to be delivered to the Collateral Manager hereunder, the Collateral Manager, in form and substance reasonably satisfactory to the Trustee, the Rating Agencies and, if such Opinion of Counsel is required to be delivered to the Collateral Manager hereunder, the Collateral Manager, of an attorney at law admitted to practice before the highest court of any state of the United States, or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer, as the case may be, and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee, the Rating Agencies and, if such Opinion of Counsel is required to be delivered to the Collateral Manager hereunder, the Collateral Manager or shall state that the Trustee, the Rating Agencies and, if applicable, the Collateral Manager shall be entitled to rely thereon.

“Optional Redemption”: The redemption of the Notes pursuant to and in accordance with Section 9.1(a) hereof.

“Optional Redemption Date”: Any Payment Date on or after the Payment Date occurring in April 2009, as to which the holders of at least 66 2/3% of the Preferred Shares have directed the Issuer to effect an Optional Redemption of the Notes on such date.

“Optional Redemption Price”: With respect to each Class of Notes, the sum of the Aggregate Outstanding Amount of such Class of Notes, plus accrued and unpaid interest thereon (including Default Interest, Deferred Interest and, in each case, interest thereon) at the applicable Note Interest Rate, or, with respect to any Note, such lesser amount as may be agreed by the holder of such Note pursuant to Section 9.1(c) hereof.

“Outstanding”: With respect to the Notes, as of any date of determination, all of such Class of Notes theretofore authenticated and delivered under this Indenture except:

(a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof for whose payment or Redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided, that, if such Notes or portions thereof are to be redeemed, notice of such Redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a Holder in due course; and

(d) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided, that in determining whether the Holders of the requisite Aggregate Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or the Co-Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Co-Issuer or any other obligor upon the Notes. Subject to the following sentence, Notes owned by the Collateral Manager and its Affiliates will be deemed to be Outstanding for all purposes under this Indenture. Notwithstanding the preceding sentence, Notes owned by the Collateral Manager or any Affiliate thereof or any entity managed directly or indirectly by the Collateral Manager shall be deemed not to be Outstanding for purposes of conducting any vote regarding the removal of the Collateral Manager for “cause” (as defined in the Collateral Management Agreement).

“Overcollateralization Ratio”: The Class C Overcollateralization Ratio, the Class D Overcollateralization Ratio, Class E Overcollateralization Ratio, Class F Overcollateralization Ratio and the Class G Overcollateralization Ratio.

“Overcollateralization Tests”: The Class C Overcollateralization Test, the Class D Overcollateralization Test, Class E Overcollateralization Test, Class F Overcollateralization Test and the Class G Overcollateralization Test, as applicable. The Overcollateralization Test for each Class of Notes is satisfied as of any date of determination when the Overcollateralization Ratio for such Class is equal to or exceeds the required level set forth below:

Overcollateralization Test	Required Overcollateralization Ratio
Class C Overcollateralization Test	119.00%
Class D Overcollateralization Test	117.00%
Class E Overcollateralization Test	115.50%
Class F Overcollateralization Test	114.25%
Class G Overcollateralization Test	112.25%

“Parent Group”: The meaning set forth in Section 7.8(f)(i).

“Participation Interest”: A participation interest in a commercial mortgage loan.

“Paying Agent”: The Trustee, the Preferred Shares Paying Agent or any other depository institution or trust company authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The trust account established pursuant to Section 10.2.

“Payment Date”: The 25th day of each month or, if such day is not a Business Day, on the next succeeding Business Day commencing in April 2006.

“Periodic Interest”: The amount of interest payable (i) in respect of each Class of floating rate Notes, calculated with respect to each such Class for the relevant Interest Accrual Period by multiplying the Note Interest Rate for such Class by the aggregate outstanding balance of the related Class at the close of the Business Day immediately preceding the relevant Payment Date and multiplying the resulting figure by the actual number of days in such Interest Accrual Period, dividing by 360 and rounding the resulting figure to the nearest U.S.$0.01 and (ii) in respect of each Class of fixed rate Notes, calculated with respect to each such Class for the relevant Interest Accrual Period by multiplying the Note Interest Rate for such Class by the aggregate outstanding balance of the related Class at the close of the Business Day immediately preceding the relevant Payment Date and multiplying the resulting figure by 30, dividing by 360 and rounding the resulting figure to the nearest U.S.$0.01.

“Person”: An individual, corporation (including a business trust or a limited liability company), partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof or other entity.

“Plan Asset Regulation”: The U.S. Department of Labor regulation at 29 C.F.R. Section 2510.3-101.

“Plans”: The meaning set forth in Section 2.5(c).

“Pledged Interests”: On any date of determination, the Collateral Interests and the Eligible Investments that have been Granted to the Trustee.

“Preferred Shareholder Funding Amount”: For each Additional Collateral Interest purchased during the Ramp-Up Period, an amount equal to the product of (i) the purchase price of such asset and (ii) 7.875%.

“Preferred Shares”: 47,250,000 non-voting preferred shares issued by the Issuer having a par value of $0.0001 per share, and an aggregate issue price or an initial Notional Balance of $47,250,000, and entitled to receive preferred dividends, in accordance with the Priority of Payments and the Issuer’s Memorandum and Articles of Association.

“Preferred Shares Agreement”: The Preferred Shares Paying and Transfer Agency Agreement dated as of the Closing Date, among the Issuer and LaSalle Bank National Association.

“Preferred Shares Collection Account”: As defined in the Preferred Shares Agreement.

“Preferred Shares Paying and Transfer Agent”: LaSalle Bank National Association or its designee, solely in its capacity as paying agent and transfer agent under the Preferred Shares Agreement, unless a successor Person shall have become the Preferred Shares Paying and Transfer Agent pursuant to the applicable provisions of the Preferred Shares Agreement, and thereafter “Preferred Shares Paying and Transfer Agent” shall mean such successor Person.

“Prepayment Premiums”: Any premium, yield maintenance charge or fee received by the Issuer with respect to a Collateral Interest in connection with a principal prepayment or redemption prior to maturity of such Collateral Interest.

“Prime Rate”: The “prime rate” as published in the “Money Rates” section of the Wall Street Journal, as such “prime rate” may change from time to time.

“Principal Balance”: With respect to any Pledged Interest, as of any date of determination, the outstanding principal amount of such Pledged Interest; provided, however, that the Principal Balance shall not be deemed increased by any amount deemed added to the principal of any Collateral Interests by operation of an interest deferral feature. The Principal Balance of any Collateral Interest will exclude any portion of the Principal Balance of such Collateral Interest that has been written down as a result of a Collateral Interest Realized Loss.

“Principal Proceeds”: With respect to any Payment Date include, without duplication: (i) all principal payments and prepayments received during the related Due Period on (A) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds) and (B) Collateral Interests, (ii) Sale Proceeds received during such Due Period (excluding those Sales Proceeds previously reinvested or designated to be reinvested in Collateral Interests in accordance with the Transaction Documents and excluding accrued interest included in Sale Proceeds (unless such accrued interest was purchased with Principal Proceeds) and those Sale Proceeds included in Clause (iii) of the definition of Interest Proceeds), (iii) all payments received with respect to any Impaired Interests up to the greater of the original purchase price or the par amount thereof, (iv) any amounts received by the Issuer in respect of a termination of any Hedge Agreement scheduled to be received on or prior to such Payment Date to the extent such amounts exceed the cost of entering into a replacement Hedge Agreement, and any amounts received by the Issuer from a replacement Hedge Counterparty to the extent such proceeds exceed the amount owed to a previous Hedge Counterparty in connection with the termination of the related Hedge Agreement, (v) after the Effective Date, any amounts in the Closing Date Expense Account which will not be applied to pay expenses of the Co-Issuers; (vi) any retained distribution or additional capital contribution designated as Principal Proceeds and (vii) any other amounts received in respect of the Collateral that is not designated as Interest Proceeds, in each case, without duplication and for the avoidance of doubt, net of any fees and expenses payable or paid to the CDO Servicer or any other servicer under a Servicing Agreement.

“Priority of Payments”: The meaning specified in Section 11.1.

“Priority of Payments—Interest Proceeds”: The meaning specified in Section 11.1(a).

“Priority of Payments—Principal Proceeds”: The meaning specified in Section 11.1(b).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement”: The agreement dated as of March 16, 2006, by and between the Co-Issuers, CBRE Realty Finance, Inc. and the Initial Purchasers, relating to the offer and sale of the Senior Notes, as amended from time to time.

“Qualified Bidder List”: A list of not less than three Persons that are Independent from one another and the Issuer prepared by the Collateral Manager and delivered to the Trustee prior to an Auction, as may be amended and supplemented by the Collateral Manager from time to time upon written notice to the Trustee; provided that (i) the Qualified Bidder List may include the Collateral Manager as a Qualified Bidder if it is Independent from the other Persons on such list and (ii) any such notice referred to above shall only be effective on any Auction Date if it was received by the Trustee at least two Business Days prior to such Auction Date.

“Qualified Bidders”: The Persons whose names appear from time to time on the Qualified Bidder List.

“Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Institutional Lender”: A qualified institutional lender of the type typically permitted to acquire subordinate interest in commercial mortgage loans (all or a portion of which will be included in a commercial mortgage-backed securities transaction) pursuant to the documents creating such interests.

“Qualified Purchaser”: A “qualified purchaser” within the meaning of Section 3(c)(7) under the Investment Company Act.

“Qualified REIT Subsidiary”: A “qualified REIT subsidiary” within the meaning of section 856(i)(2) of the Code.

“Ramp-Up Period”: The period commencing on the Closing Date and ending on the Effective Date.

“Rating Agencies”: Moody’s, S&P and Fitch.

“Rating Agency Condition”: With respect to any action taken or to be taken under the Transaction Documents, a condition that is satisfied when each Rating Agency rating the Notes, unless expressly required otherwise by the Transaction Documents, has confirmed in writing to the Issuer, the Trustee and the Collateral Manager that such action will not result in the withdrawal, reduction, downgrade or other adverse action with respect to any then-current rating

(including any private or confidential rating) of any Class of Notes by such Rating Agency. As specified in the Transaction Documents, (i) the Rating Agency Condition may apply only with respect to a particular Rating Agency, and (ii) 100% of the Holders of a Class of Notes may waive (in writing) satisfaction of the Rating Agency Condition with respect to such Class of Notes (however, notwithstanding such waiver, the Rating Agencies will still be given notice of such action and a copy of such written waiver, executed by 100% of the Holders of such Class). Request for confirmation of satisfaction the Rating Agency Condition shall be communicated to each Rating Agency at least 30 days prior to the date on which the proposed action is to be taken.

“Rating Confirmation”: A written confirmation from each Rating Agency rating a Class of Notes, delivered within thirty (30) Business Days after the Effective Date, that such Rating Agency has not reduced or withdrawn the rating, if any, it assigned to such Class of Notes on the Closing Date.

“Ratings Confirmation Failure”: The failure to obtain a Rating Confirmation.

“Real Estate CDO Securities”: Securities that entitle the holders thereof to receive payments that depend on the cash flow from or the credit exposure to a portfolio consisting primarily of mortgage loan interests, subordinate mortgage loan interests, real estate bank loans, CMBS securities, REIT debt securities, or a combination of the foregoing, which dependence may in addition be conditioned upon rights or additional assets designed to assure the servicing or timely distribution of proceeds to holders of such securities such as a financial guaranty insurance policy.

“Record Date”: The date on which the Holders of Notes entitled to receive a payment in respect of principal or interest on the succeeding Payment Date are determined, such date as to any Payment Date being (i) the 15th day prior to the applicable Payment Date with respect to the Notes issued as Definitive Notes, (ii) the Business Day before each Payment Date with respect to the Notes issued as Global Notes.

“Redemption”: An Optional Redemption, Mandatory Redemption, Tax Redemption or Auction Call Redemption.

“Redemption Date”: With respect to any Redemption, the related Optional Redemption Date, Mandatory Redemption Date, Tax Redemption Date or Auction Call Redemption Date, as applicable.

“Redemption Price”: With respect to any Optional Redemption, Tax Redemption or Auction Call Redemption, the related Optional Redemption Price, Tax Redemption Price or Auction Call Redemption Price, as applicable.

“Registered”: With respect to any debt obligation, a debt obligation that is issued after July 18, 1984 and that is in registered form for purposes of the Code.

“Registered Holder”: With respect to any Note, the Person whose name appears on the Note Register as the registered Holder of such Note.

“Registered Office”: The registered office of the Issuer, which shall be located outside of the United States.

“Regulation S”: Regulation S under the Securities Act.

“Regulation S Global Note”: With respect to any Class, the global note issued to Non-U.S. Persons pursuant to Section 2.2(a).

“Regulation S Transferor Certificate”: A certificate substantially in the form of Exhibit G hereto.

“Reimbursement Rate”: A per annum rate equal to the Prime Rate.

“Reinvestment Criteria”: The meanings specified in Section 12.2(a).

“Reinvestment Income”: Any interest or other earnings on funds in any Account.

“Reinvestment Period”: The period beginning on the Effective Date and continuing through earliest of (i) the end of the Due Period immediately preceding the Payment Date occurring in April 2011, (ii) the occurrence of an Event of Default and (iii) the end of the Due Period in which the Collateral Manager notifies the Trustee in writing that it has determined, in its sole discretion, to end the Reinvestment Period because investments in Additional Collateral Interests within the foreseeable future would be either impractical or not beneficial.

“Replacement Hedge”: The meaning specified in Section 12.5(c) herein.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Global Note”: With respect to any Class (other than the Junior Notes), the permanent global note issued to U.S. Persons as defined in Section 2.2(b).

“Rule 144A Information”: The meaning specified in Section 2.5(e).

“Rule 144A Transferor Certificate”: A certificate substantially in the form of Exhibit H hereto.

“S&P CDO Monitor”: The dynamic, analytical computer model provided by S&P to the Collateral Manager and the Trustee (together with such instructions and assumptions as are necessary to run such model) on or prior to the Effective Date used to determine the credit risk of a portfolio of Collateral Interests, as may be modified by S&P from time to time.

“S&P CDO Monitor Test”: The test which is satisfied, as of any Determination Date, if each of the Class A Note Default Differential, the Class B Note Default Differential, the Class C Note Default Differential, the Class D Note Default Differential, the Class E Note Default Differential, the Class F Note Default Differential, the Class G Note Default Differential, the Class H Note Default Differential, the Class J Note Default Differential, the Class K Note Default Differential of the Current Portfolio or the Proposed Portfolio, as applicable, is positive. The S&P CDO Monitor Test will be considered to be improved if the Class A Note Default

Differential of the Proposed Portfolio is greater than the Class A Note Default Differential of the Current Portfolio, the Class B Note Default Differential of the Proposed Portfolio is greater than the Class B Note Default Differential of the Current Portfolio, the Class C Note Default Differential of the Proposed Portfolio is greater than the Class C Note Default Differential of the Current Portfolio, the Class D Note Default Differential of the Proposed Portfolio is greater than the Class D Note Default Differential of the Current Portfolio, the Class E Note Default Differential of the Proposed Portfolio is greater than the Class E Note Default Differential of the Current Portfolio, the Class F Note Default Differential of the Proposed Portfolio is greater than the Class F Note Default Differential of the Current Portfolio, the Class G Note Default Differential of the Proposed Portfolio is greater than the Class G Note Default Differential of the Current Portfolio, the Class H Note Default Differential of the Proposed Portfolio is greater than the Class H Note Default Differential of the Current Portfolio, the Class J Note Default Differential of the Proposed Portfolio is greater than the Class J Note Default Differential of the Current Portfolio and the Class K Note Default Differential of the Proposed Portfolio is greater than the Class K Note Default Differential of the Current Portfolio.

“S&P Rating”: A rating of any Collateral Interest determined as follows:

(a) if S&P has assigned a rating to such Collateral Interest either publicly or privately (in the case of a private rating, with the written consent of the issuer of such Collateral Interest for use of such private rating and delivery of a copy of such consent to S&P), the S&P Rating shall be the rating assigned thereto by S&P; provided that, solely for purposes of determining compliance with the S&P CDO Monitor Test, if such Collateral Interest is placed on a watch list for possible upgrade or downgrade by S&P, the S&P Rating applicable to such Collateral Interest shall be one rating subcategory above or below, respectively, the S&P Rating applicable to such Collateral Interest immediately prior to such Collateral Interest being placed on such watch list;

(b) if such Collateral Interest is not rated by S&P but the Issuer or the Collateral Manager on behalf of the Issuer has requested that S&P assign a rating to such Collateral Interest, the S&P Rating shall be the rating so assigned by S&P; provided that pending receipt from S&P of such rating, if such Collateral Interest is not eligible for notching in accordance with a Schedule X hereto, such Collateral Interest shall have a S&P Rating of “CCC,” otherwise such S&P Rating shall be the rating assigned according to Schedule IX hereto until such time as S&P shall have assigned a rating thereto; or

(c) if any Collateral Interest is a Collateral Interest that has not been assigned a rating by S&P and is not a Collateral Interest listed in Schedule X hereto, as identified by the Collateral Manager, refer to Schedule IX hereto to determine the S&P Rating; provided that (i) if any Collateral Interest shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on either Moody’s or S&P’s then current credit rating watch list, then the S&P Rating of such Collateral Interest shall be one subcategory above or below, respectively, the rating then assigned to such item in accordance with Schedule IX hereto; (ii) for purposes of determining compliance with S&P CDO Monitor Test, if the rating assigned to such Collateral Interest pursuant to this subparagraph (c) is placed on a watch list for possible upgrade or downgrade by any

Rating Agency, the S&P Rating applicable to such Collateral Interest shall be one rating subcategory above or below, respectively, the S&P Rating applicable to such Collateral Interest immediately prior to such Collateral Interest being placed on such watch list and (iii) the aggregate Principal Balance that may be given a rating based on this subparagraph (iii) may not exceed 20% of the aggregate Principal Balance of all Collateral Interests; provided that if any Collateral Interest has not been assigned a rating by S&P and is a type of Collateral Interest not listed on Schedule X hereto, subsequent to the Closing Date, (A) the acquisition of any such Collateral Interest will require an estimate or shadow rating from S&P, the assignment of an S&P Recovery Rate to such Collateral Interest and receipt of Rating Agency Confirmation from S&P prior to the acquisition by the Issuer of such Collateral Interest or (B) the Collateral Manager may use the tranched ratings determined in accordance with Schedule XI for Collateral Interests represented by Mortgage Loan Interests, Subordinate Mortgage Loan Interests and Mezzanine Loan Interests representing up to 20% of the Collateral Interests Principal Balance;

notwithstanding the foregoing, if any Collateral Interest shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on the then current S&P credit rating watch list, then the S&P Rating of such Collateral Interest shall be one subcategory above or below, respectively, the rating then assigned to such item by S&P, as applicable; provided that if such Collateral Interest is removed from such list at any time, it shall be deemed to have its then-current actual rating by S&P.

“S&P Recovery Rate”: With respect to a Collateral Interest on any Determination Date, an amount equal to the percentage for such Collateral Interest set forth in the S&P Recovery Rate Matrix attached to the Indenture (determined in accordance with procedures prescribed by S&P for such Collateral Interest on such Determination Date or, in the case of Impaired Interests, the S&P Rating (as defined in the Indenture) immediately prior to default).

“S&P Weighted Average Recovery Rate”: As of any Determination Date, a rate expressed as a percentage equal to the number obtained by (i) summing the products obtained by multiplying the principal balance of each Collateral Interest by its S&P Recovery Rate and (ii) dividing such sum by the aggregate principal balance of the Collateral Interests and (iii) rounding up to the first decimal place. For this purpose, the principal balance of an Impaired Interest will be deemed to be equal to its outstanding principal amount (excluding any capitalized interest thereon).

“S&P Weighted Average Recovery Rate Test”: A test that will be satisfied as of any Measurement Date if the S&P Weighted Average Recovery Rate is greater than or equal to (i) 36.5% with respect to the Class A Notes, (ii) 37% with respect to the Class B Notes, (iii) 37.5% with respect to the Class C Notes, (iv) 37.5% with respect to the Class D Notes, (v) 37.5% with respect to the Class E Notes, (vi) 37.5% with respect to the Class F Notes, (vii) 37.5% with respect to the Class G Notes, (viii) 37.5% with respect to the Class H Notes, (ix) 37.5% with respect to the Class J Notes and (x) 37.5% with respect to the Class K Notes.

“Sale”: Any sale of the Collateral Interests required pursuant to Section 5.4 or 5.5.

“Sale Proceeds”: All proceeds (including accrued interest) received with respect to Collateral Interests as a result of sales of such Collateral Interests pursuant to Section 9.2 or Section 12.1 net of any reasonable amounts expended by the Collateral Manager or the Trustee in their good faith determination in connection with such sale or disposition.

“Schedule of Collateral Interests”: The Schedule of Collateral Interests securing the Notes attached as Schedule I hereto, which Schedule shall include the Principal Balance, interest rate, the extended final maturity and the Moody’s Rating, S&P Rating and Fitch Rating, if any, of each Collateral Interest, as amended from time to time to reflect the purchase, sale and release of Collateral Interests pursuant to Article 12 and, as applicable, Section 10.6 hereof.

“Scheduled Distribution”: With respect to any Pledged Interest, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Pledged Interest, determined in accordance with the assumptions specified in Section 1.2 hereof.

“Section 3(c)(7) DTC Notice”: The meaning specified in Section 10.5(a).

“Secured Parties”: As defined in the Granting Clauses.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: As defined in Section 6.15 hereof.

“Seller Transfer Agreement”: The transfer agreement, dated as of March 28, 2006 among CBRE Realty Finance Holdings, LLC, the Sellers and the Depositor, pursuant to which the Sellers transferred the Initial Collateral Interests to the Depositor as the same may be supplemented from time to time by subsequent transfer instruments pursuant to which the Sellers transfer Additional Collateral Interests to the Depositor.

“Sellers”: As to the Initial Collateral Interests, each of CBRE Realty Finance Holdings, LLC, CBRE Realty Finance Holdings II, LLC, CBRE Realty Finance Holdings CDO Funding, LLC and CBRE Realty Finance Holdings III, LLC, or any successor or successors thereto. As to the Additional Collateral Interests, the entity or entities selling such Collateral Interests to the Issuer (or to the Depositor, as appropriate).

“Senior Collateral Management Fee”: For so long as CBRE Realty Finance Management, LLC is the Collateral Manager, 1/12 of 0.10% of the Aggregate Collateral Balance of the Collateral Interests, Eligible Investments purchased with Principal Proceeds and cash representing Principal Proceeds outstanding immediately following the prior Payment Date, or outstanding on the Closing Date, in the case of the first Payment Date computed on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

“Senior Interests”: Participation Interests which rank senior in priority to junior interests in the same Commercial Mortgage Loan.

“Senior Noteholder”: With respect to any Senior Note, the person in whose name such Senior Note is registered in the Note Register.

“Senior Notes”: The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes authorized by, and authenticated and delivered under, this Indenture or any supplemental indenture.

“Servicer Override”: With respect to certain actions to be taken by the Issuer, the Collateral Manager or any other party acting on behalf of the Issuer, the right of the CDO Servicer (when given such right by the terms of this Indenture or the CDO Servicing Agreement), acting in accordance with the Servicing Standard (as defined in the CDO Servicing Agreement), to disallow such action from being taken.

“Servicing Agreement”: The CDO Servicing Agreement and any other servicing agreement pursuant to which a Collateral Interest is being serviced.

“Similar Law”: The meaning set forth in Section 2.5(c).

“Special Amortization”: The election of the Collateral Manager to amortize the Notes because it has determined, in its sole discretion, that investments in Additional Collateral Interests would either be impractical or not beneficial.

“Special Amortization Amount”: The aggregate amount of Principal Proceeds determined by the Collateral Manager to be applied toward amortization of the Notes in accordance with Section 11.1(b)(xxvi) after the occurrence of a Special Amortization.

“Special Amortization Notice”: Each time the Collateral Manager elects to initiate a Special Amortization, the Collateral Manager will be required to deliver on or prior to the related Determination Date, to the Trustee and each Rating Agency, advance written notice (which may be included in the related Note Valuation Report) specifying the identity and principal amount of each Class of Notes to be paid pursuant to such Special Amortization and certifying that all Indenture requirements for such Special Amortization are complied with.

“Special Amortization Pro Rata Condition”: Means with respect to any Payment Date that either:

(a) (i) the aggregate Collateral Interests Principal Balance as of the related Determination Date is at least equal to 50% of the Aggregate Collateral Balance as of the Closing Date, (ii) the Reinvestment Criteria are satisfied, (iii) no Overcollateralization Test is failing as of such Payment Date and (iv) if any Overcollateralization Test has previously failed for two or more Determination Dates, the Overcollateralization Ratio related to such Overcollateralization Test as of the related Payment Date equals or exceeds the related Overcollateralization Ratio in existence on the Effective Date (or in respect of any Payment Date occurring during the Ramp-Up Period, the Overcollateralization Ratio in existence on the Closing Date); or

(b) if clause (a) above is not satisfied, the Rating Agency Condition has been satisfied with respect to the pro rata payment of principal of the Notes.

“Standard & Poor’s” or “S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

“Stated Maturity”: With respect to any security, the date specified in such security as the fixed date, and with respect to any Note, the date specified in such Note and in Section 2.3, as the Maturity Date, as the case may be, on which the final payment of principal of such security or Note, as the case may be and as applicable, is due and payable.

“Subordinate Collateral Management Fee”: For so long as CBRE Realty Finance Management, LLC is the Collateral Manager, 1/12 of 0.15% of the Aggregate Collateral Balance of the Collateral Interests, Eligible Investments purchased with Principal Proceeds and cash representing Principal Proceeds outstanding immediately following the prior Payment Date, or outstanding on the Closing Date, in the case of the first Payment Date computed on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

“Subordinate Interests”: The meaning specified in Section 13.1.

“Subordinate Mortgage Loan Interests”: Subordinate interests in commercial mortgage loans (including subordinate participation interests in commercial mortgage loans) and subordinate commercial mortgage loans.

“Subpool”: Each of the groups of the Collateral Interests designated by the Collateral Manager in accordance with the Auction Procedures on which the Listed Bidders may provide a separate bid in an Auction.

“Subscription Agreement”: The agreement dated as of March 28, 2006, by and between the Issuer and CBRE Realty Finance, Inc., relating to the offer and sale of the Preferred Shares, as amended from time to time.

“Tax Event”: A Tax Event will occur if:

(a) any obligor is, or on the next scheduled payment date under any Collateral Interest, will be, required to deduct or withhold from any payment under any Collateral Interest to the Issuer for or on account of any tax for whatever reason and such obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required,

(b) any jurisdiction imposes net income, profits, or similar tax on the Issuer,

(c) the Issuer is required to deduct or withhold from any payment under any Hedge Agreement for or on account of any tax and the Issuer is obligated to make a gross up payment (or otherwise pay additional amounts) to any Hedge Counterparty,

(d) any Hedge Counterparty is required to deduct or withhold from any payment under any Hedge Agreement for or on account of any tax for whatever reason and such Hedge Counterparty is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, or

(e) the Issuer fails to be treated as a Qualified REIT Subsidiary and has not received an opinion of counsel that the Issuer will be treated as a foreign corporation that will not be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes.

“Tax Materiality Condition”: The Tax Materiality Condition will be satisfied if either:

(a) (i) as a result of the occurrence of a Tax Event, a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred, and (ii) “gross up payments” required to be made by the Issuer exceed the amounts that the Issuer would have been required to pay had no deduction or withholding been required exceeds, in the aggregate, U.S. $1 million during any 12-month period, or

(b) the Issuer fails to be treated as a Qualified REIT Subsidiary and has not received an opinion of counsel that the Issuer will be treated as a foreign corporation that will not be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes.

“Tax Redemption”: The redemption of the Notes on account of the occurrence of a Tax Event pursuant to and in accordance with Section 9.1(b) hereof.

“Tax Redemption Date”: Any Payment Date on which a Tax Event is continuing as to which the Issuer has elected to effect a Tax Redemption on such date.

“Tax Redemption Price”: With respect to each Class of Notes, the sum of the Aggregate Outstanding Amount of such Class of Notes, plus accrued and unpaid interest thereon (including Default Interest, Deferred Interest and, in each case, interest thereon) at the applicable Note Interest Rate, or, with respect to any Note, such lesser amount as may be agreed by the holder of such Note pursuant to Section 9.1(c) hereof.

“Total Redemption Amount”: With respect to any Redemption Date, the meaning specified in Section 9.2(d).

“Tranche Thickness”: With respect to each Collateral Interest (other than CMBS Securities) means (A) the sum of (i) the outstanding principal balance of such Collateral Interest (excluding Collateral Interests that are CMBS Securities) and (ii) any other indebtedness of the obligor thereof ranking pari passu with such Collateral Interest and secured by the same Mortgaged Property or Mortgaged Properties divided by (B) all indebtedness of the obligor thereof secured by the same Mortgaged Property or Mortgaged Properties underlying such Collateral Interest, in each case as determined by the Collateral Manager.

“Transaction Documents”: The Indenture, the Collateral Management Agreement, the Preferred Shares Paying and Transfer Agency Agreement, the Asset Transfer Agreements, the Purchase Agreement, the CDO Servicing Agreement, the Subscription Agreement and each Hedge Agreement and the Administration Agreement.

“Transferor Certificates”: Collectively, the Regulation S Transferor Certificate and the Rule 144A Transferor Certificate.

“Trust Officer”: When used with respect to the Trustee, any officer within the CDO Trust Services Group of the Corporate Trust Office (or any successor group of the Trustee) authorized to act for and on behalf of the Trustee, including any vice president, assistant vice president, officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

“Trustee”: LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States, solely in its capacity as Trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“Trustee Expense Cap”: The meaning specified in Section 11.1(a)(i)(b).

“UCC” or “Uniform Commercial Code”: The Uniform Commercial Code as in effect from time to time in the State of New York.

“Underlying Asset”: The meanings specified in Section 12.4.

“Underlying CMBS Series”: With respect to each Collateral Interest that is a CMBS Security, the related series of CMBS Securities that the Collateral Interest is part of.

“Underlying Instrument”: The pooling and servicing agreement, trust and servicing agreement, indenture, loan agreement, participation agreement or other agreement pursuant to which a Pledged Interest has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Pledged Interest or of which the holders of such Pledged Interest are the beneficiaries.

“Uninvested Proceeds”: On any date of determination, the net proceeds received by the Issuer on the Closing Date from the initial issuance of the Notes, to the extent such proceeds have not theretofore been invested in Collateral Interests, plus any Preferred Shareholder Funding Amounts deposited to the Uninvested Proceeds Account.

“Uninvested Proceeds Account”: The trust account designated as such and established pursuant to Section 10.2.

“Unregistered Securities”: The meaning specified in Section 5.17(b).

“U.S. Person”:

(a) (i) a citizen or resident of the United States;

(ii) any partnership (unless otherwise provided in the regulations), corporation or other entity created, organized or incorporated in or under the laws of the United States, its states, territories or possessions, or the District of Columbia;

(iii) any estate or trust as defined by section 7701(a)(30)(D) and (E) of the Code, respectively; or

(b) as defined in Regulation S, as the context may require.

Section 1.2 Calculations as to Collateral Interests.

(a) In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Interest, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Interests and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 shall be applied.

(b) All calculations with respect to Scheduled Distributions on the Pledged Interests securing the Notes shall be made on the basis of information as to the terms of each such Pledged Interest and upon report of payments, if any, received on such Pledged Interest that are furnished by or on behalf of the issuer of such Pledged Interest and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(c) For each Due Period, the Scheduled Distribution on any Pledged Interest (other than any Impaired Interest) shall be the total amount of payments and collections in respect of such Pledged Interest (including the proceeds of the sale of such Pledged Interest) received during the Due Period.

(d) Each Scheduled Distribution receivable with respect to a Pledged Interest (other than any Impaired Interest) shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account and, except as otherwise specified, not to be reinvested.

(e) Unless otherwise specified, test calculations (including, without limitation, the Overcollateralization Tests and the Interest Coverage Tests) that evaluate to a percentage will be rounded to the nearest ten-thousandth, and test calculations that evaluate to a number or decimal will be rounded to the nearest one hundredth.

(f) Unless otherwise specified, all calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Pledged Interests shall be made on the basis of the date on which the Issuer commits to acquire, sell or dispose of such Pledged Interest, as applicable, (the “Trade Date”) not the settlement date of such acquisition, sale or disposition.

ARTICLE 2

THE NOTES

Section 2.1 Forms Generally.

The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers, executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Forms of Notes and Certificate of Authentication.

(a) Regulation S Notes. The Notes sold to Non-U.S. Persons in “offshore transactions” (within the meaning of Regulation S) shall be represented by single global notes (the “Regulation S Global Notes”) in fully registered form without coupons, authenticated and delivered in substantially the form attached hereto as Exhibit A. The Issuer shall deposit such Notes on behalf of the subscribers for such Notes with the Trustee as Custodian for the Depositary, registered in the name of a nominee of the Depositary.

On each Payment Date, interest, if any, and principal on the Regulation S Global Notes shall be paid to the Custodian acting on behalf of the Clearance System for the benefit of persons for whom the Clearance System holds the Regulation S Global Notes on each such Payment Date.

The Issuer will obtain from each Clearance System an agreement that it will credit principal and interest, as of each Payment Date that falls on or prior to the termination of the Distribution Compliance Period, received in respect of each Regulation S Global Note to the respective accounts of the persons for whom the Clearance System holds a Regulation S Global Note on each such Payment Date, upon, and only upon, receipt of certificates from such account holders in substantially the form set forth in Exhibit I attached hereto to be dated on or before each relevant Payment Date (copies of such form being available from the offices of Clearstream at 67, Boulevard Grande-Duchesse Charlotte, Luxembourg, the offices of Euroclear at 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium and each other Paying Agent of the Issuer).

(b) Rule 144A Global Notes. The Senior Notes sold to U.S. Persons (within the meaning of Rule 144A) shall be represented by single global notes (the “Rule 144A Global Notes”) in fully registered form without coupons, authenticated and delivered in substantially the form attached hereto as Exhibit C, which the Issuer shall deposit on behalf of the subscribers for such Notes with the Custodian for the Depositary and registered in the name of Cede & Co., the nominee of DTC. The Aggregate Outstanding Amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Custodian for DTC or its nominees, as the case may be.

(c) Definitive Notes. The Junior Notes initially issued to CBRE Realty Finance, Inc. and any Junior Notes thereafter issued or transferred to any U.S. Person that is both a Qualified Institutional Buyer and a Qualified Purchaser in transactions exempt from the registration requirements of the Securities Act shall be issued as Definitive Notes in fully registered form without coupons, authenticated and delivered in substantially the form attached hereto as Exhibit C. On or prior to the Closing Date, the Issuer shall provide to the Authenticating Agent an Issuer Order setting forth the amount of Class J Notes or Class K Notes to be issued on the Closing Date in the form of Definitive Notes and registration and delivery instructions (together with payment, taxpayer identification and other necessary information) for each of the Definitive Notes to be issued on the Closing Date. Interest and principal on the Definitive Notes will be paid to the registered holder thereof as indicated in the Note Register.

If at any time (including without limitation during the Distribution Compliance Period) (i) the Regulation S Global Notes become immediately due and repayable pursuant to Article 5 hereof or (ii) DTC, Euroclear or Clearstream (A) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or (B) announces an intention permanently to cease business and no alternative clearance system satisfactory to the Issuer is available or (iii) as a result of any amendment to, or change in, the laws or regulations of the Cayman Islands or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which becomes effective on or after the Closing Date, the Co-Issuers or any Paying Agent is or will be required to make any deduction or withholding from any payment in respect of the Notes which would not be required were the Notes in definitive registered form or (iv) the Issuer so elects by notice to the Noteholders and Euroclear or Clearstream, as the case may be, does not object (as determined by the Issuer), then the Issuer will issue Definitive Notes in exchange for and to the extent of such Global Notes within 30 days of the occurrence of the relevant event set forth in (i), (ii), (iii) or (iv) above.

If at any time (i) the Notes or any of them become immediately due and payable following an Event of Default under this Indenture or (ii) DTC notifies the Issuer or the Trustee in writing that it is unwilling or unable to discharge properly its responsibilities as a depository with respect to the Rule 144A Global Notes or it ceases to be a “clearing agency” registered under the Exchange Act, and the Issuer and the Trustee are unable to locate a qualified successor within 90 days after such notice, then the Issuer will issue Definitive Notes in exchange for and to the extent of such Rule 144A Global Notes within 30 days of the occurrence of the relevant event set forth in (i) or (ii) above.

The Issuer shall notify the Trustee forthwith upon the occurrence of any of the events referred to in the immediately preceding paragraph and the Issuer shall, unless the Trustee agrees otherwise, promptly give notice thereof and of its obligation to issue Definitive Notes to the Noteholders. Upon giving such notice, the Issuer promptly shall cause the Custodian to present forthwith for exchange and surrender such Global Note to the Trustee, for cancellation, together with appropriate exchange, registration, payment and delivery instructions (identifying according to its records the beneficial holders to whom, and in the amounts, the Definitive Notes are to be registered and delivered), upon which the Trustee shall be entitled to rely conclusively. The Issuer shall prepare, execute and deliver to the Trustee at its specified office a sufficient number of duly executed Definitive Notes not later than the 20th day following the date of such notice, and the Trustee shall then promptly authenticate and deliver the appropriate number and amount of such Definitive Notes in accordance with the instructions received from the Custodian.

(d) Book-Entry Provisions. This Section 2.2(d) shall apply only to Global Notes deposited with or on behalf of the Depositary. On or prior to the Closing Date, the Issuer shall provide (i) to the Trustee or Authenticating Agent (as applicable) an Issuer Order setting forth the amount of Notes (if any) to be issued on the Closing Date in the form of Regulation S Global Notes and Rule 144A Global Notes for each Class and (ii) to the Depositary written instructions listing the names and addresses of the initial beneficial owners of the Regulation S Global Notes and the Rule 144A Global Notes of each Class (if any) and the amounts of their respective ownership interests (together with payment instructions, taxpayer information and such other information as DTC reasonably may require). A Regulation S Global Note may be initially issued for each Class with an outstanding principal balance of zero (and the same may be reduced to zero at any time during the Distribution Compliance Period without cancellation).

If at any time (i) the Notes or any of them become immediately due and payable following an Event of Default hereunder or (ii) DTC notifies the Issuer or the Trustee in writing that it is unwilling or unable to discharge properly its responsibilities as a depository with respect to the Rule 144A Global Notes or it ceases to be a “clearing agency” registered under the Exchange Act, and the Issuer is unable to locate a qualified successor within 90 days after such notice, then the Issuer will issue Definitive Notes in exchange for and to the extent of such Rule 144A Global Notes within 30 days of the occurrence of the relevant event set forth in (i) or (ii) above.

The Issuer shall notify the Trustee forthwith upon the occurrence of any of the events referred to in the preceding paragraph and the Issuer shall, unless the Trustee agrees otherwise, promptly give notice thereof and of its obligation to issue Definitive Notes to the Noteholders. Upon giving such notice, the Issuer promptly shall cause the Custodian to present forthwith for exchange and surrender such Global Note to the Trustee, for cancellation, together with appropriate exchange, registration, payment and delivery instructions (identifying according to its records the beneficial holders to whom, and in the amounts, the Definitive Notes are to be registered and delivered), upon which the Trustee shall be entitled to rely conclusively. The Issuer shall prepare, execute and deliver to the Trustee at its specified office a sufficient number of duly executed Definitive Notes not later than the 20th day following the date of such notice, and the Trustee shall then promptly authenticate and deliver the appropriate number and amount of such Definitive Notes in accordance with the instructions received from the Custodian.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Trustee, as custodian for DTC or under the Global Note, and DTC may be treated by the Co-Issuers, the Trustee, and any agent of the Co-Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee, or any agent of the Co-Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

(e) Form of Notes. The Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Authorized Officer of the Issuer executing such Notes, as evidenced by the Authorized Officer’s execution of such Notes.

Section 2.3 Authorized Amount; Note Interest Rate; Stated Maturity; Denominations.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $552,750,000 except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6 or 8.5 of this Indenture and Notes issued pursuant to supplemental indentures in accordance with Article 8.

Such Notes shall be divided into eleven Classes, having designations, original principal amounts or notional balance, as applicable, Note Interest Rates and Maturity Dates as follows:

Designation	Original Principal	Note Interest Rate	Maturity Date
Class A-1 Notes	$375,000,000	LIBOR + 0.34%	March 2046
Class A-2 Notes	$33,000,000	LIBOR + 0.38%	March 2046
Class B Notes	$34,500,000	LIBOR + 0.45%	March 2046
Class C Notes	$15,000,000	LIBOR + 0.70%	March 2046
Class D Notes	$13,500,000	LIBOR + 0.90%	March 2046
Class E Notes	$9,000,000	LIBOR + 1.30%	March 2046
Class F Notes	$10,500,000	LIBOR + 1.50%	March 2046
Class G Notes	$13,500,000	LIBOR + 2.75%	March 2046
Class H Notes	$4,500,000	LIBOR + 3.25%	March 2046
Class J Notes	$24,000,000	6.00%	March 2046
Class K Notes	$20,250,000	6.00%	March 2046

The Notes shall be issuable in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

Section 2.4 Execution, Authentication, Delivery and Dating.

The Senior Notes shall be executed on behalf of the Co-Issuers by one of the Authorized Officers of the Issuer and the Co-Issuer, respectively, and the Junior Notes shall be executed on behalf of the Issuer by one of the Authorized Officers of the Issuer. The signature of any such Authorized Officer on the Notes may be manual or facsimile. The place of execution of the Notes by the Issuer shall be outside the United States.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer or the Co-Issuer shall bind the Issuer and the Co-Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers or the Issuer, in the case of the Junior Notes, may deliver Notes executed by the Co-Issuers or the Issuer, as the case may be, to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Upon the request of the Issuer, the Trustee shall and, at the election of the Trustee, the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges thereof hereunder as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by this Indenture to authenticate the Notes; provided, that any such appointment shall be upon terms and conditions reasonably acceptable to the Trustee (with respect to which the Trustee may require, among other things, appropriate indemnification for any damages, losses or reasonable costs arising from acts or omissions of such Authenticating Agent). For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be an authentication of such Notes “by the Trustee.”

Any corporation or association into which any Paying Agent, transfer agent or Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Paying Agent, transfer agent or Authenticating Agent shall be a party, or any corporation or association succeeding to the corporate trust business of any Paying Agent, transfer agent or Authenticating Agent, shall be the successor of such Paying Agent, transfer agent or Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Paying Agent, transfer agent or Authenticating Agent or such successor corporation.

Any Paying Agent, transfer agent or Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Paying Agent, transfer agent or Authenticating Agent by giving written notice of termination to such Paying Agent, transfer agent or Authenticating Agent and the Issuer.

The Trustee shall pay to any Paying Agent, transfer agent or Authenticating Agent reasonable compensation and shall reimburse each Paying Agent, transfer agent or Authenticating Agent for expenses reasonably incurred by such Paying Agent, transfer agent or Authenticating Agent in the performance of its duties as a Paying Agent, transfer agent or Authenticating Agent, in each case as and to the extent agreed upon between the Trustee and such Paying Agent, transfer agent or Authenticating Agent; provided, that if the appointment of such Paying Agent, transfer agent or Authenticating Agent is at the election or request of the Issuer, the Trustee’s obligation to make such payments shall be limited to amounts for which it is entitled to be reimbursed pursuant to Section 6.7(a)(ii) or (a)(iii). The provisions of Section 6.5 shall be applicable to any Paying Agent, transfer agent or Authenticating Agent. The expenses of the Paying Agent, the transfer agent and the Authenticating Agent shall be considered expenses of the Trustee subject to the Trustee Expense Cap.

Section 2.5 Registration, Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept a register (the “Note Register”), in which, subject to such reasonable procedures as it may prescribe, the Issuer shall provide for the registration of the Notes and the registration of transfers of the Notes. The Trustee is hereby initially appointed “Note Registrar” for the purpose of registering the Notes and transfers of such Notes and shall maintain the Note Register as herein provided. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor. The Issuer will notify the Trustee of any Notes owned by or pledged to the Issuer or any of its Affiliates promptly upon the acquisition thereof or the creation of such pledge. The Note Registrar shall promptly, upon the written request of a Noteholder, but in no event later than five Business Days following such request, furnish such Noteholder with a list of all other Noteholders; provided, that the Note Registrar shall have no liability to any person for furnishing the Note Register to any Noteholder. The Note Registrar shall furnish the Issuer with a copy of the Note Register on the Closing Date and promptly thereafter upon any changes being made to such Note Register. The Issuer may rely conclusively upon information provided to it by the Note Registrar without any liability on its part in keeping the original Note Register.

If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes.

Subject to the provisions of paragraphs (b), (c) and (d) of this Section 2.5, upon surrender for registration of transfer of any Note, the Co-Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Class, of any authorized denomination and of a like aggregate principal amount.

Subject to the provisions of paragraphs (b), (c) and (d) of this Section 2.5, at the option of the Holder, Notes may be exchanged for other Notes of the same Class, in any authorized denominations and of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office of the Trustee. Whenever any Notes are so surrendered for exchange, the Co-Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Co-Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

No fee or service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Co-Issuers or the Trustee may require payment by such Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

(b) No Note may be sold or transferred (including, without limitation by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws. No purported transfer of any interest in any Note or any portion thereof that is not made in accordance with this Section 2.5 shall be given effect by or be binding upon the Trustee or the Co-Issuers and any such purported transfer shall be null and void ab initio and vest in the transferee no rights against the Trustee, the Co-Issuers or the Collateral.

By its acceptance of a Note or a beneficial interest in a Note, each owner thereof will be deemed to have represented and agreed that transfer thereof is restricted and agrees that it shall transfer such Note or beneficial interest only in accordance with the terms of this Indenture and such Note and in compliance with applicable law.

The applicable rules, regulations and procedures utilized or imposed by any Clearance System or DTC (collectively, “Applicable Procedures”) shall be applicable to the

Global Notes insofar as and to the extent beneficial interests in such Global Notes are held by the agent members of or participants in Euroclear, Clearstream or DTC, respectively. Account holders or agent members of or participants in Euroclear, Clearstream and DTC shall have no rights under this Indenture with respect to such Global Notes, and DTC (or its nominee) as registered Holder of any Global Notes may be treated by the Co-Issuers, the Trustee, the Note Registrar, the Authenticating Agent and any other Paying Agent (and any agent of any of the foregoing) as the owner of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee, the Note Registrar, the Authenticating Agent or any Paying Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or any Clearance System or impair, as between DTC, the Clearance System and its agent members or participants, the operation of customary practices governing the exercise of the rights of a Holder of any Notes. Requests or directions from, or votes of, DTC or any Clearance System with respect to any matter shall not be deemed inconsistent if made with respect to (or in separate proportions corresponding to) different beneficial owners. None of the Trustee, the transfer agent, the Note Registrar, the Authenticating Agent nor the Paying Agent shall have any duty to monitor, maintain records concerning (or determine compliance with any of the restrictions on transfer set forth herein with respect to) owners of beneficial interests in the Global Notes. None of the Trustee, the transfer agent, the Note Registrar, the Authenticating Agent nor the Paying Agent shall have any liability for the accuracy of the records of DTC, or any Clearance System, or any actions or omissions of DTC, or any Clearance System (or of the agent members of or participants in any Clearance System).

A Noteholder may transfer a Note or its beneficial interest in a Note only in accordance with the following provisions:

(i) Definitive Note to Regulation S Global Note. If a Holder of a Definitive Note wishes at any time to transfer its interest in such Definitive Note to a Non-U.S. Person, such Holder shall, subject to the provisions of this Section 2.5, transfer its interest in such Definitive Note for an equivalent beneficial interest in such Regulation S Global Note of the same Class. Upon (A) the surrender to the Custodian of the Definitive Note representing the interest to be so transferred, for cancellation and (B) the receipt by the Trustee and the Co-Issuers of (1) an Investor Representation Letter from such Noteholder’s transferee, (2) a Regulation S Transferor Certificate from such Noteholder and (3) a written order in accordance with the Applicable Procedures containing information regarding the Euroclear or Clearstream account to be credited with the increase in the Regulation S Global Note and the name of such account, the Trustee shall cancel such Definitive Note, and, concurrently with such cancellation instruct the Custodian to endorse the Regulation S Global Note to reflect an increase of the aggregate principal amount thereof by the same amount and to credit or cause to be credited to the account of the transferee a beneficial interest in such Regulation S Global Note equal to the aggregate principal amount of the Definitive Note so cancelled. In the event of any partial transfer of an interest in a Definitive Note to a Regulation S Global Note, the Co-Issuers shall execute and provide to the Trustee , and the Trustee shall authenticate and return to the Holder, a Definitive Note evidencing the remaining balance thereof (which Definitive Note shall be so mailed or otherwise delivered from a location outside the United States).

(ii) [Reserved.]

(iii) Transfer of Interests in a Definitive Note. A Holder of a Definitive Note may at any time transfer its interest in such Definitive Note in accordance with this Section 2.5(b)(iv). The Authenticating Agent shall require, prior to any such transfer of a Definitive Note, receipt by the Authenticating Agent and the Issuer of (A) an Investor Representation Letter from such Noteholder’s transferee and (B) a Transferor Certificate from such Noteholder. Upon receipt of such letter and certificate, and surrender to the Authenticating Agent of the Definitive Note representing the interest to be so transferred, the Authenticating Agent shall cancel such Definitive Note and the Co-Issuers shall execute and provide to the Authenticating Agent, and the Authenticating Agent shall authenticate and deliver, a Definitive Note to such transferee (and, in the event of a partial transfer, the Co-Issuers shall execute and provide to the Authenticating Agent, and the Authenticating Agent shall authenticate and deliver, a Definitive Note evidencing the remaining balance to the transferring Holder).

(iv) Transfer of Interests in a Regulation S Global Note. If a Holder of a beneficial interest in the Regulation S Global Note wishes at any time to transfer its beneficial interest in such Regulation S Global Note to a U.S. Person, such holder shall, subject to the provisions of this Section 2.5 and the Applicable Procedures, transfer its beneficial interest in such Regulation S Global Note for an equivalent interest in a Definitive Note or Rule 144A Global Note. Upon receipt by the Authenticating Agent of (A) an Investor Representation Letter and (B) a written order given in accordance with the Applicable Procedures, the Authenticating Agent shall approve the instructions from the Custodian to adjust the Depositary’s position in the Regulation S Global Note to reflect a reduction of the Aggregate Outstanding Amount thereof by the Aggregate Outstanding Amount of the beneficial interest thereof to be so transferred and concurrently with such reduction, in the case of a Rule 144A Global Note, instruct the Custodian to adjust the Depositary’s position in the Rule 144A Global Note of the same Class to reflect an increase of the Aggregate Outstanding Amount thereof by the same amount and to credit or cause to be credited to the account of the transferee a beneficial interest in such Rule 144A Global Note equal to the Aggregate Outstanding Amount of the Regulation S Global Note so reduced, and, in the case of a Definitive Note, the Co-Issuers shall execute and furnish to the Authenticating Agent (or Paying Agent, as directed by the Authenticating Agent) and the Authenticating Agent shall authenticate and deliver to such Holder a Definitive Note in the Aggregate Outstanding Amount equal to the amount of the reduction in the Aggregate Outstanding Amount of the Regulation S Global Note (which Definitive Note shall be mailed or otherwise delivered to such Holder from a location outside the United States). Interests in any Regulation S Global Note shall not be exchanged for or transferred to a Definitive Note (except pursuant to the preceding sentence and Section 2.2).

(v) Transfer of Interest in a Rule 144A Global Note. Transfers of beneficial interests in the Rule 144A Global Note may only be made (A) in accordance with the provisions of this Section 2.5(b)(vii) or (B) by book-entry transfer of beneficial interests in the Rule 144A Global Note within DTC (and subject to the Applicable Procedures) and in accordance with the transfer restrictions contained in the legend on such Rule

144A Global Note. If a Holder of a beneficial interest in the Rule 144A Global Note wishes to transfer its beneficial interest in such Rule 144A Global Note to a Non-U.S. Person, such holder shall, subject to the provisions of this Section 2.5 and the Applicable Procedures, transfer its beneficial interest in such Rule 144A Global Note for an equivalent interest in a Regulation S Global Note, provided such transfer occurs after the Distribution Compliance Period. Upon receipt by the Authenticating Agent of (A) a Regulation S Transferor Certificate from such Noteholder and (B) a written order given in accordance with DTC’s Applicable Procedures, the Authenticating Agent shall approve the instructions from the Custodian to adjust the Depositary’s position in the Rule 144A Global Note to reflect a reduction of the Aggregate Outstanding Amount thereof by the Aggregate Outstanding Amount of the beneficial interest thereof to be so transferred and concurrently with such reduction, instruct the Custodian to adjust the Depositary’s position in the Regulation S Global Note of the same Class to reflect an increase of the Aggregate Outstanding Amount thereof by the same amount and to credit or cause to be credited to the account of the transferee a beneficial interest in such Regulation S Global Note equal to the Aggregate Outstanding Amount of the Rule 144A Global Note so reduced.

(vi) Other Exchanges. In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons pursuant to Section 2.2(c) hereof, such Notes may be transferred or exchanged for one another only in accordance with the procedures set forth in Section 2.5(b)(iv). All such transfers shall be made only pursuant to Rule 144A or Regulation S and only to persons who are Qualified Purchasers.

(vii) Securities Act. No transfer of any Note or any beneficial interest in any Note shall be made unless such transfer (a) is made pursuant to an effective registration statement under the Securities Act and registration or qualification under applicable state securities laws or (b) is exempt from such registration or qualification requirements.

The Investor Representation Letters and the Transferor Certificates furnished pursuant to this Section may be relied on conclusively by the Trustee, the Custodian or the Authenticating Agent in determining whether the provisions of this Section have been complied with. None of the Issuer, the Co-Issuer, the Trustee, the Authenticating Agent or any other person shall be required to register the Notes under the Securities Act or any state securities laws.

(c) Each prospective Holder of a Note shall represent or shall be deemed to represent that either (a) it is not, and it is not acquiring such Note on behalf of or with “plan assets” (within the meaning of Plan Asset Regulation) of, any employee benefit plan (within the meaning of Section 3(3) of the ERISA) or plan (within the meaning of Section 4975 of the Code) subject to Section 406 of ERISA or Section 4975 of the Code (or any materially similar applicable law (“Similar Law”)), including certain insurance company general accounts (each, a “Plan”), or (b)(1) such Note is rated investment grade or better as of the date of acquisition, (2) the Holder believes that the Note is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat such Note and (3) the Holder’s acquisition, holding and disposition of such Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or Similar Law).

(d) No Note shall be sold or transferred (including, without limitation, by pledge or hypothecation), except to Non-U.S. Persons in “offshore transactions” in accordance with Regulation S under the Securities Act, unless the purchaser or transferee is a Qualified Purchaser. Notwithstanding anything to the contrary in this Indenture, no transfer of a Note may be made if such transfer would require registration of the Issuer, the Co-Issuer or the pool of Collateral under the Investment Company Act (subject, as regards the Trustee’s duties, to Section 2.5(f) below).

(e) At any time when the Issuer is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of any Noteholder, the Issuer shall promptly furnish to such Noteholder or to a prospective purchaser of any Note designated by such Noteholder, as the case may be, the information which the Issuer determines to be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (“Rule 144A Information”) in order to permit compliance by such Noteholder with Rule 144A in connection with the resale of such Note by such Noteholder; provided, that the Issuer shall not be required to provide audited financial statements more than once a year. Upon request by the Issuer, the Trustee shall cooperate with the Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s written direction, the foregoing materials prepared and provided by the Issuer; provided, that the Trustee shall be entitled to affix thereto or enclose therewith such disclaimers as the Trustee shall deem reasonably appropriate, at its discretion (such as, for example, a disclaimer that such Rule 144A Information was assembled by the Issuer and not by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to the sufficiency of such information under Rule 144A or for any other purpose).

(f) The Trustee shall not be responsible for ascertaining whether any transfer complies with, or otherwise to monitor or determine compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or the Investment Company Act; except that if a certificate is specifically required by the terms of this Section to be provided to the Trustee by a prospective transferee, transferor or the Issuer, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section.

(g) If a Trust Officer of the Trustee becomes aware that (i) a transfer or attempted or purported transfer of any Note or interest therein was consummated in compliance with the provisions of this Section 2.5 on the basis of a materially incorrect certification from the transferor or purported transferee, (ii) a transferee failed to deliver to the Trustee any certificate required to be delivered hereunder or (iii) the Holder of any Note or interest therein is in material breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such Holder, the Trustee will not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding Holder of such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

(h) For so long as one or more Global Notes are Outstanding:

(i) the Trustee and its directors, officers, employees and agents may deal with the Depositary, for all purposes (including the making of distributions on, and the giving of notices with respect to, the Global Notes);

(ii) unless otherwise provided herein, the rights of a beneficial owner in a Global Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such beneficial owners and the Depositary;

(iii) for purposes of determining the identity of and principal amount of Notes beneficially owned by a Holder, the records of the Depositary shall be conclusive evidence of such identity and principal amount and the Trustee may conclusively rely on such records when acting hereunder;

(iv) the Depositary will make book-entry transfers among the Depositary participants of the Depositary and will receive and transmit distributions of principal of and interest on the Global Notes to such Depositary participants; and

(v) the Depositary participants of the Depositary shall have no rights under this Indenture under or with respect to any of the Global Notes held on their behalf by the Depositary, and the Depositary may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Global Notes for all purposes whatsoever.

(vi) Each transferee of a Note (except with respect to a transfer pursuant to Regulation S) will be deemed to represent at the time of transfer that the transferee is a Qualified Institutional Buyer and (i) that it is a Qualified Purchaser, (ii) that it is not formed for the purpose of investing in the Notes, unless each of its beneficial owners is a Qualified Purchaser, (iii) that it is not a dealer described in paragraph (a)(1)(ii) of Rule 144A, unless such transferee owns and invests on a discretionary basis at least U.S.$25 million in securities of issuers that are not affiliated persons of such dealer, (iv) that it is not a plan referred to in paragraph (a)(1)(i)(D) or (E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such plan, unless investment decisions are made solely by the fiduciary, trustee or sponsor of such plan, (v) that it and each account for which it is purchasing is purchasing Notes in at least the minimum denomination and (vi) that it will provide written notice of the foregoing and any other applicable transfer restrictions to any transferee. Any sale or transfer which would violate these provisions will be void from the time of such sale or transfer, and no sale or transfer may be made if such sale or transfer would require the Co-Issuers to become subject to the requirements of the Investment Company Act.

(i) Any Note issued upon the transfer, exchange or replacement of Notes shall bear such applicable legend set forth in the relevant Exhibit hereto unless there is delivered to the Trustee, Note Registrar and the Issuer such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by any of the Trustee, Note Registrar and the Issuer to the effect that (i) neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A and to ensure that none of the Co-Issuers or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act, and (ii) the Co-Issuers and the Collateral Interests are exempt from registration under the Investment Company Act other than by reason of Section 3(c)(7) thereof. Upon provision of such satisfactory evidence, the Trustee or the Authenticating Agent, at the direction of the Issuer, shall authenticate and deliver Notes that do not bear such applicable legend.

(j) If, notwithstanding the restrictions set forth in this Section 2.5, either of the Co-Issuers determines that any beneficial owner or Holder of a Rule 144A Global Note (i) is a U.S. Person and (ii) is not (A) a Qualified Purchaser or (B) a company beneficially owned exclusively by Qualified Purchasers, the Co-Issuers may require, by notice to such beneficial owner or Holder, as the case may be, that such beneficial owner or Holder sell all of its right, title and interest to such Note (or interest therein) to a Person that is both (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser or a company beneficially owned exclusively by Qualified Purchasers, with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner or Holder fails to effect the transfer required within such 30-day period, (x) upon written direction from the Issuer, the Trustee shall, and is hereby irrevocably authorized by such beneficial owner or Holder, as the case may be, to cause its interest in such Note to be transferred in a commercially reasonable sale (conducted by the Trustee or by an investment banking firm selected by the Trustee (whose fees to be paid exclusively from the proceeds of such sale), in accordance with Article 9 of the UCC as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee and the Issuers, in connection with such transfer, that such Person is both (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser or a company beneficially owned exclusively by one or more Qualified Purchasers and (y) pending such transfer, no further payments will be made in respect of such Note (or beneficial interest therein) held by such Holder or beneficial owner.

Notwithstanding anything contained in this Indenture to the contrary, the Co-Issuers will not cause the Depositor to, and the Depositor may not, sell or otherwise transfer (or finance) any of the Class J Notes or Class K Notes to any other person or entity unless an appropriate tax opinion is delivered by Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matters that the Class J Notes or Class K Notes will be treated as debt for U.S. federal income tax purposes at the time of transfer and that such transfer will not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Notes.

If (a) any mutilated or defaced Note is surrendered to a Note Registrar, or if there shall be delivered to the Co-Issuers, the Trustee and the relevant Note Registrar evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Co-Issuers, the Trustee and such Note Registrar such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Co-Issuers, the Trustee or such Note Registrar that such Note has been acquired by a bona fide purchaser, the Co-Issuers shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously Outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Co-Issuers, the Note Registrar and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers, the Trustee and the Note Registrar in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Co-Issuers may in their discretion instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Co-Issuers or the Trustee or any Note Registrar may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest; Principal and Interest Rights Preserved.

(a) The Notes of each Class shall accrue interest during each Interest Accrual Period, on the outstanding principal amount thereof after giving effect to all payments of principal made on the Payment Date relating to the immediately preceding Interest Accrual Period, at the applicable Note Interest Rate specified in Section 2.3. Interest on the Notes shall be due and payable on each Payment Date immediately following the related Interest Accrual Period; provided, however, that payment of interest on the Class A Notes is subordinated to the payment on each Payment Date of other amounts in accordance with the Priority of Payments, and that payment of interest on each Class of Notes is subordinated to the payment on each Payment Date of the interest due and payable on each Class of Notes with an earlier alphabetical designation (including Deferred Interest and Default Interest, if any) and other amounts in accordance with the Priority of Payments. So long as any Class of Notes with an earlier alphabetical designation is Outstanding, any payment of interest due on the Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes, Class J Notes or Class K Notes which is not available to be paid in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) but shall instead be deferred until the Payment Date on which such interest is available to be paid in accordance with the Priority of Payments (such deferred interest, “Deferred Interest”), shall bear interest, compounded monthly, at the related Note Interest Rate and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments.

Interest will cease to accrue on each Note or, in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a Default occurs with respect to such payments of principal. To the extent lawful and enforceable, Default Interest shall bear interest at the applicable Note Interest Rate, compounded monthly, until paid as provided herein.

(b) Each Class of Notes will mature on its Maturity Date unless repaid prior thereto. Subject to Section 2.7(k) below, the Issuer is required to repay the Notes in full, to the extent not previously repaid, on their Maturity Date.

(c) On each Payment Date, payments of principal will be made on the Notes as provided in Section 11.1(b) of this Indenture.

Any payment of principal of the Notes of a Class will be made by the Trustee on a pro rata basis among the Holders of such Class of Notes according to the respective unpaid principal amounts thereof Outstanding immediately prior to such payment.

(d) As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Co-Issuers shall require certification acceptable to them to enable the Issuer, the Co-Issuer, as applicable, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Note under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(e) Payments in respect of interest on and principal of the Global Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by DTC or its nominee or, if a wire transfer cannot be effected, by a Dollar check in immediately available funds delivered to DTC or its nominee. Payments in respect of the Definitive Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by each Noteholder in accordance with wire transfer instructions received by any Paying Agent on or before the Record Date or, if no wire transfer instructions are received by a Paying Agent, by a Dollar check drawn on a bank in the United States mailed to the address of such Noteholder as it appears on the Note Register at the close of business on the Record Date for such payment. The Co-Issuers expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note held by DTC or its nominee, will immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Note as shown on the records of DTC or its nominee. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided, however, that if there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Co-Issuers, the Issuer or the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. None of the Co-Issuers, the Trustee nor any Paying Agent will have any responsibility or liability for any aspects of the records maintained by DTC or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Regulation S Global Note or a Rule 144A Global Note. In the case where any final payment of principal and interest is to be made on any Note (other than on the Maturity Date or any Redemption Date, in respect of which notice shall be given as provided in Article 9 thereof) the Co-Issuers or, upon Issuer Request, the Trustee, in the name and at the expense of the Co-Issuers shall, not more than 30 nor less than 10 days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Note Register, a notice which shall state the date on which such payment will be made, the amount of such payment per $1,000 initial principal amount of Notes and shall specify the place where such Notes may be presented and surrendered for such payment.

(f) Subject to the provisions of Sections 2.7(a) and (b) hereof, the Holders of Notes of each Class as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2.

(g) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(h) Payment of any Default Interest may be made in any other lawful manner in accordance with the priorities set forth in Sections 11.1(a) and (b) hereof if notice of such payment is given by the Trustee to the Co-Issuers and the Noteholders, and such manner of payment shall be deemed practicable by the Trustee.

(i) Interest accrued with respect to each Class of Notes shall be calculated on the basis of: (i) in the case of the Floating Rate Notes, a 360-day year and the actual number of days elapsed in each Interest Accrual Period and (ii) in the case of the Fixed Rate Notes, a 360-day year consisting of twelve 30-day months.

(j) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment or

Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(k) Notwithstanding any provisions in this Indenture to the contrary, the obligations of the Co-Issuers under the Notes and this Indenture, are limited recourse obligations of the Co-Issuers payable solely from the Collateral and following realization of the Collateral, all obligations of and any claims against either or both of the Co-Issuers hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Notes or in respect of any other obligation of the Co-Issuers hereunder or arising in connection herewith against any Officer, director, employee, member, partner, stockholder, shareholder or incorporator of the Co-Issuers, the Noteholders, the Collateral Manager, the Trustee, the Collateral Administrator, the Initial Purchasers, any party to the Asset Transfer Agreements, their respective Affiliates or any of their successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (k) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or any Hedge Agreement or secured by this Indenture until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this paragraph (k) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or any Hedge Agreement or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(l) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(m) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7.

Section 2.8 Persons Deemed Owners.

The Co-Issuers, the Trustee, and any agent of the Co-Issuers or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note on the Note Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Co-Issuers nor the Trustee nor any agent of the Co-Issuers or the Trustee shall be affected by notice to the contrary; provided, however, that DTC, or its nominee, shall be deemed the owner of the Global Notes, and except to the extent expressly provided herein, owners of beneficial interests in Global Notes will not be considered the owners of Notes.

Section 2.9 Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, shall be promptly canceled by it and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Co-Issuers shall direct by an Issuer Order that they be returned to it.

Section 2.10 Representations and Warranties.

(a) Each of the Co-Issuers (severally and not jointly) represents and warrants to, and agrees with, the Trustee as follows:

(i) The Issuer has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, the Co-Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and each of the Issuer and the Co-Issuer has been duly qualified as a foreign company or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of all jurisdictions in which it owns or leases property of a nature or transacts business of a type that would require such qualifications.

(ii) Each of the Co-Issuers has all requisite power and authority and all requisite authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies necessary to own its properties, to conduct its business, to execute, deliver and perform this Indenture and the other agreements to which it is a party, except such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution by the Initial Purchasers of the Notes; all such authorizations, approvals, orders, licenses, certificates and permits are in full force and effect; and there are no legal or governmental proceedings pending or, to the Co-Issuers’ knowledge, threatened that would result in a material modification, suspension or revocation thereof.

(iii) The compliance by the Co-Issuers with all of the provisions of this Indenture and the other agreements to which either of them is a party, and the consummation of the transactions by the Co-Issuers herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which either of the Co-Issuers is a party or by which either of the Co-Issuers is bound or to which any of the property or assets of the Co-Issuers is subject, nor will such action result in any violation of the provisions of the organizational documents of either of the Co-Issuers or any statute applicable to either of the Co-Issuers or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Co-Issuers or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by either of the Co-Issuers of the transactions contemplated by this Indenture or the other agreements, except (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and (ii) such recordations or filings as may be required or contemplated by this Indenture.

(iv) This Indenture has been duly authorized, executed and delivered by each Co-Issuer. When executed and delivered by the other parties hereto, this Indenture constitutes a legal, valid and binding agreement enforceable against such Co-Issuer in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

(v) There are no actions or proceedings against, or investigations of, either Co-Issuer pending, or, to the knowledge of either Co-Issuer, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the transactions contemplated by this Indenture or (iii) which could reasonably be expected to materially and adversely affect the performance by either of the Co-Issuers of its obligations under, or the validity or enforceability of, this Indenture.

(vi) The information contained in Schedule I is accurate and complete.

(vii) The Issuer is not “located in” (as such term is defined in Section 9-307 of the UCC) the United States or Canada.

(viii) The Issuer is not a securities intermediary, broker, commodity intermediary or “Participant” (as such term is defined in 31 C.F.R. Part 357).

(b) The Issuer hereby represents that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is delivered as if made at and as of that time), with respect to the Collateral:

(i) The Issuer owns and has good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or expressly permitted by, this Indenture.

(ii) Other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment, Pension Benefit Guaranty Corporation or tax lien filings against the Issuer.

(iii) The Collateral is comprised of “instruments,” “security entitlements,” “general intangibles,” “tangible chattel paper,” “deposit accounts,” “accounts,” “certificated securities,” “uncertificated securities” or “securities accounts” (each as defined in the applicable Uniform Commercial Code).

(iv) All Accounts constitute “securities accounts” as defined in the applicable Uniform Commercial Code.

(v) This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Collateral in favor of the Trustee, which security interest is prior to all other liens and is enforceable as such against creditors of and purchasers from the Issuer.

(vi) The Issuer has received all consents and approvals required by the terms of each such item of Collateral to the transfer to the Trustee of its interest and rights in such item of Collateral hereunder.

(vii) The Issuer is a permitted transferee of each Collateral Interest in accordance with the terms of the related Underlying Instrument.

(c) The Issuer hereby represents that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date of which Collateral is Delivered as if made at and as of that time), with respect to Collateral that constitutes “instruments”:

(i) all original executed copies of each promissory note that constitutes or evidences such instruments have been delivered to the Trustee and

(ii) none of the promissory notes that constitute or evidence such instruments has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any person other than the Trustee.

(d) The Issuer hereby represents that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date of which Collateral is Delivered as if made at and as of that time), with respect to Collateral that constitutes “security entitlements”:

(i) All of such security entitlements have been credited to one of the Accounts. The Securities Intermediary for each Account has agreed to treat all assets credited to such Account as “financial assets” within the meaning of the applicable Uniform Commercial Code.

(ii) The Issuer has taken all steps necessary to cause the Securities Intermediary to identify in its records the Trustee as the person having a security entitlement against the Securities Intermediary in each of the Accounts.

(iii) The Accounts are not in the name of any person other than the Trustee. The Issuer has not consented to the Securities Intermediary of any Account to comply with the entitlement order of any person other than the Trustee.

(e) The Issuer hereby represents that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date of which Collateral is Delivered as if made at and as of that time), with respect to Collateral that constitutes “general intangibles” or “accounts”: the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Collateral granted to the Trustee hereunder.

(f) The Issuer hereby represents that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date of which Collateral is Delivered as if made at and as of that time), with respect to Collateral that constitutes “tangible chattel paper”:

(i) (A) All original executed copies of each agreement that constitutes or evidences such tangible chattel paper have been delivered to the Trustee and (B) none of the agreements that constitute or evidence such tangible chattel paper has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any person other than the Trustee.

(ii) The Issuer has taken all steps necessary to perfect the security interest against the account debtor in the property securing the agreements that constitute tangible chattel paper.

(g) The Issuer hereby represents that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date of which Collateral is Delivered as if made at and as of that time), with respect to Collateral that constitutes “deposit accounts”:

(i) The Issuer has taken all steps necessary to cause the Trustee to become the account holder of the deposit accounts.

(ii) The deposit accounts are not in the name of any person other than the Trustee. The Issuer has not consented to the bank maintaining any deposit account to comply with the instructions of any person other than the Trustee.

(h) The Issuer hereby represents that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date of which Collateral is Delivered as if made at and as of that time), with respect to Collateral that constitutes a certificated security, such certificated security has been delivered to the Trustee and, if in registered form, has been indorsed to the Trustee or in blank by an effective indorsement or has been registered in the name of the Trustee upon original issue or registration of transfer by the issuer of such certificated security.

(i) The Issuer hereby represents that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date of which Collateral is Delivered as if made at and as that time), with respect to Collateral that constitutes an uncertificated security, the Issuer has taken all steps necessary to cause the issuer of such uncertificated security to register the Trustee as the registered owner of such uncertificated security.

(j) None of the provisions of this Section 2.10(b)-(j) shall be waived without the prior written confirmation from each of the Rating Agencies that such waiver shall not result in a reduction or withdrawal of the then-current rating of any Class of Notes.

(k) The Trustee hereby represents and warrants and agrees with the Co-Issuers as follows:

(i) The Trustee is a national banking association, duly organized, validly existing, and is in good standing, with full power and authority to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Indenture, is qualified to transact business in the jurisdictions required for the Trustee to conduct its business and perform its obligations hereunder and possesses all licenses required to transact its business and perform its obligations hereunder.

(ii) The execution, delivery and performance of this Indenture by the Trustee have been duly authorized by all necessary action on the part of the Trustee; neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under (A) any Illinois or federal statute or regulation applicable to the Trustee; (B) the articles of incorporation or bylaws of the Trustee; or (C) the terms of any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound, or any statute, order, decree or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

(iii) The execution, delivery and performance by the Trustee of this Indenture and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.

(iv) This Indenture has been duly executed and delivered by the Trustee and constitutes a valid, legal and binding obligation of the Trustee enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(v) There are no actions, suits or proceedings pending or, to the best of the Trustee’s knowledge, threatened or likely to be asserted against or affecting the Trustee, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Indenture or (B) with respect to any other matter which in the judgment of the Trustee would, if determined adversely to the Trustee, adversely affect its ability to perform its obligations under this Indenture.

(vi) The Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Trustee or its properties or might have consequences that would materially and adversely affect its performance hereunder.

(l) The Securities Intermediary hereby represents and warrants and agrees with the Co-Issuers and for the benefit of the Trustee as follows:

(i) With respect to the Collateral Interests that are book-entry securities, such Collateral Interests have been credited to the Trustee’s securities account by accurate book entry.

(ii) With respect to all Collateral that is not a book-entry security, such Collateral shall be held at all times in Illinois.

(iii) The Securities Intermediary will comply with all “Entitlement Orders” (as such term is defined in Section 8-102 of the UCC) of the Trustee and shall not accept Entitlement Orders from any other person except as authorized by the Trustee.

(iv) To the extent determined by the actions of the Securities Intermediary, the Trustee shall at all times have “control” (as defined in Section 8-106 of the UCC) over the securities account and the Collateral Interests that are book-entry securities.

(v) The Securities Intermediary has received no notice of, and has no knowledge of any “adverse claim” (as such term is defined in the UCC) as to the Collateral Interests.

(vi) The Securities Intermediary waives any lien, claim or encumbrance in favor of the Securities Intermediary in the Collateral.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1 General Provisions.

The Notes to be issued on the Closing Date shall be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request, upon compliance with Section 3.2 and upon receipt by the Trustee of the following:

(a) (i) an Officer’s certificate of the Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture and the Collateral Management Agreement and the execution, authentication and delivery of the Notes and specifying the Stated Maturity, the principal amount and Note Interest Rate of the Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon; and

(ii) an Officer’s certificate of the Co-Issuer (A) evidencing the authorization of the execution and delivery of this Indenture, and the execution, authentication and delivery of the Notes and specifying the Stated Maturity, the principal amount and Note Interest Rate of each Class of Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of the Certificate of Formation and Limited Liability Company Agreement are true and complete copies thereof and (2) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b) (i) either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer satisfactory in form and substance to the Trustee that the Trustee is entitled to rely thereon and that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes, or (B) an Opinion of Counsel of the Issuer satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Notes except as may have been given; and

(ii) either (A) a certificate of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Co-Issuer satisfactory in form and substance to the Trustee that the Trustee is entitled to rely thereon and that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes, or (B) an Opinion of Counsel of the Co-Issuer satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Notes except as may have been given;

(c) opinions of Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Co-Issuers as to corporate, tax and security interest matters;

(d) an opinion of Maples and Calder, Cayman Islands counsel to the Issuer (which shall be limited to the laws of the Cayman Islands), dated the Closing Date;

(e) an opinion of Seyfarth Shaw LLP, Illinois counsel to the Trustee, as to certain security interest perfection matters, dated the Closing Date;

(f) an opinion of Cadwalader, Wickersham & Taft, counsel to the Collateral Manager, dated the Closing Date;

(g) an opinion of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Trustee, dated the Closing Date;

(h) an opinion of Clifford Chance special counsel to CBRE Realty Finance, Inc. regarding its qualification and taxation as a REIT and the status of the Issuer as a Qualified REIT Subsidiary and its status under the Investment Company Act of 1940, as amended.

(i) an Officer’s certificate of the Issuer stating that the Issuer is not in Default under this Indenture and that the issuance of the Notes applied for will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Memorandum of Association or Articles of Association of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with; and that all expenses due or accrued with respect to the offering of the Notes or relating to actions taken on or in connection with the Closing Date have been or will be paid;

(j) an Officer’s certificate of the Co-Issuer stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Notes applied for will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the limited liability company agreement of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with; and that all expenses due or accrued with respect to the offering of the Notes or relating to actions taken on or in connection with the Closing Date have been paid;

(k) an Accountant’s Certificate confirming the information with respect to each Collateral Interest set forth on the Schedule of Collateral Interests attached hereto as Schedule I;

(l) an executed counterpart of the Collateral Management Agreement;

(m) an executed counterpart of each Asset Transfer Agreement with respect to the Initial Collateral Interests;

(n) an executed counterpart of the CDO Servicing Agreement;

(o) confirmation of the issuance of the Preferred Shares;

(p) an executed counterpart of the Administration Agreement;

(q) an executed counterpart of any outstanding Hedge Agreement; and

(r) such other documents as the Trustee may reasonably require.

Section 3.2 Security for Notes.

Notes to be issued on the Closing Date shall be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order and upon delivery by the Issuer to the Trustee and the Trustee, and receipt by the Trustee, of the following:

(a) Delivery of Initial Collateral Interests. The Initial Collateral Interests to be Granted to the Trustee on the Closing Date shall have been Delivered to the Trustee (or with respect to any items of Initial Collateral Interests not settled on or before the Closing Date, trade confirmations evidencing purchase by the Issuer of the Initial Collateral Interests on the Closing Date shall have been delivered to the Trustee) and the Collateral File for each such Collateral Interest shall have been delivered to the Trustee (or, with respect to any items required to be included in the Collateral File and not delivered on the Closing Date, the Issuer shall cause such items to be delivered to the Trustee promptly following the Closing Date).

On the Closing Date, the Issuer will have purchased Initial Collateral Interests having an Aggregate Principal Balance at least equal to $503,988,127.

(b) Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Interest pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i) the Issuer is the owner of such Collateral Interest free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date and except for those Granted pursuant to this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Interest prior to the Closing Date and owed by the Issuer to the seller of such Collateral Interest;

(ii) the Issuer has acquired its ownership in such Collateral Interest in good faith without notice of any adverse claim as defined in UCC § 8-102(a)(1), except as described in paragraph (i) above;

(iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Interest (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Interest to the Trustee and has taken all actions, if any, required pursuant to Section 7.5(a);

(v) the information set forth with respect to such Collateral Interest in the Schedule of Collateral Interests is correct;

(vi) the Issuer has complied with the conditions to and the restrictions on transfer of the Collateral Interests contained in the related Underlying Instruments and other documents related to such Collateral Interests; and

(vii) upon Grant by the Issuer, the Trustee for the benefit of the Secured Parties has a first priority perfected security interest in the Collateral (assuming that any Securities Intermediary or other entity not within the control of the Issuer involved in the Delivery of Collateral takes the actions required of it for perfection of such security interest).

(c) Rating Letters. An Officer’s certificate of the Issuer to the effect that attached thereto are true and correct copies of letters signed by Moody’s, S&P and Fitch and confirming that the Class A Notes have been rated “Aaa” by Moody’s and “AAA” by S&P and Fitch, that the Class B Notes have been rated at least “Aa2” by Moody’s and at least “AA” by S&P and Fitch, that the Class C Notes have been rated at least “A1” by Moody’s and at least “A+” by S&P and Fitch, that the Class D Notes have been rated at least “A3” by Moody’s and at least “A-” by S&P and “A+” by Fitch, that the Class E Notes have been rated at least “Baa1” by Moody’s and at least “BBB+” by S&P and “A-” by Fitch, that the Class F Notes have been rated at least “Baa1” by Moody’s and at least “BBB” by S&P and “A-” by Fitch, that the Class G Notes have been rated at least “Baa3” by Moody’s and at least “BBB-” by S&P and BBB+ by Fitch, that the Class H Notes have been rated at least “BBB-” by S&P and at least “BBB+” by Fitch, that the Class J Notes have been rated at least “Ba2” by Moody’s and at least “BB” by S&P and “BBB-” by Fitch, and that the Class K Notes have been rated at least “B2” by Moody’s and at least “B” by S&P and “BB” by Fitch, and that such ratings are in full force and effect on the Closing Date.

(d) Accounts. Evidence of the establishment of the Custodial Account, the Collection Account, the Payment Account, the Uninvested Proceeds Account, the Closing Date Expense Account, the Hedge Termination Receipts Account, the Expense Reserve Account and the Future Funding Asset Account.

Section 3.3 Reserved.

Section 3.4 Reserved.

Section 3.5 Intermediaries.

(a) Delivery of any Collateral to the Trustee, and custody of the same by the Trustee, may be through the Securities Intermediary. Notwithstanding anything herein to the contrary, to the extent any items of Collateral are issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other U.S. Person (collectively,

“Non-U.S. Portfolio Securities”), such Non-U.S. Portfolio Securities may be delivered to and held by the Trustee through one or more Foreign Sub-custodians or Foreign Clearance Systems (as those terms are defined in the Section below; collectively, “Foreign Intermediaries”) if such Non-U.S. Portfolio Securities cannot be delivered to the Securities Intermediary.

(b) The Trustee, for the purpose of receiving and holding any Non-U.S. Portfolio Securities (as defined in Section 3.5(a)), may appoint one or more banking or securities institutions located outside the United States (each a “Foreign Sub-custodian”) and/or clearing agencies or systems located outside the United States (each, a “Foreign Clearance System”), including without limitation Euroclear and Clearstream. With respect to Non-U.S. Portfolio Securities (and related cash) held through Foreign Intermediaries, such Foreign Intermediaries may be authorized to hold Non-U.S. Portfolio Securities in central securities depositories or clearing agencies in which such Foreign Intermediaries participate.

(c) The Trustee’s responsibility with respect to the selection or appointment of Foreign Intermediaries shall be limited to a duty to exercise reasonable care in the selection or retention of such Foreign Intermediaries in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market; provided, that the appointment of Euroclear or Clearstream to act as Foreign Intermediary shall be deemed to have been made in the exercise of reasonable care. With respect to any costs, expenses, damages, liabilities, or claims (including, without limitation, attorneys’ and accountants’ fees) incurred by the Issuer as a result of the acts or the failure to act by any Foreign Intermediaries, the Trustee shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such Foreign Intermediaries; provided, that the Trustee’s sole liability in that regard shall be limited to amounts actually received by it from such Foreign Intermediaries (exclusive of related costs and expenses incurred by the Trustee). The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes, fires; floods, wars, civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

Subject to the last paragraph of this Section 4.1, this Indenture shall be discharged and shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon as provided herein, (iv) the rights, obligations and immunities of the Trustee hereunder, and (v) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them, when:

(a) all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation;

(b) the Co-Issuers have paid or caused to be paid all other sums payable hereunder, under the Collateral Management Agreement, under the Administration Agreement and under the Hedge Agreements by the Co-Issuers; and

(c) the Co-Issuers have delivered to the Trustee Officer’s Certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the rights of the Hedge Counterparties and the rights and obligations of the Co-Issuers, the Trustee and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7, 7.1, 7.3, 14.14 and 14.16 hereof shall survive.

Section 4.2 Application of Trust Money.

All Monies deposited with the Trustee pursuant to Section 4.1 shall be held segregated from other funds in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of the principal and interest, either directly or through any Paying Agent, as the Trustee may determine, to the Person entitled thereto of the principal and interest for whose payment such Money has been deposited with the Trustee.

Section 4.3 Repayment of Monies Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture for the benefit of the Holders of the Notes shall, upon demand of the Co-Issuers be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE 5

EVENTS OF DEFAULT; REMEDIES

Section 5.1 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a failure to make payments of interest when due and payable that continues for four (4) consecutive Business Days on any Class A Note or Class B Note, or, if there are no Class A Notes or Class B Notes outstanding, on any Class C Note, or, if there are no Class C Notes or other Notes of a class having an earlier alphabetical designation outstanding, on any Class D Note, or, if there are no Class D Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class E Note, or, if there are no Class E Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class F Note, or, if there are no Class F Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class G Note, or, if there are no Class G Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class H Note, or, if there are no Class H Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class J Note, or, if there are no Class J Notes or other Notes of a Class having an earlier alphabetical designation outstanding, on any Class K Note;

(b) a failure to make payments of principal on any Note at its Maturity Date or if the Co-Issuers have elected to repay the Notes in an Optional Redemption, a Tax Redemption or an Auction Call Redemption, on the applicable Redemption Date (unless notice of such Redemption has been deemed to be rescinded as provided in Section 9.2 hereof);

(c) a failure on any Payment Date to disburse amounts available (including without limitation, amounts payable to any Hedge Counterparty) in the Payment Account in accordance with the Priority of Payments (other than a default in payment described in paragraphs (a) and (b) above) and a continuation of such failure for four (4) consecutive Business Days;

(d) either of the Co-Issuers or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(e) a default in the performance, or breach, of any other covenant or warranty of either of the Co-Issuers under this Indenture, or if any representation or warranty of either of the Co-Issuers made in this Indenture or in any certificate or writing delivered pursuant hereto proves to be incorrect in any material respect when made, which default or failure has a material adverse effect on the Holders of the Notes and which default or breach continues for a period of 45 calendar days (or 21 days in the case of a failure to maintain a perfected security interest) after notice by any one of the Trustee, the Collateral Manager, the Co-Issuers or 25% of the Noteholders of any Class, to the Co-Issuers, the Collateral Manager or the Trustee;

(f) the Issuer is not treated as a Qualified REIT Subsidiary, unless (A) the Issuer (1) has received an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that, (i) notwithstanding the Issuer’s loss of Qualified REIT Subsidiary status, the Issuer is not, and has not been, an association (or publicly traded partnership) taxable as a corporation, or is not, and has not been, and will not be treated as a foreign corporation that is engaged in a trade or business in the United States or is otherwise subject to U.S. federal income tax on a net basis, (ii) payments of interest on the Collateral Interests will not be subject to withholding or other taxes, fees or assessments, and (iii) the Holders of the Notes are not otherwise materially adversely affected by the loss of Qualified REIT Subsidiary status or (2) receives an amount from the Preferred Shareholders sufficient to discharge in full the amounts then due and unpaid on the Notes and amounts and expenses described in clauses (i) through (iii), and (xxix) through (xxxii) in accordance with the provisions of Section 11.1(a) herein or (B) all Classes of the Notes are subject to a Tax Redemption announced by the Issuer in compliance with this Indenture, and such redemption has not been rescinded;

(g) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(h) the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action.

Upon the occurrence of an Event of Default, the Co-Issuers shall immediately notify the Trustee, the Collateral Manager, the Noteholders and the Rating Agencies and each Hedge Counterparty in writing.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(g) or 5.1(h)), (i) the Trustee by notice to the Co-Issuers and each Hedge Counterparty or (ii) the Controlling Class, by notice to the Co-Issuers and the Trustee and each Hedge Counterparty, may declare the principal of all the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(g) or (h) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

(b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article 5, the Holders of a Majority of the Controlling Class, by written notice to the Issuer and the Trustee and each Hedge Counterparty, may rescind and annul such declaration and its consequences if:

(i) the Co-Issuers have paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue installments of interest and principal on the Notes,

(B) to the extent that payment of such interest is lawful, interest upon Deferred Interest, and Default Interest on the Notes at the applicable Note Interest Rates,

(C) all unpaid taxes and Administrative Expenses relating to the Notes and other sums paid or advanced by the Trustee, the Advancing Agent and, with respect to any Cure Advance, the Collateral Manager hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

(D) all amounts then due and payable under any Transaction Document (including, the Hedge Agreements) payable prior to the payment of the principal of and interest on the Notes in accordance with the Priority of Payments, and

(ii) the Trustee has determined that all Events of Default, other than the non-payment of the interest on or principal of Notes that have become due solely by such acceleration, have been cured and the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld) or waived as provided in Section 5.14(b), and

(iii) the Issuer has entered into a replacement Hedge Agreement with a Hedge Counterparty for any Hedge Agreement terminated solely as a result of the occurrence of such event of default or a declaration of acceleration of maturity.

At any such time as the Trustee shall rescind and annul such declaration and its consequences, the Trustee shall preserve the Collateral in accordance with the provisions of Section 5.5; provided, however, that if such preservation of the Collateral is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to paragraph (a) of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph (b).

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Co-Issuers covenant that if a Default shall occur in respect of the payment of any principal of or interest on any Note, the Co-Issuers, will, upon demand of the Trustee or any affected Noteholder, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, such Noteholder and their respective agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or the Co-Issuer, as applicable, or any other obligor upon the Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Event of Default occurs and is continuing, the Trustee may in its discretion or shall upon direction of the Majority of the Controlling Class proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee shall deem most effectual (if no direction by a Majority of the Controlling Class is received by the Trustee or as the Trustee may be directed by a Majority of the Controlling Class), to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Manager (including any claim for reasonable compensation to the Trustee and the Collateral Manager and each predecessor Trustee and the Collateral Manager and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, by the Trustee and the Collateral Manager and each predecessor Trustee and Collateral Manager) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, by the Trustee and each predecessor Trustee, except as a result of negligence, fraud, willful misconduct or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or any Hedge Counterparty, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or any Hedge Agreement, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any Hedge Counterparty in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or Hedge Agreement or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys and counsel, shall be for the ratable benefit of the Holders of the Notes payable to such parties and to the Hedge Counterparty in accordance with the Priority of Payments.

In any Proceedings brought by the Trustee on behalf of the Holders (including any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) and/or the Hedge Counterparty, the Trustee shall be held to represent all the Holders of the Notes and/or the Hedge Counterparty, as applicable.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless either of the conditions specified in Section 5.5(a) is met.

Section 5.4 Remedies.

(a) If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may (after notice to the Noteholders and the Hedge Counterparties, and shall, upon direction by a Majority of the Controlling Class), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral Monies adjudged due;

(ii) subject to Section 5.5, cause the Trustee to sell all or a portion of the Collateral or rights or interests therein, at one or more public or private Sales called and conducted in any manner permitted by law and in accordance with Section 5.17;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes hereunder; and

(v) exercise any other rights and remedies that may be available at law or in equity.

Notwithstanding the above remedies, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in Section 5.5(a) is met.

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation, at the expense of the Issuer, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and payable pursuant to Sections 11.1(a)(i) and (xxx) and 11.1(b)(i) and (xxvii) hereof as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder or Noteholders, the Collateral Manager or their affiliates may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase Money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such Sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes and provided, that the Sale of the Collateral has been negotiated). Said Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any Sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Co-Issuers, the Trustee and the Noteholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture, none of the Trustee, any other Secured Party or any third party beneficiary of this Indenture, or the Holder of any Notes may, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the applicable preference period then in effect) in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5 Optional Preservation of Collateral.

(a) Notwithstanding any other provisions hereof to the contrary, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Collateral securing the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Article 11 and Article 13 unless:

(i) the Trustee or an Independent investment banking firm of national reputation engaged by the Trustee pursuant to the last paragraph of Section 5.4(a) determines that the anticipated net proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to reimburse all Interest Advances and Reimbursement Interest thereon and to discharge in full the amounts then due and unpaid on the Notes, unpaid Administrative Expenses, the Collateral Management Fee, unpaid Advancing Agent Fees, unreimbursed Cure Advances, and expenses payable to the Collateral Manager under the Collateral Management Agreement and any termination payment due under the Hedge Agreements as a result of such sale or liquidation and the consequent termination of the Hedge Agreements, and the Controlling Class agrees with such determination; or

(ii) the Holders of at least 66 2/3% (by principal amount) of each Class of Notes direct the sale and liquidation of the Collateral.

The Trustee shall give written notice of the retention of the Collateral to the Issuer and each Hedge Counterparty with a copy to the Co-Issuer. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

(b) Nothing contained in Section 5.4(a) or 5.5(a) shall be construed to require or permit the Trustee to sell the Collateral securing the Notes if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Notes if prohibited by applicable law or if the Trustee is directed to liquidate the Collateral by the required Holders pursuant to Section 5.5(a)(ii).

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee or an Independent investment banking firm of national reputation engaged by the Trustee pursuant to the last paragraph of Section 5.4(a) shall obtain bid prices with respect to each security contained in the Collateral from three nationally recognized dealers meeting the requirements for qualified bidders, as specified by the Collateral Manager in writing, at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such security. In addition, for the purposes of determining issues relating to the market value of the Pledged Interests and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation.

The Trustee shall promptly deliver to the Noteholders, each Hedge Counterparty and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i). The Trustee shall make the determinations required by Section 5.5(a)(i) within 60 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a)(i). In the case of each calculation made by or on behalf of the Trustee pursuant to Section 5.5(a)(i), the Trustee or the investment bank engaged on its behalf shall obtain a letter of an Independent certified public accountant confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture. In determining whether the Holders of the requisite Aggregate Outstanding Amount of the Notes of the Controlling Class have given any direction or notice or have agreed pursuant to Section 5.5(a), any Person that owns or is a pledgee of the Outstanding Notes of the Controlling Class shall be counted as a Holder of each such Note for all purposes.

Section 5.6 Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7 Application of Money Collected.

Any Money collected by the Trustee with respect to the Notes pursuant to this Article 5 and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied subject to Section 13.1 and in accordance with the provisions of Section 11.1, at the date or dates fixed by the Trustee.

Section 5.8 Limitation on Suits.

No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of an Event of Default;

(b) except as otherwise provided in Section 5.9, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall have made a written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(c) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a Majority of the Controlling Class;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.9 Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture (other than Section 2.7(k)), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable in accordance with the Priority of Payments, and subject to the provisions of Section 5.8, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.10 Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Co-Issuers, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or any Hedge Counterparty or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver.

No delay or omission of the Trustee or any Hedge Counterparty or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

Section 5.13 Control by Noteholders.

(a) Notwithstanding any other provision of this Indenture, the Holders of a Majority of the Controlling Class shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee for exercising any trust, right, remedy or power conferred on the Trustee; provided, that:

(i) such direction shall not conflict with any rule of law or with this Indenture (including, without limitation, a limitation on the liability of the Co-Issuers as set forth in Section 2.7(k));

(ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received satisfactory indemnity against such liability as set forth below);

(iii) the Trustee shall have been provided with indemnity satisfactory to it; and

(iv) any direction to the Trustee to undertake a Sale of the Collateral shall be by the Holders of Notes secured thereby representing the percentage of the Aggregate Outstanding Amount of Notes specified in Section 5.5.

Section 5.14 Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article 5, the Holders of a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default and its consequences, except a Default:

(a) in the payment of the principal of any Note;

(b) in the payment of interest on the Notes; or

(c) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; provided, however, that any rescission and annulment of a declaration of acceleration of maturity of the Notes shall be governed by Section 5.2(b).

In the case of any such waiver, the Co-Issuers, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Collateral Manager, each Hedge Counterparty and the Rating Agencies for so long as any such Rating Agency is rating any of the Notes.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto or restore any Hedge Agreement that has terminated pursuant to its terms.

Section 5.15 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity Date (or, in the case of Redemption, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws.

Each of the Co-Issuers covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and each of the Co-Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee and each Hedge Counterparty, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17 Sale of Collateral.

(a) Any Sale shall be conducted by the Trustee in accordance with the procedures set forth in Section 12.1(c); provided, however, that the Trustee shall not be required to follow any such procedures if such procedures would materially delay the Sale or otherwise adversely affect Noteholders. The power to effect any Sale of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee may upon notice to the Noteholders and each Hedge Counterparty, and shall, upon direction of a Majority of the Controlling Class from time to time (and with notice to each Hedge Counterparty) postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than five (5) Business Days after the date of the determination by the Trustee pursuant to Section 5.5, such Sale shall not occur unless and until the Trustee has again made the determination required by Section 5.4 and 5.5. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided, that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b) With respect to all portions of the Collateral that consist of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee shall sell such Unregistered Securities in compliance with the applicable transfer restrictions set forth in the related Underlying Instruments.

(c) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18 Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE 6

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three (3) Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within fifteen (15) days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Controlling Class, or in the case of a Sale pursuant to Section 5.5(a)(ii), from either (A) if the Class A Notes have not yet been paid in full, at least 66 2/3% (in aggregate principal amount) of the Class A Notes or (B) if the Class A Notes have been paid in full, at least a majority in principal amount of the remaining Notes then Outstanding (acting as a collective whole), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts (provided, that the foregoing shall not be construed to contravene any express provision hereof permitting the Trustee to rely on information provided by other Persons);

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Co-Issuer in accordance with this Indenture or the Holders of a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof) relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i) hereof, the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to its ordinary services, including under Article 5, under this Indenture; and

(v) the Trustee shall not be liable to the Noteholders for any action taken or omitted by it at the direction of either or both of the Co-Issuers, the Collateral Manager and/or the Holders of the Notes of the Controlling Class (or other Class if required or permitted by the terms hereof) under circumstances in which such direction is required or permitted by the terms of this Indenture.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(d), 5.1(g) or 5.1(h) or any Default described in Section 5.1(e) unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Co-Issuer, the Collateral or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(f) The Trustee is hereby directed to execute and deliver the CDO Servicing Agreement.

Section 6.2 Notice of Default.

Promptly (and in no event later than five Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit pursuant to Section 14.3 to the Collateral Manager, the Rating Agencies, each Hedge Counterparty and to all Holders of Notes, as their names and addresses appear on the Note Register, and, upon written request therefor in the form of Exhibit I attached hereto certifying that it is a holder of a beneficial interest in any Note, to such holder, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3 Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and, provided, that such counsel is selected with due care, the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of a Majority of the Controlling Class or a Rating Agency, shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, which shall be an expense of the Trustee reimbursable in accordance with the Priority of Payments, and the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers, to examine the books and records relating to the Notes and the Collateral and the premises of the Co-Issuers and the Collateral Manager, personally or by agent or attorney during the Co-Issuers’ or the Collateral Manager’s normal business hours; provided, that the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that this clause (g) shall not be deemed to relieve the Trustee of any liability imposed on the Trustee under this Indenture, and any actions or omissions of such agents or attorneys pursuant to this clause (g) shall be deemed for all purposes hereof to be the actions and omissions, respectively, of the Trustee; and

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, subject to Section 6.1(b), prudently believes to be authorized or within its rights or powers hereunder.

Section 6.4 Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Co-Issuers and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Notes. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5 May Hold Notes.

The Trustee, any Paying Agent, Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and, may otherwise deal with the Co-Issuers or any of their Affiliates, with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.6 Money Held in Trust.

Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7 Compensation and Reimbursement.

(a) The Issuer agrees (in accordance with the priority of payment provisions set forth in Section 11.1):

(i) to pay the Trustee on each Payment Date compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as set forth in clause (d) below;

(ii) to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee as to which this Indenture expressly provides for the reimbursement of the Trustee therefor (including without limitation the reasonable compensation and expenses of any investment banking firm employed by the Trustee pursuant to Section 5.4 or 5.5, except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence, willful misconduct, fraud or bad faith);

(iii) to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct, fraud or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

(b) The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of the fees and expenses of the Trustee hereunder from Moneys on deposit in the Payment Account for the Notes pursuant to Section 11.1.

(c) The Trustee hereby agrees not to cause the filing of, or join any Person in instituting, a petition in bankruptcy, insolvency, liquidation, moratorium or other similar proceeding against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture.

(d) The aggregate amount payable to the Trustee on any Payment Date pursuant to subsection 6.7(a)(i) shall equal the greater of (i) 1/12 of 0.01625% of the Aggregate Collateral Balance of the Collateral Interests, Eligible Investments purchased with Principal

Proceeds and Cash representing Principal Proceeds outstanding as of the prior Payment Date (or as of the Closing Date, in the case of the first Payment Date) and (ii) 1/12 of $25,000. The amounts payable to the Trustee on each Payment Date pursuant to subsections 6.7(a)(i), (a)(ii) and (a)(iii) shall be paid from the Collateral in accordance with the Priority of Payments. The Trustee shall have a lien ranking senior to that of the Noteholders upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee under Section 6.7; provided that the right of the Trustee to receive payments from the Collateral shall be subject to the Priority of Payments. The Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action pursuant to Section 5.3 hereof for the enforcement of the lien of the Indenture for the benefit of the Noteholders; provided, further, that the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of Noteholders in the manner set forth in Section 5.4 hereof. The provisions of clause (a) above shall also apply to the Trustee in its capacity as Collateral Administrator.

Fees applicable to periods shorter than a calendar month shall be prorated based on the number of days within such period and all fees shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Trustee shall receive amounts pursuant to this Section 6.7 and Section 11.1(a) and (b) only to the extent that the payment thereof will not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy against the Co-Issuers for the nonpayment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture. No direction by a Majority of the Controlling Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

If on any date when a fee shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable on such later date on which funds shall be available thereof with interest thereon at the Prime Rate.

Section 6.8 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation or a national banking association organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by federal or state authority, having a long-term debt rating of at least “A+” by S&P and Fitch and “Aa3” by Moody’s, or such other rating as shall satisfy the Rating Agency Condition, and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b) The Trustee may resign at any time by giving written notice thereof to the Co-Issuers, the Collateral Manager, the Noteholders each Hedge Counterparty and the Rating Agencies. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to each Noteholder and the Collateral Manager; provided, that such successor Trustee shall be appointed only upon the written consent of a Majority of the Holders of the Notes or at any time when an Event of Default shall have occurred and be continuing by the Holders of not less than a Majority of the Controlling Class. If no successor trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Notes or at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.12, by Act of a 66 2/3% of the Aggregate Outstanding Amount of the Controlling Class, delivered to the Trustee and to the Co-Issuers.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Co-Issuers or by any Holder; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee. If the Co-Issuers shall fail to appoint a successor

Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of the Holders of a Majority of the Controlling Class delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers. If no successor Trustee shall have been so appointed by the Co-Issuers or such Holders and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies and to the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

(g) In the event that the Trustee resigns, or is removed as Trustee, the Trustee shall also be automatically removed as Collateral Administrator, Securities Intermediary and as Preferred Shares Paying and Transfer Agent and ABN AMRO Bank N.V. (London Branch) shall automatically be removed as Euro Transfer Agent. Any replacement Trustee shall automatically become the replacement Collateral Administrator, Securities Intermediary, Preferred Shares Paying and Transfer Agent and Euro Transfer Agent.

Section 6.10 Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers, each Hedge Counterparty and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of the Controlling Class or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(b). Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance either (a) such successor shall have a long-term debt rating that meets the requirements set forth in Section 6.8, and shall also be qualified and eligible under this Article 6, or (b) the Rating Agency Condition has been met.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12 Co-Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within fifteen (15) days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment.

Should any written instrument from the Co-Issuers be required by any co-trustee, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay (but only from and to the extent of the Collateral, to the extent funds are available therefor under Section 11.1(a)(i) and 11.1(b)(i), and to the extent funds are not available therefor under Section 11.1(a)(i) and 11.1(b)(i), after payment in full of the amounts payable pursuant to clauses (i) through (xxix) of Section 11.1(a) and clauses (i) through (xxvi) of Section 11.1(b)) for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly, as shall be provided in the instrument appointing such co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so removed or which has so resigned may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f) any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13 Certain Duties of Trustee Related to Delayed Payment of Proceeds.

In the event that in any month the Trustee has not received a payment with respect to any Pledged Interest on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three (3) Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the issuer of such Pledged Interest, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three (3) Business Days after the date of such request; provided, however, that the Collateral Manager shall simultaneously receive a copy of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of a Pledged Interest in connection with any such action under the Collateral Management Agreement, such release shall be subject to Section 10.6 and Article 12 of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Interest received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and Section 10.2(a) and such payment shall not be deemed part of the Collateral.

Section 6.14 Authenticating Agents.

Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes “by the Trustee.”

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Co-Issuers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7. The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15 The Securities Intermediary.

(a) There shall at all times be one or more “securities intermediaries” (as defined in the UCC) appointed by the Trustee for purposes of this Indenture (the “Securities Intermediary”). The Trustee hereby appoints LaSalle Bank National Association, as the initial Securities Intermediary hereunder (in such capacity, “LaSalle”), and LaSalle accepts such appointment.

(b) The Securities Intermediary shall be, and LaSalle as initial Securities Intermediary hereunder hereby represents and warrants that it is as of the date hereof and shall be, for so long as it is the Securities Intermediary hereunder, a corporation or national banking association that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder. The Securities Intermediary also hereby represents and warrants that it is not as of the date hereof and shall not be, for so long as it is the Securities Intermediary hereunder, a clearing agency required to be registered, or exemption from registration, under United States federal securities laws. The Securities Intermediary shall, and LaSalle as initial Securities Intermediary does, agree with the parties hereto that each Account shall be an account to which financial assets may be credited and undertake to treat the Trustee as entitled to exercise the rights that comprise such financial assets. The Securities Intermediary shall, and LaSalle as initial Securities Intermediary does, agree with the parties hereto that each item of property credited to each Account shall be treated as a “financial asset” as defined in the UCC. The Securities Intermediary shall, and LaSalle as initial Securities Intermediary does, acknowledge that as a result of Section 14.12 of this Indenture, the “securities intermediary’s jurisdiction” as defined in the UCC of the Securities Intermediary with respect to the Collateral, shall be the State of New York. The Securities Intermediary shall, and LaSalle as initial Securities Intermediary does, represent and covenant that it is not and will not be (as long as it is the Securities Intermediary hereunder) a party to any agreement that is inconsistent with the provisions of this Indenture. The Securities Intermediary shall, and LaSalle as initial Securities Intermediary does, covenant that it will not take any action inconsistent with the provisions of this Indenture applicable to it. The Securities Intermediary shall, and LaSalle as initial Securities Intermediary does, agree that any item of property credited to any Account shall not be subject to any security interest, lien, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Trustee).

(c) It is the intent of the Trustee and the Co-Issuers that each Account shall be a securities account of the Trustee and not an account of the Co-Issuers. Nonetheless, (i) the Securities Intermediary shall agree to comply with entitlement orders concerning the Accounts originated by the Trustee without further consent by the Co-Issuers or any other person or entity, and (ii) LaSalle as initial Securities Intermediary agrees that for so long as it is the Securities Intermediary hereunder, it will comply with entitlement orders concerning the Accounts originated by the Trustee without further consent by the Co-Issuers or any other person or entity. The Securities Intermediary shall covenant that it will not agree with any person or entity other than the Trustee that it will comply with entitlement orders originated by such person or entity, and LaSalle as initial Securities Intermediary hereby covenants that, for so long as it is the Securities Intermediary hereunder, it will not agree with any person or entity other than the Trustee that it will comply with entitlement orders originated by such person or entity.

(d) Nothing herein shall imply or impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC (and the Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC). Without limiting the foregoing, nothing herein shall imply or impose upon the Securities Intermediary any duties of a fiduciary nature.

(e) The Securities Intermediary may at any time resign by notice to the Trustee and may at any time be removed by notice from the Trustee; provided, however, that it shall be the responsibility of the Trustee to appoint a successor Securities Intermediary and to cause the Accounts to be established and maintained with such successor Securities Intermediary in accordance with the terms hereof; and the responsibilities and duties of the retiring Securities Intermediary hereunder shall remain in effect until all of the Collateral credited to the Accounts held by such retiring Securities Intermediary have been transferred to such successor. Any corporation or association into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which the Securities Intermediary shall be a party, shall be the successor of the Securities Intermediary hereunder, without the execution or filing of any further act on the part of the parties hereto or such Securities Intermediary or such successor corporation.

Section 6.16 Eligible Investments.

Eligible Investments acquired by the Issuer with available funds in an Account shall be credited by the Trustee to such Account.

Section 6.17 Fiduciary for Noteholders; Agent for the Paying Agents, the Collateral Manager and the Securities Intermediary.

With respect to the security interests created hereunder, the Delivery of any item of Collateral to the Trustee is to the Trustee as representative of the Noteholders and agent for the Preferred Shares Paying and Transfer Agent, the Hedge Counterparties, the Collateral Manager, the Collateral Administrator and the Securities Intermediary. In furtherance of the foregoing, the possession by the Trustee of any item of Collateral and the endorsement to or registration in the name of the Trustee of any item of Collateral (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Noteholders and agent for the Preferred Shares Paying and Transfer Agent and (solely for the purposes of the Granting Clauses hereof) the Hedge Counterparties, the Collateral Manager, the Collateral Administrator and the Securities Intermediary. The Trustee shall not by reason of this Indenture be deemed to be acting as a fiduciary for the Preferred Shares Paying and Transfer Agent, the Collateral Administrator, the Securities Intermediary, the Collateral Manager or any Hedge Counterparty; provided, that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

ARTICLE 7

COVENANTS

Section 7.1 Payment of Principal and Interest.

The Co-Issuers will duly and punctually pay the principal of and interest on the Notes, and make all other payments required by this Indenture, in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer and the Co-Issuer, as applicable, to such Noteholder for all purposes of this Indenture.

The Trustee shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Noteholder of any such withholding requirement no later than ten days prior to the date of the payment from which amounts are required to be withheld; provided, that despite the failure of the Trustee to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Co-Issuers as provided above.

Section 7.2 Maintenance of Office or Agency.

The Co-Issuers hereby appoint the Trustee as a Paying Agent for the payment of principal of and interest on the Notes and the Co-Issuers hereby appoint National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, NY 10001, as the Co-Issuers’ agent where notices and demands to or upon the Co-Issuers in respect of the Notes or this Indenture may be served. The Co-Issuer will at all times maintain an agent for service of process in New York, New York.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer will retain an independent agent in the Borough of Manhattan, the City of New York or in Chicago, Illinois, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Notes may be presented and surrendered for registration of transfer or exchange and for payment at the Corporate Trust Office. No paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax; provided, further, that if any of the Senior Notes shall cease to be deposited with or on behalf of DTC pursuant to the terms of Section 2.2(c) hereof, then the Issuer shall retain an independent agent in the Borough of Manhattan, the City of New York or in Chicago, Illinois, where Notes may be presented and surrendered for registration of transfer or exchange and for payment. The Co-Issuers shall give prompt written notice to the Trustee, the Rating Agencies, the Noteholders and each Hedge Counterparty of the appointment or termination of any such Paying Agent or agent for notices and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required agency in the Borough of Manhattan, The City of New York or Chicago, Illinois, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3 Money for Note Payments to be Held in Trust.

All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Co-Issuers by the Trustee or a Paying Agent.

When the Issuer and the Co-Issuer, as applicable, shall have a Paying Agent that is not also the Note Registrar, they shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer and the Co-Issuer, as applicable, shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment

Date or other date on which payments on the Notes are due, as the case may be, direct the Trustee to deposit on such Payment Date or other date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer and the Co-Issuer, as applicable, shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article 10.

The initial Paying Agents for the Notes shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided, however, that with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a rating of “A+” or higher or “A-1” by S&P or (ii) the Rating Agency Condition is met with respect to S&P; and provided, further, that so long as the Notes are rated by Fitch and with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a rating of at least “F1+” by Fitch or (ii) the Rating Agency Condition is met with respect to Fitch. In the event that such successor Paying Agent ceases to have a rating required by the foregoing sentence and a Rating Agency fails to confirm its ratings of the Applicable Notes, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(a) allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date or other date payments on the Notes are due among such Holders in the proportion specified in the applicable report, in each case to the extent permitted by applicable law;

(b) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e) if such Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer and the Co-Issuer, if applicable, may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer and the Co-Issuer, if applicable, or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer and the Co-Issuer, if applicable, or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Co-Issuers or, in the case of the Junior Notes, the Issuer upon Issuer Request; and the Holder of such Note shall thereafter, only have a claim, as an unsecured general creditor, against the Issuer or the Co-Issuer for payment of such amounts and all liability of the Trustee or such Paying Agent with respect to such trust Money (but only to the extent of the amounts so paid to the Co-Issuers) shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for Redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of Co-Issuers.

The Issuer and the Co-Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect their existence and rights as companies incorporated under the laws of the Cayman Islands and organized under the laws of the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral; provided, however, that the Issuer and the Co-Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands and the State of Delaware, respectively, to any other jurisdiction reasonably selected by the Issuer or the Co-Issuer, respectively, so long as (i) a Tax Event shall have occurred and would be cured by such change or the Issuer or Co-Issuer’s remaining in the same jurisdiction would have a material adverse effect on the Holders of the Notes of any Class or the holders of the Preferred Shares, (ii) written notice of such change shall have been given to the Trustee and by the Trustee to the Holders of Notes, each Rating Agency and each Hedge Counterparty for so long as each such rating agency is rating any of the Notes, (iii) the Rating Agency Condition is met, (iv) on or prior to the fifteenth Business Day following such notice by the Trustee, the Trustee shall not have received written notice from a Majority of any Class of Notes objecting to such change, (v) the Issuer and the Co-Issuer prepare, execute and deliver any documentation necessary to maintain the perfection of a first-priority security interest under this Indenture and (vi) such change would not have a material adverse affect on the Issuer’s or any Hedge Counterparty’s obligations under the Indenture or the related Hedge Agreement, respectively; and provided, further, that the Issuer shall be entitled to take any action required by this Indenture within the United States notwithstanding any provision of this Indenture requiring the Issuer to take such action outside of the United States so long as prior to taking any such action the Issuer receives a legal opinion from nationally recognized counsel to the effect that it is not necessary to take such action outside of the United States or any political subdivision thereof in order to prevent the Issuer from becoming subject to any United States federal, state or local withholding or other taxes.

Section 7.5 Protection of Collateral.

(a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Trustee and the Secured Parties to:

(i) grant more effectively all or any portion of the Collateral, including additional equity contributions;

(ii) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Pledged Interests or other instruments or property included in the Collateral;

(v) preserve and defend title to the Collateral and the rights therein of the Trustee and the Secured Parties in the Collateral against the claims of all Persons and parties; or

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Trustee, its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5.

(b) The Issuer shall pledge to the Trustee any amounts received as an additional equity contribution from any holder of Preferred Shares and all such amounts shall be subject to the lien of this Indenture for the benefit of the Secured Parties.

(c) The Trustee shall not (i) except in accordance with Section 10.6(a), (b) or (c), as applicable, remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c), if no Opinion of Counsel has yet been delivered pursuant to Section 7.6 hereof) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(d) The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Interests that secure the Notes.

Section 7.6 Opinions as to Collateral, Accountants’ and Tax Certificates.

(a) Upon request of a Rating Agency or the Trustee, on or before April 30th in each calendar year, commencing in 2007, the Issuer shall furnish to the Trustee, each Hedge Counterparty and the Rating Agencies an Opinion of Counsel stating that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Collateral remains in effect, confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(c), with regard to the perfection and priority of such security interest and stating that no further action (other than as specified in such Opinion of Counsel) needs to be taken to ensure the continued effectiveness and perfection of such lien and security interest until July in the following calendar year; provided, that the Issuer shall not be required to furnish more than one such opinion in each calendar year.

(b) If required to prevent the withholding and imposition of United States income tax, the Issuer shall deliver or cause to be delivered U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms).

Section 7.7 Performance of Obligations.

(a) The Co-Issuers shall not take any action, and will use their best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of enforcement action taken with respect to any Impaired Interest in accordance with the provisions hereof and as otherwise required hereby.

(b) The Co-Issuers may, with the prior written consent of a Majority of the Notes (except in the case of the Collateral Management Agreement as initially executed),

contract with other Persons, including the Collateral Manager, for the performance of actions and obligations to be performed by the Co-Issuers hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Collateral Management Agreement by the Collateral Manager. Notwithstanding any such arrangement, the Co-Issuers shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Co-Issuers; and the Co-Issuers will punctually perform, and use their best efforts to cause the Collateral Manager or such other Person to perform, all of its obligations and agreements contained in the Collateral Management Agreement or such other agreement.

(c) The Co-Issuers may without the consent of any Noteholders retain accountants and attorneys to perform the tasks required to be performed by accountants and attorneys hereunder, or such other tasks as are routinely performed by accountants and attorneys for entities such as the Co-Issuers.

Section 7.8 Negative Covenants.

(a) The Issuer will not and, with respect to clauses (ii), (iii) and (iv), the Co-Issuer will not:

(i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii) claim any credit on, or make any deduction from, the principal or interest payable in respect to the Notes (other than amounts withheld in accordance with the Code or any applicable laws of the Cayman Islands) or assert any claim against any present or future Noteholder, by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii) (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby, or (B)(1) issue any additional class of securities, or (2) issue any additional shares (other than the Preferred Shares issued on the Closing Date) or common stock, as the case may be; or

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby, or by the Collateral Management Agreement, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral.

(b) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted by this Indenture and the Collateral Management Agreement.

(c) The Co-Issuer will not invest any of its assets in “Securities” as such term is defined in the Investment Company Act, and will keep all of its assets in Cash.

(d) Neither the Issuer nor the Co-Issuer shall enter into any material agreement after the Closing Date (other than any agreements provided for in this Indenture or contemplated in the Collateral Management Agreement) without the prior written consent of the Holders of a Majority of the Notes, the Collateral Manager and the Issuer or the Co-Issuer, as applicable, shall provide notice of all such agreements to the Noteholders. Notwithstanding the foregoing, the Issuer or the Co-Issuer, as applicable, may enter into one or more material agreements after the Closing Date (including any agreements provided for in this Indenture) without the consent of the Noteholders of any Class of Notes if (i) the Issuer or the Co-Issuer, as applicable, determines that any such agreement would not, upon or after becoming effective, adversely affect the rights or interest of any Class of Notes, (ii) the Issuer or the Co-Issuer, as applicable, gives ten (10) days’ prior written notice to the applicable Noteholders of any such agreement and (iii) the Rating Agency Condition is met.

(e) Neither the Issuer nor the Co-Issuer shall amend, modify or waive any provision of its organizational documents without the consent of the Trustee (which shall not give such consent unless the Rating Agency Condition is met). Each of the Issuer and the Co-Issuer shall comply with its organizational documents.

(f) The Co-Issuer and the Issuer each shall ensure at all times that:

(i) it conducts its business from an office (in the case of the Issuer only outside of the United States) and having a telephone number that is separate and distinct from those of CBRE Realty Finance or any other Affiliate of CBRE Realty Finance Inc. (collectively, the “Parent Group”), even if such office space is subleased from, or is on or near premises occupied by, a Parent Group member; provided, that if such office space is subleased from a Parent Group member, the Co-Issuer, or the Issuer, as the case may be, shall insure that overhead and other expenses are allocated fairly between the Co-Issuer, or the Issuer, as the case may be, and such Parent Group member, including paying for office space and services performed by an employee of any member of the Parent Group;

(ii) it maintains separate corporate records and books of account from any other person or entity;

(iii) it maintains separate bank accounts (in the case of the Issuer only outside of the United States) from any other person or entity;

(iv) the Co-Issuer’s, or the Issuer’s, as the case may be, assets will be identifiable and held in its own name and none of the Co-Issuer’s, or the Issuer’s, as the case may be, assets will be commingled with those of any other person or entity;

(v) it conducts its own business in its own name;

(vi) it maintains separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity and does not have its assets listed on the financial statements of any other person or entity (other than as required with respect to consolidated financial statements prepared in accordance with generally accepted accounting principles, and with respect to any consolidated or combined financial statements having appropriate footnotes indicating that the Issuer and Co-Issuer are separate legal entities);

(vii) it pays its own liabilities and expenses only out of its own funds (or if, as a matter of administrative convenience, any such liabilities or expenses are initially paid by any Affiliate of the Co-Issuer, or the Issuer, as the case may be, the Co-Issuer, or the Issuer, as the case may be, timely reimburses such Affiliate for its allocable share of such payment);

(viii) it observes all corporate and other organizational formalities;

(ix) it maintains an arms’ length relationship with each member of the Parent Group and enters into transactions with members of the Parent Group only on a commercially reasonable basis;

(x) it pays the salaries of its employees, if any, out of its own funds;

(xi) it maintains a sufficient number of employees or engages independent agents, in each case to the extent reasonably required in light of its contemplated business operations;

(xii) it does not guarantee, become obligated or pay for the debts of any other entity or person;

(xiii) it does not hold out its credit as being available to satisfy the obligations of any other person or entity;

(xiv) it does not acquire the obligations or securities of any member of the Parent Group (except that Collateral Interests issued by trusts of which a member of the Parent Group is the depositor shall not be deemed obligations or securities of a member of the Parent Group for this purpose) except that it may be capitalized by a promissory note from any member of the Parent Group owning common stock of the Co-Issuer, or ordinary shares of the Issuer, as the case may be;

(xv) it does not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity (other than the Collateral Interests, Eligible Investments and other Collateral permitted hereunder);

(xvi) it uses separate stationery, and to the extent used, invoices and checks bearing its own name;

(xvii) it does not pledge its assets for the benefit of any other party (except the pledges set forth in this Indenture);

(xviii) it holds itself out as a separate entity;

(xix) it corrects any known misunderstanding regarding its separate identity;

(xx) it does not identify itself as a division of any other person or entity;

(xxi) it maintains adequate capital in light of its contemplated business operations; and

(xxii) it conducts its business and affairs in accordance with the assumptions contained in and certificates attached to legal opinions relative to substantive consolidation and related doctrines issued in connection with securitization transactions.

(g) The Issuer will not permit the Depositor to sell or otherwise transfer (or finance) any of the Preferred Shares to any other person or entity unless an appropriate tax opinion is delivered by Cadwalader, Wickersham & Taft LLP or another nationally recognized tax counsel experienced in such matter either (A) that following such proposed transfer the Issuer will be treated as a Qualified REIT Subsidiary, or (B) that following such proposed transfer the Issuer will be treated as a foreign corporation that will not be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes.

(h) The Issuer will not take any action that would result in it failing to qualify as a Qualified REIT Subsidiary of the CBRE REIT Parent for federal income tax purposes, unless (i) based on an Opinion of Counsel, the Issuer will be treated as a Qualified REIT Subsidiary of a REIT other than the CBRE REIT Parent, or (2) based on an Opinion of Counsel, the Issuer will be treated as a foreign corporation that will not be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes.

Section 7.9 Statement as to Compliance.

On or before April 30 in each calendar year, commencing in 2007, or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee and the Rating Agencies for so long as such rating agency is rating any of the Notes, an Officer’s certificate stating, as to each signer thereof, that:

(a) a review of the activities of the Issuer and of the Issuer’s performance under this Indenture during the prior calendar year (or from the Closing Date until December 31, 2006, in the case of the first such Officer’s certificate) has been made under his supervision; and

(b) to the best of his knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to him and the nature and status thereof.

Section 7.10 Co-Issuers May Consolidate, etc., Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law and unless:

(i) the Issuer shall be the surviving corporation, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall (A) be a company incorporated and existing under the laws of the Cayman Islands or such other jurisdiction approved by the Holders of a Majority of the Preferred Shares and each Hedge Counterparty; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) expressly assume all of the Issuer’s obligations under the Notes and all Transaction Documents to which the Issuer is a party, by an indenture supplemental hereto and any other agreements necessary for the purpose of assuming such obligations, executed and delivered to the Trustee, the Preferred Shares Paying Agent, each Noteholder, each Holder of a Preferred Share, and the Collateral Manager;

(ii) the Rating Agencies shall have been notified of such consolidation or merger and the Rating Agency Condition has been met;

(iii) if the Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(iv) if the Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Trustee, the Preferred Shares Paying Agent, each Hedge Counterparty and the Rating Agencies an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes and the obligations owed to the Secured Parties, or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes and obligations owed to the Secured Parties, (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes and the obligations owed to the Secured Parties, or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes and obligations owed to the Secured Parties and (C) such other matters as the Trustee or any Noteholder may reasonably require;

(v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi) the Issuer shall have notified the Rating Agencies and each Hedge Counterparty of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for in relation to such transaction have been complied with;

(vii) after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act; and

(viii) the Issuer has received advice from Cadwalader, Wickersham & Taft LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that the Issuer or the Person referred to in clause (a) will not (a) fail to be treated as a Qualified REIT Subsidiary or (b) be treated as engaged in a U.S. trade or business or otherwise subject to U.S. federal income tax on a net income tax basis.

(b) The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless:

(i) the Co-Issuer shall be the surviving corporation, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall expressly assume all of the Co-Issuer’s obligations under the Notes and all Transaction Documents to which the Co-Issuer is a party, by an indenture supplemental hereto, executed and delivered to the Trustee, the Preferred Shares Paying Agent, each Noteholder, each Holder of a Preferred Share, and the Collateral Manager;

(ii) the Rating Agencies shall have been notified of such consolidation or merger and the Rating Agency Condition has been met;

(iii) if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(iv) if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall notify and have delivered to the Trustee, the Preferred Shares Paying Agent, each Hedge Counterparty and the Rating Agencies an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in clause (i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; and that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such other matters as the Trustee or any Senior Noteholder may reasonably require;

(v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi) the Co-Issuer shall have notified the Rating Agencies of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee, each Noteholder, each Holder of a Preferred Share and each Hedge Counterparty an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with; and

(vii) after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act.

Section 7.11 Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or, the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation and covenant of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12 No Other Business.

The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture, entering into Hedge Agreements, issuing ordinary shares and Preferred Shares, and acquiring, owning, holding and pledging Collateral Interests and other Collateral in connection therewith, and the Co-Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture, and, in the case of both the Issuer and the Co-Issuer, such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuer and the Co-Issuer will not amend their Memorandum of Association or Articles of Association and Certificate of Formation or limited liability company agreement, respectively, unless the Rating Agency Condition has been met.

Section 7.13 Annual Rating Review.

So long as any of the Notes remain Outstanding, on or before April 30 in each year commencing in 2007, the Co-Issuers shall obtain and pay the fees, if any, of the applicable Rating Agencies for an annual review of the ratings of the Applicable Notes from S&P, Moody’s and Fitch. The Co-Issuers shall promptly notify the Trustee in writing (which shall promptly notify the Noteholders) if at any time any of the applicable ratings on the Notes has been, or is known will be, changed or withdrawn.

Section 7.14 U.S. Tax Treatment of Notes and the Issuer.

(a) The Co-Issuers intend that, for U.S. federal, state or local income tax, franchise tax and any other income tax purposes, the Notes be treated as debt and that the Issuer be treated as a Qualified REIT Subsidiary. Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note in a manner consistent with the preceding sentence for U.S. federal income tax purposes.

(b) The Co-Issuers shall account for the aforementioned Notes and prepare any reports to Noteholders and tax authorities consistent with the intentions expressed in Sections 2.11(a) above.

(c) Each Holder of Notes shall timely furnish to the Co-Issuers or its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner) (with Part III marked), IRS Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business)

or any successors to such IRS forms that the Issuer, the Co-Issuer or its agents may reasonably request and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments.

Section 7.15 Calculation Agent.

(a) The Co-Issuers hereby agree that for so long as any Class of Notes remains Outstanding there will at all times be an agent appointed to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Schedule II hereto (the “Calculation Agent”). The Co-Issuers have initially appointed the Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Accrual Period. The Calculation Agent may be removed by the Co-Issuers at the direction of the Collateral Manager or the holders of a Majority of the Preferred Shares at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Co-Issuers, as described in subsection (b), in respect of any Interest Accrual Period, the Collateral Manager or the Co-Issuers will promptly appoint as a replacement Calculation Agent a leading bank or financial institution which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with either of the Co-Issuers or their respective Affiliates. No resignation or removal of the Calculation Agent shall be effective without a successor having been duly appointed.

(b) The Calculation Agent shall be required to agree that, as soon as possible after 11:00 a.m. (New York time) on each LIBOR Determination Date (as defined in Schedule II hereto), but in no event later than 11:00 a.m. (New York time) on the Business Day immediately following each LIBOR Determination Date, the Calculation Agent will calculate the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate, the Class E Note Interest Rate, the Class F Note Interest Rate, the Class G Note Interest Rate and the Class H Note Interest Rate for the next Interest Accrual Period and the amount of interest for such Interest Accrual Period payable in respect of each $1,000 principal amount of Class A-1 Notes (the “Class A-1 Note Interest Amount”), Class A-2 Notes (the “Class A-2 Note Interest Amount”), Class B Notes (the “Class B Note Interest Amount”), Class C Notes (the “Class C Note Interest Amount”), Class D Notes (the “Class D Note Interest Amount”), Class E Notes (the “Class E Note Interest Amount”), Class F Notes (the “Class F Note Interest Amount”), Class G Notes (the “Class G Note Interest Amount”) and Class H Notes (the “Class H Note Interest Amount”) (each rounded to the nearest cent, with half a cent being rounded upwards) on the related Payment Date, and will communicate such rates and amounts to the Co-Issuers, the Trustee, the Collateral Manager, DTC, Euroclear, Clearstream and each Paying Agent. The Calculation Agent will also specify to the Co-Issuers and the Collateral Manager the quotations upon which the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate, the Class E Note Interest Rate, the Class F Note Interest Rate, the Class G Note Interest Rate and the Class H Note Interest Rate are based, and in any event the Calculation Agent shall notify the Co-Issuers and the Collateral Manager before 5:00 p.m. (New York time) on each applicable LIBOR Determination Date if it has not determined and is not in the process of determining the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate, the Class E Note Interest Rate, the Class F Note Interest Rate, the Class G Note

Interest Rate and the Class H Note Interest Rate and the Class A-1 Note Interest Amount, the Class A-2 Note Interest Amount, the Class B Note Interest Amount, the Class C Note Interest Amount, the Class D Note Interest Amount, the Class E Note Interest Amount, the Class F Note Interest Amount, the Class G Note Interest Amount and the Class H Note Interest Amount, together with its reasons therefor.

(c) The Calculation Agent will cause the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate, the Class E Note Interest Rate, the Class F Note Interest Rate, the Class G Note Interest Rate and the Class H Note Interest Rate and the Class A-1 Note Interest Amount, the Class A-2 Note Interest Amount, the Class B Note Interest Amount, the Class C Note Interest Amount, the Class D Note Interest Amount, the Class E Note Interest Amount, the Class F Note Interest Amount, the Class G Note Interest Amount and the Class H Note Interest Amount, the Interest Accrual Period and the next Payment Date to be communicated to the Co-Issuers, the Trustee, the Collateral Manager, any Paying Agent, Euroclear, Clearstream and the Cayman Stock Exchange (as long as any of the Notes are listed thereon) by the Business Day immediately following each LIBOR Determination Date, and, so long as any Note is listed on the Cayman Stock Exchange and the rules of such Exchange so require, the Issuer shall cause such information to be published in the Cayman Stock Exchange Daily Official List as soon as possible after its determination, but in no event later than the fourth Business Day following such LIBOR Determination Date. The determination of the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate, the Class E Note Interest Rate, the Class F Note Interest Rate, the Class G Note Interest Rate, the Class H Note Interest Rate, the Class A-1 Note Interest Amount, the Class A2 Note Interest Amount, the Class B Note Interest Amount, the Class C Note Interest Amount, the Class D Note Interest Amount, the Class E Note Interest Amount, the Class F Note Interest Amount, the Class G Note Interest Amount and the Class H Note Interest Amount by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

Section 7.16 Successor Collateral Manager.

In the event the appointment of the Collateral Manager is terminated or the Collateral Manager resigns, the Issuer will use commercially reasonable efforts to appoint a successor Collateral Manager in accordance with the Collateral Management Agreement.

Section 7.17 Process Agent.

The Co-Issuers irrevocably designate and appoint National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, NY 10001, as their agent (the “Process Agent”) for service of all process served in connection with this Indenture, such service being hereby acknowledged to be effective and binding service upon the Co-Issuers in every respect.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures.

(a) Except as otherwise provided in this Section 8.1, with the written consent of (i) the Holders of at least a Majority, by Aggregate Outstanding Amount (or Notional Amount, as applicable), of each Class of Notes materially and adversely affected thereby (with Holders of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes voting together as a single class), (ii) the Holders of not less than a Majority of the Preferred Shares if materially and adversely affected thereby, (iii) if such amendment affects the rights, obligations or compensation of the Collateral Manager, the Collateral Manager, (iv) if such amendment adversely affects the rights, obligations or compensation of any Hedge Counterparty, such Hedge Counterparty and (v) if such amendment affects the rights, obligations or compensation of the Advancing Agent, the Advancing Agent, the Trustee and the Co-Issuers may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, this Indenture or modify in any manner the rights of the Holders of such Class; provided that the Rating Agency Condition is satisfied in respect of such addition, change or elimination.

(b) Without the written consent of 100% of the Holders of each materially adversely affected Class of Notes, 100% of the Holders of the Preferred Shares if materially and adversely affected thereby, each Hedge Counterparty adversely affected thereby and satisfaction of the Rating Agency Condition, no supplemental indenture may:

(i) change the Stated Maturity Date of the principal of or the due date of any installment of interest on a Note; reduce the principal amount thereof or the rate of interest thereon, or the applicable Redemption Price with respect thereto; change the earliest date on which a Note may be redeemed; change the provisions hereof relating to the application of proceeds of any Collateral to the payment of principal of or interest on the Notes or change any place where, or the coin or currency in which any amounts due to the, Notes are payable; or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof or other due date thereof (or, in the case of Redemption, on or after the applicable Redemption Date);

(ii) reduce the percentage in Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

(iii) permit the creation of any security interest ranking prior to or on a parity with the security interest created by the Indenture with respect to any part of the Collateral or terminate such security interest on any property at any time subject thereto or deprive the Holder of any Note, the Trustee or any other Secured Party of the security afforded by the lien of this Indenture;

(iv) reduce the percentage of Holders of the Notes of each Class whose consent is required to request the Trustee to preserve the Collateral or rescind the Trustee’s election to preserve the Collateral or to sell or liquidate the Collateral pursuant to this Indenture;

(v) modify any of the provisions of this Indenture with respect to supplemental indentures except to increase the percentage of Outstanding Notes whose Holders’ consent is required for any such action or to increase the percentage of Outstanding Notes whose Holders’ consent is required to modify or waive other provisions of this Indenture;

(vi) modify the definition of the term “Outstanding” or the Priority of Payments set forth herein;

(vii) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any then Outstanding Note or to affect the right of the Holders of the Notes or the Trustee to the benefit of any provisions for the Redemption of such Notes contained herein;

(viii) amend any provision of this Indenture or any other agreement entered into by the Issuer with respect to the transactions contemplated by this Indenture relating to the institution of proceedings for the Issuer or the Co-Issuer to be adjudicated as bankrupt or insolvent, or the consent of the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing with respect to the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization, arrangement, moratorium or liquidation proceedings, or other proceedings under the Bankruptcy Code or any similar laws, or the consent of the Issuer or the Co-Issuer to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or any substantial part of its property, respectively;

(ix) increase the amount of the Collateral Management Fees payable to the Collateral Manager beyond the amount provided for in the original Collateral Management Agreement (except as permitted by the terms of the Collateral Management Agreement in the context of the appointment of a successor Collateral Manager);

(x) amend any provision of this Indenture or any other agreement entered into by the Issuer with respect to the transactions contemplated hereby that provides that the obligations of the Issuer or the Co-Issuer, as the case may be, are limited recourse obligations of the Issuer or the Co-Issuer, respectively, payable solely from the Collateral in accordance with the terms of this Indenture;

(xi) at the time of the execution of such supplemental indenture, cause the Issuer, the Collateral Manager or any Paying Agent to become subject to withholding or other taxes, fees or assessments or cause the Issuer to fail to be treated as a Qualified REIT Subsidiary or otherwise cause the Issuer to be treated as a foreign corporation engaged in a United States trade or business or otherwise be subject to United States federal, state or local income tax on a net income basis; or

(xii) at the time of the execution of such supplemental indenture, result in a deemed sale or exchange of any of the Notes under Section 1001 of the Code.

(c) Except as provided in (a) or (b) above, the Co-Issuers and the Trustee may enter into one or more supplemental indentures, without obtaining the consent of Holders of the Notes or any Hedge Counterparty but with satisfaction of the Rating Agency Condition, for any of the following purposes:

(i) to evidence the succession of any person to either the Issuer or Co-Issuer and the assumption by any such successor of the covenants of the Issuer or Co-Issuer in the Notes and this Indenture;

(ii) to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Co-Issuers;

(iii) to convey, transfer, assign, mortgage or pledge any property to the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv) to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts under this Indenture by more than one Trustee;

(v) to correct or amplify the description of any property at any time subject to the security interest created by this Indenture, or to better assure, convey, and confirm unto the Trustee any property subject or required to be subject to the security interest created by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or subject to the security interest created by this Indenture any additional property;

(vi) to the extent any Additional Collateral Interests are acquired that pay on a non-monthly basis, to create an interest reserve account to provide for the payment of such non-monthly pay assets and to provide for the funding and maintenance of such account;

(vii) to cure any ambiguity or manifest error or correct or supplement any provisions contained herein which may be defective or inconsistent with any provision contained herein or make any modification that is of a formal, minor or technical nature or which is beneficial to all Noteholders or which is made to correct a manifest error;

(viii) to take any action necessary or advisable to prevent the Issuer, the Noteholders, the Preferred Shareholders, the Trustee or any Paying Agents from being subject to withholding or other taxes, fees or assessments or to prevent the Issuer from failing to qualify as a Qualified REIT Subsidiary or from being treated as a foreign corporation engaged in a United States trade or business for U.S. federal income tax purposes or otherwise subject to U.S. federal, state, or local or foreign income or franchise tax on a net income tax basis; provided that such action shall not cause the Noteholders to experience any material change to the timing, character of source of the income from the Notes;

(ix) to conform this Indenture to the descriptions contained in the Offering Circular; or

(x) to comply with any reasonable requests made by any stock exchange in order to list or maintain the listing of any Notes on such stock exchange.

(d) Notwithstanding anything to the contrary provided in (a) through (c) above, the Co-Issuers and the Trustee may enter into one or more supplemental indentures, without obtaining the consent of Holders of the Notes and without satisfaction of the Rating Agency Condition, in order to effectuate a change of name of the Co-Issuers as set forth in Section 17(k) of the Collateral Management Agreement.

(e) The Issuer will not consent to any modification of any Transaction Document (other than this Indenture) unless the Rating Agency Condition has been satisfied with respect to such modification of such Transaction Document if the Rating Agency Condition is required to be satisfied with respect to any such modification of such Transaction Document.

(f) The Trustee may, based on a certificate of the Issuer or the Collateral Manager or an Opinion of Counsel delivered to the Trustee, determine whether or not the Holders of Notes, the Holders of Preferred Shares or any Hedge Counterparty would be affected (or materially adversely affected) by any supplemental indenture or amendment or modification to the Indenture (after giving notice of such change to the Holders of Notes, the Holders of Preferred Shares and each Hedge Counterparty). Such determination shall be conclusive and binding on all present and future Holders of Notes and Holders of Preferred Shares.

(g) The Trustee will, for so long as the Notes are Outstanding and rated by the Rating Agencies, mail a copy of any proposed supplemental indenture (whether or not required to be approved by the Holders of any Notes) to the Rating Agencies and Noteholders not later than fifteen (15) days prior to the execution of such proposed supplemental indenture (or such shorter period prior to the execution of such proposed supplemental indenture as each of the Rating Agencies shall consent to, or otherwise agree is sufficient). Any supplemental indenture must also satisfy the Rating Agency Condition. The Trustee shall provide notice of any amendment or modification of this Indenture (whether or not required to be approved by the Holders of any Notes) to the Holders of the Notes and each Hedge Counterparty.

(h) No amendment to this Indenture shall be effective until each of the Collateral Manager and the Advancing Agent has received written notice of such amendment and, if such amendment affects the rights, obligations or compensation of the Collateral Manager or the Advancing Agent, or adversely affects the rights, obligations or compensation of any Hedge Counterparty, the Collateral Manager, the Advancing Agent or the affected Hedge

Counterparty, as applicable, has consented in writing to the terms of the proposed amendment. In addition, the consent of any predecessor Collateral Manager or Advancing Agent shall be required to any such supplemental indenture that would change any provision of the Indenture entitling such predecessor Collateral Manager or Advancing Agent, as applicable, to any fee or other amount payable to it under the Indenture or to reduce or delay the right of such predecessor to such payment.

(i) The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

(j) It shall not be necessary for any Act of Noteholders under this Section 8.1 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(k) Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.1, the Trustee, at the expense of the Issuer and the Co-Issuer, if applicable, shall mail to the Holders of the Notes, the Hedge Counterparties, the Collateral Manager and, so long as the Notes of any Class are Outstanding and so rated, the applicable Rating Agencies, a copy thereof. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.2 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3 hereof) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Collateral Manager shall not be bound to follow any amendment to this Indenture, however, until the Collateral Manager has received written notice of such amendment and a copy of such amendment from the Issuer or the Trustee; provided, however, that the Collateral Manager will not be bound by any amendment to this Indenture that requires the consent of the Collateral Manager as provided in Section 8.1 unless the Collateral Manager shall have consented thereto in writing.

Section 8.3 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.4 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Notes, modified to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.5 Certain Further Limitations on Supplemental Indentures.

Notwithstanding anything to the contrary herein, the Issuer and the Co-Issuer agree that they will not consent to or enter into any indenture supplemental hereto or any amendment to any other document related hereto that amends any provision of this Indenture or such other document relating to the institution of proceedings for the Issuer or the Co-Issuer to be adjudicated as bankrupt or insolvent, or the consent by the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing with respect to the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively.

ARTICLE 9

REDEMPTION OF NOTES; REDEMPTION PROCEDURES

Section 9.1 Optional Redemption, Tax Redemption and Auction Call Redemption.

(a) The Notes shall be redeemed by the Issuer, in whole but not in part, if so directed by the holders of at least 66-2/3% of the Preferred Shares, on any Payment Date on or after the Payment Date occurring in April 2009, at the applicable Optional Redemption Price.

(b) Upon the occurrence and during the continuance of a Tax Event and satisfaction of the Tax Materiality Condition, the Notes shall be redeemed by the Issuer, in whole but not in part, if so directed by the holders of at least a Majority of the Preferred Shares, on any Payment Date on which such Tax Event is continuing and the Tax Materiality Condition is met, at the applicable Tax Redemption Prices.

(c) Notwithstanding the foregoing, any Noteholder may waive its right to receive any or all of the Tax Redemption Price, Optional Redemption Price or Auction Call Redemption Price due to such Noteholder with respect to any Tax Redemption, Optional Redemption or Auction Call Redemption by written notice to the Issuer and the Trustee at least seven (7) Business Days prior to the applicable Redemption Date setting forth the amount of the Tax Redemption Price, Optional Redemption Price or Auction Call Redemption Price, as applicable, being waived.

In the event of an Optional Redemption or a Tax Redemption, the Collateral Manager shall direct the Trustee to sell Collateral Interests on behalf of the Issuer and apply the Collateral Proceeds in accordance with Section 9.2.

(d) The Trustee will, in accordance with the Auction Procedures, at the expense of the Issuer, conduct an Auction in order to effectuate an Auction Call Redemption, if prior to the Payment Date occurring on or after April 2016, the Notes have not been redeemed in full. The Auction will be conducted on an Auction Date. Any of the Collateral Manager, the holders of the Preferred Shares, the Trustee or their respective Affiliates may, but will not be required to, bid at the Auction. Any Auction Call Redemption will be subject to the satisfaction of each of the following conditions:

(i) the related Auction has been conducted in accordance with the Auction Procedures;

(ii) the Trustee has received bids for the Collateral Interests from at least two prospective purchasers (including the winning bidder) identified on the Qualified Bidders List;

(iii) the Collateral Manager certifies that the highest bids would result in the sale of the Collateral Interests for a purchase price (paid in cash) which together with the balance of all Eligible Investments and cash held by the Issuer will be at least equal to the sum of (a) the aggregate Auction Call Redemption Prices of the Notes plus (b) any accrued but unpaid fees and expenses of the Issuer pursuant to the Priority of Payments—Interest Proceeds plus (c) any outstanding Interest Advances (together with interest thereon) and Cure Advances; and

(iv) the highest bidder(s) enter(s) into a written agreement with the Issuer (which the Issuer will execute if the conditions set forth above and in the Indenture are satisfied which execution will constitute certification by the Issuer that such conditions have been satisfied) that obligates the highest bidder(s) (or the highest bidder for each Subpool) to purchase all of the Collateral Interests (or the relevant Subpool) and provides for payment in full (in cash) of the purchase price to the Trustee on or prior to the sixth Business Day following the relevant Auction Date.

In the event that all of the conditions set forth in clauses (i) through (iv) have been met, the Trustee will sell and transfer the Collateral Interests (or each Subpool), without representation, warranty or recourse, to such highest bidder(s) in accordance with and upon completion of the Auction Procedures. The Trustee will deposit the purchase price for the Collateral Interests in the Collection Account, and the Notes and, to the extent funds are available therefor, the Preferred Shares, will be redeemed on the Payment Date immediately following the relevant Auction Date. If any of the conditions set forth in clauses (i) through (iv) are not met or if the highest bidder fails to pay the purchase price before the sixth Business Day following the relevant Auction Date, (i) the Auction Call Redemption may not occur on the Payment Date following the relevant Auction Date, (ii) the Trustee will give notice of withdrawal, (iii) subject to the following clause (iv), the Trustee will decline to consummate such sale and may not solicit any further bids or otherwise negotiate any further sale of Collateral Interests in relation to such Auction and (iv) unless the Notes are redeemed in full prior to the next succeeding Auction Date, the Trustee will conduct another Auction on the next succeeding Auction Date.

Section 9.2 Redemption Procedures.

(a) The Notes shall not be redeemed in an Optional Redemption or a Tax Redemption unless at least four (4) Business Days before the Redemption Date, the Trustee on behalf of the Issuer, at the direction of the Collateral Manager, has entered into a binding agreement or agreements with a financial institution or institutions as to which the Collateral Manager has furnished to the Trustee evidence satisfactory to the Trustee that such financial institution(s),

(x) (A) so long as any Notes are outstanding and rated by S&P, have long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) which have a credit rating from S&P of at least “A+” or whose short-term unsecured debt obligations have a credit rating from S&P of at least “A-1” and

(B) so long as any Notes are outstanding and rated by Fitch, have long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) which have a credit rating from Fitch of at least “AA-” or whose short-term unsecured debt obligations have a credit rating from Fitch of at least “F1+,” or

(y) so long as the Applicable Notes are outstanding, are financial institution(s) as to which the Rating Agency Condition is met,

to purchase, not later than the Business Day immediately preceding the Redemption Date, in immediately available funds, all or part of the Collateral Interests at a purchase price at least equal to an amount sufficient, together with (x) the Eligible Investments maturing on or prior to the Redemption Date and (y) the Money expected to be available in the Accounts on the Redemption Date, including any termination payments received by the Issuer under the Hedge Agreement prior to the related Redemption Date, to pay the Total Redemption Amount as described in (d) below.

(b) The Trustee shall enter into the agreements referred to in Section 9.2(a) upon its determination that it has received agreements in form reasonably satisfactory to the Trustee and the required evidence and direction regarding such agreements from the Collateral Manager.

(c) Any notice of an Optional Redemption or a Tax Redemption shall be deemed to have been withdrawn by the Issuer if such sale agreement or agreements have not been entered into in form satisfactory to the Trustee by the fourth Business Day prior to the Redemption Date. Notice of any such withdrawal shall be given by the Trustee to each Holder of Notes, at such Holder’s address in the Note Register maintained by the Note Registrar under the Indenture by overnight courier guaranteeing next day delivery.

(d) Collateral Proceeds received in connection with any Optional Redemption or Tax Redemption shall be applied (after payment of all outstanding Interest Advances, together with interest thereon and any Nonrecoverable Cure Advances) (i) to pay the expenses of such repayment or Redemption, (ii) to pay the amounts set forth in clauses 11.1(a)(i), (ii) and (iii) to pay the Redemption Prices of the Notes, (iv) to pay the amounts set forth in Section 11.1(a)(xxix), (xxx), (xxxi) and (xxxii) and (v) any remainder shall be paid to the Preferred Shares Paying and Transfer Agent. The Issuer may not effect an Optional Redemption or a Tax Redemption unless the related Collateral Proceeds will be sufficient to pay all the amounts set forth in clauses (i) through (v) of the preceding sentence (such amount, the “Total Redemption Amount”). The election of the Issuer to redeem the Notes pursuant to this Article 9 shall be evidenced by an Issuer Order. On or before the Business Day prior to the Redemption Date, the Issuer shall deposit, or cause to be deposited simultaneously in the Payment Account the funds required for the repayment on such Redemption Date.

The Issuer shall determine the applicable Redemption Date and the applicable Record Date and give notice thereof to the Trustee pursuant to Section 9.3.

Section 9.3 Notice to Trustee of Optional Redemption or Tax Redemption.

In the event of any Optional Redemption or Tax Redemption, the Issuer shall, at least 45 days prior to the applicable Redemption Date (unless the Trustee shall agree to a shorter notice period), notify the Trustee (which notice shall be sent from outside of the United States) of such applicable Redemption Date and the applicable Record Date. The Issuer shall, at least 7 days prior to the applicable Redemption Date, notify the Trustee (which notice shall be sent from outside of the United States) of the applicable Redemption Price of the Notes of each Class.

Section 9.4 Notice of Optional Redemption or Tax Redemption by the Co-Issuers.

Notice of an Optional Redemption or Tax Redemption shall be given by first-class mail, postage prepaid, mailed not later than 30 days prior to the applicable Redemption Date, to each Holder of Notes at such Holder’s address in the Note Register, each Hedge Counterparty and, for so long as the Notes are traded on the Cayman Stock Exchange, to the Cayman Stock Exchange Daily Official List (or its related listing or paying agent).

All such notices shall state:

(a) the applicable Redemption Date;

(b) that final repayment of all the Notes of each Class is being made and that interest on such Notes shall cease to accrue on the date specified in the notice; and

(c) the place or places where any such Notes to be redeemed are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

Not less than 7 days prior to the applicable Redemption Date, notice of the applicable Redemption Price shall be mailed to each Holder of Notes and, if applicable, to the Cayman Stock Exchange Daily Official List (or its related listing or paying agent) as set forth above.

In the event any such notice is deemed to be withdrawn as provided in Section 9.2(a), the Trustee shall give notice of such withdrawal by overnight courier guaranteeing next day delivery, sent not later than the third Business Day prior to the scheduled Redemption Date, to each Holder of Notes to be repaid or redeemed at such Holder’s address in the Note Register.

Notice of Redemption shall be given by the Co-Issuers or, at the Co-Issuers’ request, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give such notice, or any defect therein, to any Holder of any Note selected for Optional Redemption or Tax Redemption shall not impair or affect the validity of the Redemption of any other Notes, as applicable.

Section 9.5 Notes Payable on Redemption Date.

Notice of Redemption having been given as required pursuant to Sections 9.3 and 9.4, unless such notice is deemed to be withdrawn as provided in Section 9.2(c), the Notes shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon final payment on a Note to be repaid or redeemed in full, the Holder shall present and surrender such Note at the place specified in the notice of repayment or Redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Co-Issuers or, as the case may be, the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers or the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender.

If any Note to be called for Redemption shall not be paid upon surrender thereof for Redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.

Section 9.6 Reserved.

Section 9.7 Mandatory Redemption.

The Notes shall be subject to Mandatory Redemption pursuant to the terms of Section 11.1 hereof.

ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money.

Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Interests, in accordance with the terms and conditions of such Pledged Interests. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and the Secured Parties and shall apply it as provided in this Indenture. Notwithstanding the foregoing, if the Issuer or the Trustee receives any payments on the Collateral Interests which were due prior to the first Due Period, such amounts shall be paid over to the Seller upon receipt.

The accounts established by the Trustee pursuant to this Article 10 may include any number of sub-accounts requested by the Collateral Manager or required by the Trustee for convenience in administering Collateral Interests. In addition, all Cash deposited in the accounts established pursuant to this Article 10 shall be invested in Eligible Investments in accordance with the procedures set forth in Sections 10.2(a) and 10.2(c) and any restrictions applicable to such accounts.

Section 10.2 Accounts.

(a) The Trustee shall, prior to the Closing Date, establish eight segregated trust accounts which shall be designated as the “Custodial Account,” the “Collection Account,” the “Payment Account,” the “Uninvested Proceeds Account,” the “Closing Date Expense Account”, the “Expense Reserve Account,” the “Hedge Termination Receipts Account” and the “Future Funding Asset Account,” respectively, identified as held in trust for the benefit of the Secured Parties.

Each Account shall be a securities account (as defined in the UCC) established with the Securities Intermediary in the name of the Trustee and shall be an account to which financial assets may be credited and as to which financial assets the Securities Intermediary undertakes to treat the Trustee as entitled to exercise the rights that comprise such financial assets.

All property (including without limitation cash, instruments and securities) shall be treated as financial assets.

On the Closing Date, the Issuer will deposit into the Closing Date Expense Account from the gross proceeds of the offering of the Notes an initial amount which shall be sufficient to pay any outstanding initial fees and expenses of the Issuer with respect to the Offering which are not paid on the Closing Date. During the Ramp-Up Period, amounts held in the Closing Date Expense Account from time to time may be invested pursuant to written instructions from the Issuer in Eligible Investments, and any investment earnings therefrom shall be credited to (any losses therefrom shall be debited to) the Closing Date Expense Account. After the Effective Date, the Trustee will be required to deposit all funds remaining in the Closing Date Expense Account into the Collection Account to be treated as Principal Proceeds.

The Collection Account shall be a securities account (and may be a sub-account of the Custodial Account and may be maintained on a ledger-entry basis), to which money credited to the Collection Account (and Eligible Investments in which such money may be invested from time to time, which Eligible Investments shall be acquired and held pursuant to the terms of Section 6.16 hereof) shall be credited. The Issuer, or the Collateral Manager on its behalf, may direct that all amounts due to the Issuer in respect of any Collateral Interests serviced by the CDO Servicer be deposited directly into the Collection Account, in which case if the CDO Servicer is entitled to any of such funds pursuant to the terms of the CDO Servicing Agreement (i.e. to pay its fees and expenses) then, upon written request of the CDO Servicer, the Trustee shall withdraw such funds from the Collection Account and remit them to the CDO Servicer.

All Collateral Interests shall be credited to the Custodial Account.

All Distributions and any net proceeds from the sale or disposition of a Collateral Interest received by the Trustee shall be immediately deposited into the Collection Account. Subject to Section 10.2(d), all such property, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, and any Interest Advances shall be held by the Trustee in the Payment Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.2. By Issuer Order (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Collection Account during a Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments having Stated Maturities no later than the Business Day immediately preceding the next Payment Date. The Trustee, within one Business Day after receipt of any Distribution or other proceeds which is not Cash, shall so notify the Issuer and the Issuer shall, within five (5) Business Days after receipt of such notice from the Trustee, sell such Distribution or other proceeds for Cash in an arm’s length transaction to a Person which is not an Affiliate of the Issuer or the Collateral Manager and deposit the proceeds thereof in the Collection Account for investment pursuant to this Section 10.2; provided, however, that the Issuer need not sell such Distributions or other proceeds if it delivers an Officer’s certificate to the Trustee certifying that such Distributions or other proceeds constitute Collateral Interests or Eligible Investments.

In addition, the Issuer (or the Collateral Manager on the Issuer’s behalf) may, but under no circumstances shall be required to, credit such monies to the Collection Account as it deems, in its sole discretion, to be advisable in the event that, but for such action, an Event of Default would occur.

Except as provided in Sections 9.2 and 11.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on and the principal of the Notes in accordance with their terms and the provisions of this Indenture, amounts due to the Advancing Agent or the Trustee, as applicable, in connection with the reimbursement of Interest Advances and interest thereon, the Administrative Expenses and other amounts specified therein, all in accordance with the Priority of Payments.

All monies, instruments, investment property or other property credited to the Collection Account and the Payment Account pursuant to this Indenture, and all Collateral Interests and other property credited to the Custodial Account, shall be held by the Trustee as part of the Collateral and shall be applied in the manner set forth herein.

(b) Upon Issuer Order and subject to the requirements of Sections 11.1(a) and (b) and 12.2 hereof, during the Reinvestment Period only, all or a portion of the Principal Proceeds (including Sale Proceeds) available in the Collection Account shall be released from the Collection Account and applied by the Trustee in accordance with such Issuer Order in payment for Additional Collateral Interests purchased in accordance with Section 12.2 hereof and for costs and expenses related to such purchases.

(c) If prior to the occurrence of an Event of Default, the Issuer shall not have given any investment directions pursuant to Section 10.2(a), the Trustee shall seek instructions from the Issuer within three (3) Business Days after transfer of such funds to the Collection Account. If the Trustee does not thereupon receive written instructions from the Issuer within five (5) Business Days after transfer of such funds to the Collection Account, it shall invest and reinvest the funds held in the Collection Account, as fully as practicable, but only in Eligible Investments described in item (ii) of the definition of Eligible Investments maturing no later than the Business Day immediately preceding the next Payment Date. If after the occurrence of an Event of Default, the Issuer shall not have given investment directions to the Trustee pursuant to Section 10.2(a) for three (3) consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in Eligible Investments described in item (ii) of the definition of Eligible Investments maturing not later than the Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the Collection Account, any gain realized from such investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such Collection Account resulting from any loss relating to any such investment.

(d) The Note Valuation Report shall constitute direction to the Trustee to transfer to the Payment Account, for application pursuant to Sections 11.1(a) and (b) hereof no later than the Business Day prior to each Payment Date, all Interest Advances made to or by the Trustee pursuant to Section 10.3 and any amounts then held in the Collection Account other than proceeds received after the end of the Due Period with respect to such Payment Date. Notwithstanding the foregoing and subject to Sections 11.1(a) and 11.1(b), prior to making any transfer pursuant to this Section 10.2(e), the Trustee may withdraw funds on deposit in the Collection Account, on any Payment Date to reimburse the Advancing Agent or the Trustee, as applicable for unreimbursed Interest Advances and interest accrued and payable thereon pursuant to Section 10.3.

(e) The Trustee will deposit all Uninvested Proceeds (other than the organizational and structuring fees and expenses of the Co-Issuers (including, without limitation,

legal fees and expenses of counsel) and the expenses of offering the Notes on such date) into the Uninvested Proceeds Account. On or prior to the Effective Date, the Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee will, apply funds in the Uninvested Proceeds Account to purchase Additional Collateral Interests, and prior to the application of any such amounts to the purchase of Additional Collateral Interests such funds will be invested in Eligible Investments, as directed by the Collateral Manager. The Trustee will transfer any amount remaining on deposit in the Uninvested Proceeds Account on the Effective Date to the Collection Account to be treated as Principal Proceeds, at the direction of the Collateral Manager, on the first Payment Date following the Effective Date and distributed in accordance with the Priority of Payments.

(f) The Trustee will deposit into the Expense Reserve Account, on the Closing Date, an amount equal to U.S.$25,000, and on each Payment Date will deposit additional amounts in accordance with the Priority of Payments. The Trustee may, from time to time and at any time, withdraw amounts from the Expense Reserve Account to pay accrued and unpaid Administrative Expenses of the Co-Issuers as directed by the Collateral Manager. All amounts remaining on deposit in the Expense Reserve Account at the time when substantially all of the Issuer’s assets have been sold or otherwise disposed of will be deposited by the Trustee into the Collection Account for distribution as Interest Proceeds in accordance with the Priority of Payments on the immediately succeeding Payment Date.

(g) With respect to any Future Funding Asset with respect to which the Seller of such Future Funding Asset retains the obligation to make any future funding advance or future payment, the Seller of such Future Funding Asset will be required to deposit into the Future Funding Asset Account the amount of funds equal to the combined aggregate principal amounts of the future funding obligation under such Future Funding Asset less the amount of any amount that has been previously funded. As directed by the applicable Seller in writing and in accordance with this Indenture, amounts on deposit in the Future Funding Asset Account will be invested in overnight funds that are Eligible Investments. On the Business Day immediately preceding each Payment Date, the income received on amounts contained in the Future Funding Asset Account during the related Due Period will be withdrawn from such account and paid to the applicable Seller (and the applicable Seller shall be required to deposit into the Future Funding Asset Account the amount of any losses incurred from such investment). Any funds in the Future Funding Asset Account will be available solely to (i) secure the related Seller’s agreement to indemnify the Issuer for any losses incurred by the Issuer as a result of such Seller failing to make any required future advance in respect of a Future Funding Asset, (ii) at the direction of the Collateral Manager (but subject to a Servicer Override), fund any future funding requirements and (iii) cover any future advance obligations on the related Future Funding Assets to the extent of the related Seller’s failure to make such required future advance; provided, however, that the excess of (a) the amounts on deposit in the Future Funding Asset Account over (b) the combined aggregate principal amounts of the unfunded commitments under any Future Funding Assets included in the Collateral shall be paid to the related Seller by the Trustee upon the direction of the Collateral Manager (but subject to a Servicer Override). Upon (i) the sale or maturity of a Future Funding Asset, (ii) the funding of the Future Funding Asset by the applicable Seller or (iii) the occurrence of an event of default with respect to a Future Funding Asset or any other event or circumstance which, in each case, results in the irrevocable reduction of the unfunded commitments under such Future Funding Asset, any funds in the Future Funding

Asset Account in excess of the amount needed to cover any future funding obligations on all remaining future Funding Assets shall be paid, at the direction of the Collateral Manager (but subject to a Servicer Override), to the related Seller. Notwithstanding anything herein to the contrary, the Trustee shall, at the direction of the Collateral Manager (but subject to a Servicer Override), fund the future funding obligations of a Future Funding Asset from amounts on deposit in the Future Funding Asset Account provided that the amounts remaining in the Future Funding Asset Account after giving effect to such funding is at least equal to the combined aggregate principal amounts of the unfunded commitments under any Future Funding Assets.

With respect to any Future Funding Asset with respect to which the Issuer has assumed the obligation to make any future funding advance or future payment, the Trustee acting at the direction of the Collateral Manager shall deposit Principal Proceeds or Uninvested Proceeds into the Future Funding Asset Account the amount of funds equal to the combined aggregate principal amounts of the future funding obligation under such Future Funding Asset less the amount of any amount that has been previously funded.

Section 10.3 Interest Advances.

(a) With respect to each Determination Date for which the sum of (i) Interest Proceeds collected during the related Due Period and (ii) funds on deposit in the Collection Account, are insufficient to remit the interest due and payable with respect to the Class A Notes and Class B Notes on the following Payment Date (the amount of such insufficiency, an “Interest Shortfall”), the Trustee shall provide the Advancing Agent with written notice of such Interest Shortfall no later than 12:00 noon (New York time) on the Business Day following such Determination Date. The Trustee shall provide the Advancing Agent with notice, prior to any funding of an Interest Advance (as defined below) by the Advancing Agent, of any additional interest remittances received by the Trustee after delivery of such initial notice that reduce such Interest Shortfall. No later than 5:00 p.m. (New York time) on the Business Day immediately preceding the related Payment Date, the Advancing Agent shall advance the difference between such amounts (each such advance, an “Interest Advance”) by deposit of an amount equal to such Interest Shortfall in the Payment Account, subject to a determination of recoverability by the Advancing Agent as described in Section 10.3(b). Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Trustee on the same Business Day that such Interest Advance was made (or, if such Interest Advance is made prior to final determination by the Trustee of such Interest Shortfall, on the Business Day of such final determination). The Advancing Agent shall provide the Trustee written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Interest Advance no later than the close of business on the Business Day immediately preceding the related Payment Date (or, in the event that the Advancing Agent did not receive notice of the related Interest Shortfall on the Business Day following the related Determination Date, no later than the close of business on the Business Day immediately following the Advancing Agent’s receipt of notice of such Interest Shortfall). If the Advancing Agent does not make any required Interest Advance at or prior to the time at which distributions are to be made pursuant to Section 11.1, the Trustee shall be required to make such Interest Advance, subject to a determination of recoverability by the Trustee as described in Section 10.3(b). The Trustee shall be entitled to conclusively rely on any determination by the

Advancing Agent that an Interest Advance, if made, would constitute a Nonrecoverable Interest Advance. The determination by the Advancing Agent that an Interest Advance is or is not a Nonrecoverable Interest Advance shall not be binding on the Trustee if the Advancing Agent fails to make such Interest Advance.

(b) Notwithstanding anything herein to the contrary, neither the Advancing Agent nor the Trustee shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith and, with respect to the Advancing Agent, that such Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate, will be recoverable from subsequent payments or collections with respect to all Collateral Interests. Such interest on any Interest Advance will be payable to the Advancing Agent or the Trustee, as the case may be, out of Default Charges collected in respect of the Collateral Interests for the related period or, in connection with the reimbursement of such Interest Advance, out of any amounts then on deposit in the Collection Account. To the extent interest on any outstanding Interest Advance cannot be offset by such Default Charges, such interest accrued on outstanding Interest Advances made in respect thereof will result in a reduction in amounts payable on the Collateral Interests. In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Interest Advance, the Advancing Agent or the Trustee, as applicable, will take into account:

(i) amounts that may be realized on each Mortgaged Property in its “as is” or then current condition and occupancy;

(ii) that such Interest Advances, together with interest accruing thereon, may only be recovered from subsequent payments or collections on the Collateral Interests, as allocable thereto from recoveries on the related Mortgage Properties pursuant to the related participation agreement, intercreditor agreement or other similar agreement;

(iii) that the related Senior Interests may be required to be fully paid and any advances (and interest thereon) made in respect of such Senior Interests may be required to be fully reimbursed, prior to any amounts recovered in respect of the Mortgaged Properties are allocated or otherwise made available to the Collateral Interests;

(iv) the possibility and effects of future adverse change with respect to the Mortgaged Properties, the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and

(v) the fact that Interest Advances are intended to provide liquidity only and not credit support to the Noteholders.

For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Interest Advance, an Interest Advance will be deemed to be nonrecoverable if the Advancing Agent or the Trustee, as applicable, determines that future Available Distribution Amounts may be insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement Rate within a reasonable period of time. Absent bad faith, the determination by the Advancing Agent or the Trustee, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Noteholders. If the Advancing Agent does not make an Interest Advance, the Advancing Agent will be conclusively deemed to have determined that such Interest Advance, if made, would constitute a Nonrecoverable Interest Advance and the Trustee will not be required to make a further determination of non-recoverability.

(c) The Advancing Agent and the Trustee will each be entitled to recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Interest Advance), together with interest thereon, in accordance with Section 11.1(d).

(d) The Advancing Agent and the Trustee will each be entitled with respect to any Interest Advance made by it (including Nonrecoverable Interest Advances) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Reimbursement Rate.

(e) The Advancing Agent’s obligations to make Interest Advances in respect of the Collateral Interests will continue through liquidation of the Collateral Interests.

(f) In no event will the Advancing Agent or the Trustee be required to advance any payments in respect of principal.

(g) In consideration of the performance of its obligations hereunder, the Trustee shall be entitled to receive, in its capacity as Backup Advancing Agent, at the times set forth herein and subject to the conditions and the priority of distribution provisions hereof, to the extent funds are available therefor, the Backup Advancing Agent Fee.

(h) The determination by the Advancing Agent or the Trustee, as applicable, (i) that it has made a Nonrecoverable Interest Advance or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee (or, if applicable, retained thereby) and the Issuer, setting forth the basis for such determination; provided, that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent’s or the Trustee’s entitlement to reimbursement with respect to, any Interest Advance.

(i) [Reserved.]

(j) If the Advancing Agent fails to make a required Interest Advance and it has not determined such Interest Advance to be Nonrecoverable, the Collateral Manager may, and at the direction of the Controlling Class shall, terminate such Advancing Agent and replace such Advancing Agent with a successor advancing agent, the appointment of which satisfies the Rating Agency Condition. In the event that the Collateral Manager has not terminated and replaced such Advancing Agent within 30 days of such Advancing Agent’s failure to make a required Interest Advance, the Trustee may terminate such Advancing Agent and appoint a successor Advancing Agent. If necessary the Collateral Manager shall pay any such successor the Advancing Agent Fee plus an additional advancing agent fee (the “Successor Advancing Agent Fee”) at a per annum rate no greater than 0.01875% of the Aggregate Collateral Balance of the Collateral Interests. Such Successor Advancing Agent Fee shall be part of the Senior Collateral Management Fee. Such terminated Advancing Agent shall remain an Advancing

Agent until a successor advancing agent meeting the requirements of this paragraph has agreed to accept the obligations of such terminated Advancing Agent hereunder. The Trustee shall be entitled to receive the Successor Advancing Agent Fee and the Advancing Agent Fee in the event that (i) the Trustee makes any required Interest Advance or (ii) the Advancing Agent has received notice of its removal, until such time as the appointment of a successor advancing agent is effective.

Section 10.4 Reports by Trustee.

The Trustee shall supply in a timely fashion to the Co-Issuers, the Advancing Agent and the Collateral Manager any information regularly maintained by the Trustee that the Co-Issuers, the Advancing Agent or the Collateral Manager may from time to time request with respect to the Pledged Interests, the Accounts and any other information reasonably needed to complete the Note Valuation Report. In addition, the Trustee shall promptly provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.5 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement. The Trustee shall promptly forward to the Collateral Manager and the Advancing Agent copies of notices and other writings received by it with respect to any Collateral Interest or from any Clearing Agency with respect to any Collateral Interest advising the holders of such security of any rights that the holders might have with respect thereto (including, without limitation, notices of calls and redemptions of securities and notices of defaults and accelerations) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

In the event that the Trustee receives written notice of any proposed amendment, consent or waiver under the Underlying Instruments of any Collateral Interest (before or after any default) or in the event any action is required to be taken in respect of an Underlying Asset, the Trustee shall promptly forward such notice to the Issuer and the Collateral Manager. The Collateral Manager may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, with respect to a Collateral Interest as to which a consent or waiver under the Underlying Instruments of such Collateral Interest (before or after any default) has been proposed or with respect to action required to be taken in respect of an Underlying Asset, as applicable, only in accordance with such Issuer Order. In the absence of any instruction from the Collateral Manager, the Trustee shall not engage in any vote or take action with respect to such Collateral Interest or Underlying Asset.

In the event that a Distribution on any Collateral Interest is not paid to the Trustee on the Due Date therefor, the Trustee shall provide the Advancing Agent with notice of such default on the Business Day immediately following such default. In addition, (i) the Trustee shall provide the Advancing Agent (either electronically or in hard-copy format) with copies of all reports received from any trustee, trust administrator, master servicer or similar administrative entity with respect to the Collateral Interests and (ii) Trustee shall promptly make available to the Advancing Agent any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder to permit the Advancing Agent to make a determination of recoverability with respect to any Interest Advance and to otherwise perform its advancing obligations hereunder.

Section 10.5 Accountings.

If the Trustee has not received any notice from the Issuer provided for in this Section 10.5 on the date on which such notice is due to the Trustee, the Trustee shall use commercially reasonable efforts to cause such notice to be delivered by the Issuer no later than 10:00 a.m. on the applicable Payment Date. Originals or copies of all reports provided for in this Section 10.5 shall be kept at the Registered Office.

The Collateral Administrator will create a collateral database of certain characteristics (to the extent required for the performance of its obligations hereunder and otherwise as reasonably agreed by the Trustee and the Collateral Manager) of the Collateral Interests and Eligible Investments credited from time to time to the Accounts identified in Section 10.2 hereof (the “Collateral Database”). The Collateral Administrator will update the Collateral Database periodically to reflect rating changes by the Rating Agencies, any purchases, sales or other dispositions of Collateral Interests or Eligible Investments, in each case such information regarding purchases, sales or other dispositions being based upon information furnished to the Collateral Administrator by the Issuer or the Collateral Manager as may be reasonably required by the Collateral Administrator from time to time. The Collateral Administrator will provide each of the Collateral Manager and the Advancing Agent with access to the information contained in the Collateral Database in electronic format, the format and scope of such information to be reasonably agreed by the Collateral Manager and the Trustee. The Collateral Administrator will reasonably cooperate with the Issuer and the Collateral Manager in providing the Rating Agencies with such additional information as may be reasonably requested by such parties as required under Section 10.8 of the Indenture.

The Collateral Manager shall have the right to obtain any information relating to the Collateral Interests directly from the applicable lender, borrower or issuer and is hereby authorized to take all reasonable actions necessary to perform its duties hereunder or under the Collateral Management Agreement.

The Collateral Manager will inform the Trustee, not later than the Determination Date with respect to each Payment Date, of the identity and amount of sales proceeds of each Collateral Interest which has been sold during the related Due Period.

(a) Payment Date Accounting; Note Valuation Report. The Trustee shall render an accounting (“Note Valuation Report”), determined as of each Determination Date, and delivered or made available, no later than the close of business on the related Payment Date, in each case to the Issuer, the Trustee, the Advancing Agent, the Preferred Shares Paying Agent, the Collateral Manager, the Hedge Counterparties, any holder of a beneficial interest in any Note (upon written request therefor in the form of Exhibit I attached hereto certifying that it is such a holder), and the Rating Agencies. The Note Valuation Report shall contain the following information:

(i) the Aggregate Principal Balance of the Collateral Interests as of the close of business on such Determination Date, after giving effect to (A) proceeds received on the Collateral Interests with respect to the related Due Period and the reinvestment of such proceeds in Eligible Investments during such Due Period and (B) the release of any Collateral Interests during such Due Period;

(ii) the Aggregate Outstanding Amount of the Notes of each Class and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class at the beginning of the Due Period, the amount of principal payments to be made on the Notes of each Class on the next Payment Date, the amount of any Deferred Interest on each Class of Notes and the Aggregate Outstanding Amount of the Notes of each Class and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class after giving effect to the principal payments, if any, on the next Payment Date;

(iii) the amount of interest distributable to the Holders of each Class of Notes for such Payment Date (in the aggregate and by Class);

(iv) the amount of Principal Proceeds and the amount of Interest Proceeds received during the related Due Period (and identifying the component sources of such Principal Proceeds and Interest Proceeds as set forth in the definitions of such terms);

(v) the amount of any prepayments and the amount of any Prepayment Premiums received during the related Due Period;

(vi) the Administrative Expenses payable on the next Payment Date on an itemized basis;

(vii) the aggregate amount of outstanding Interest Advances;

(viii) for the Collection Account:

(A) the Balance on deposit in the Collection Account at the end of the related Due Period;

(B) the amounts payable from the Collection Account pursuant to subclauses (i) through (xxxi) of Section 11.1(a) on the next Payment Date; and

(C) the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date;

(D) the nature, source and amount of any proceeds in the Collection Account, including Interest Proceeds, Principal Proceeds and Sale Proceeds, received since the date of determination of the last Note Valuation Report;

(ix) the identity of any Collateral Interests that were released for sale or other disposition since the last Note Valuation Report, the sale price or other proceeds of each such Collateral Interest, and the identity of any purchaser thereof that was affiliated with either of the Co-Issuers or the Collateral Manager (as identified by the Collateral Manager);

(x) the identity of each Collateral Interest that became an Impaired Interest or a Credit Risk Interest which has been sold since the last such report;

(xi) the identity of each Collateral Interest that has become an Impaired Interest or a Credit Risk Interest since the last such report;

(xii) the identity of each Collateral Interest (A) as to which an underlying Commercial Mortgage Loan is delinquent more than 30 days (grouping such loans by loans delinquent more than 30, 60 and 90 days respectively), is being specially serviced, has become an REO loan or has experienced an appraisal reduction, (B) which has had its principal balance written down as a result of a Collateral Interest Realized Loss (and the amount of such writedown) or (C) as to which a class of the related Underlying CMBS Securities Series or a class of the commercial mortgage loans underlying an issue of Subordinate Mortgage Loan Interests, as applicable, that is subordinate to such Collateral Interest or any commercial mortgage loan underlying an issue of Subordinate Mortgage Loan Interests has experienced a loss or writedown; provided, that such information will be reported solely based on the information contained in the underlying trustee reports received by the Trustee in relation to each Collateral Interest;

(xiii) the average interest rate (weighted by Principal Balance) of the Collateral Interests and, with respect to each Collateral Interest and each Eligible Investment, its Principal Balance, annual interest rate, issuer, Fitch Rating and S&P Rating;

(xiv) the Aggregate Collateral Balance of all fixed rate Collateral Interests;

(xv) the Aggregate Collateral Balance of all adjustable rate Collateral Interests;

(xvi) the Aggregate Collateral Balance of adjustable rate Collateral Interests which bear interest based upon a floating rate index other than LIBOR;

(xvii) the Aggregate Collateral Balance and the notional amount of the Hedge Agreements, together with a calculation, of the sum of (A) all Collateral Interests (other than Impaired Interests) plus (B) the Aggregate Calculation Amount of Impaired Interests;

(xviii) with respect to each Impaired Interest, the Aggregate Fitch Recovery Value, the Aggregate Moody’s Recovery Value, the Aggregate S&P Recovery Value and the Market Value of such Impaired Interest;

(xix) with respect to each Impaired Interest (A) the date such Collateral Interest became an Impaired Interest, (B) the principal balance of such Collateral Interest on the date it became an Impaired Interest, (C) the aggregate principal amount of all Impaired Interests and (D) the identity of each Collateral Interest that has become an Impaired Interest since the last such report;

(xx) the Aggregate Collateral Balance of all Collateral Interests that are CMBS Securities which are not rated by S&P;

(xxi) the Aggregate Collateral Balance of all Collateral Interests that are CMBS Securities with a rating below “BBB-” by S&P;

(xxii) the Aggregate Collateral Balance of all Collateral Interests that are CMBS Securities which have a rating that is higher than “B+” by S&P or “B+” by Fitch;

(xxiii) the identity and Aggregate Collateral Balance of all Collateral Interests that are CMBS Securities with an S&P Rating determined as provided in each clause of the definition of “S&P Rating” and a Fitch Rating determined as provided in each clause of the definition of “Fitch Rating”;

(xxiv) with respect to Collateral Interests that are CMBS Securities, the Aggregate Collateral Balance of all CMBS Securities that are part of the same issuance;

(xxv) with respect to each servicer of Collateral Interests, the Aggregate Collateral Balance of all Collateral Interests serviced by such servicer, the rating of such servicer by Fitch and the status of such servicer under the S&P servicer definitions;

(xxvi) based upon information supplied by the Collateral Manager, (A) the Aggregate Collateral Balance of all Collateral Interests that are CMBS Securities which are rated investment grade and above and were issued by any single issuer or guaranteed by any single guarantor and (B) the Aggregate Collateral Balance of all Collateral Interests that are CMBS Securities which are rated below investment grade and were issued by any single issuer or guaranteed by any single guarantor;

(xxvii) the Aggregate Collateral Balance of all Collateral Interests that are Mortgage Loan Interests, Subordinate Mortgage Loan Interests, CMBS Securities, Mezzanine Loan Interests or any other applicable type of Collateral Interest;

(xxviii) the Aggregate Collateral Balance of all Collateral Interests backed by each property type;

(xxix) the Aggregate Collateral Balance of all CMBS Securities having a stated maturity date later than the Stated Maturity Date;

(xxx) the Aggregate Collateral Balance of all Collateral Interests that are backed by or otherwise invested in properties located in any single U.S. state (with respect to each such state);

(xxxi) a calculation in reasonable detail necessary to determine compliance with each of the Overcollateralization Tests and Interest Coverage Tests;

(xxxii) the amount of any payments to be paid to the Holders of the Preferred Shares on the related Payment Date;

(xxxiii) the Aggregate Collateral Balance of each Collateral Interest that is on credit watch with negative implications;

(xxxiv) the Aggregate Collateral Balance of each Collateral Interest that is on credit watch with positive implications;

(xxxv) LIBOR for the related Due Period and the Class A Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate, the Class E Note Interest Rate, the Class F Note Interest Rate, the Class G Note Interest Rate and the Class H Note Interest Rate during the related Due Period;

(xxxvi) the amount retained in the Collection Account with respect to the related Payment Date as a result of the exercise of the option referred to in the last provision of clause (xxv) of Section 11.1(a); and

(xxxvii) such other information as the Collateral Manager may reasonably request.

Upon receipt of each Note Valuation Report, each of the Issuer and the Collateral Manager shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within one Business Day after receipt of such Note Valuation Report, notify the Trustee that the information contained in the Note Valuation Report conforms to the information maintained by the Issuer and the Collateral Manager with respect to the Collateral, or detail any discrepancies. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. The Trustee may (at its discretion and with the consent of the Issuer) make the information that is available on the Note Valuation Report available via the Internet site of the Trustee initially located at “http://www.CDOTrustee.net” (which will be accessible to Noteholders (or any beneficial owner of Notes) on a restricted basis and to the Advancing Agent) or by such other means as the Trustee may have in place from time to time. The Trustee will be responsible for delivering an electronic copy of the information contained in the Note Valuation Report, on a monthly basis, to each of the Financial Market Publishers.

In addition to the foregoing information, each Note Valuation Report shall include a statement (a “Section 3(c)(7) DTC Notice”) to the following effect:

“Each Holder of a Note is required at all times to be “Qualified Institutional Buyer” within the meaning of Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, other than holders of Notes issued pursuant to Regulation S, also a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and each such Holder (i) is not formed for the purpose of investing in the Notes (unless all of its beneficial owners is a Qualified Purchaser), (ii) is not a dealer described in paragraph (a)(1)(ii) of Rule 144A (unless such holder owns and invests on a discretionary basis at least U.S.$25 million in securities of issuers that are not affiliated persons of such dealer), (iii) is not a plan referred to in paragraph (a)(1)(i)(D) or (E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such plan (unless investment decisions are made solely by the fiduciary, trustee or sponsor of such plan), (iv) each account for which it holds Notes is holding Notes in at least the minimum denomination set forth in the Indenture and (v) will provide written notice of the foregoing and any other applicable transfer restrictions to any transferee of a Note. The Notes (other than those issued pursuant to Regulation S) may only be transferred to a transferee that can make the foregoing representations and the Co-Issuers have the right, at any time, to force any Holder of a Note who is not a Qualified Institutional Buyer and a Qualified Purchaser to sell or redeem its Notes.

The Co-Issuers direct that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any person having an interest in the Note as indicated on the books of The Depository Trust Company or on the books of a participant in The Depository Trust Company or on the books of an indirect participant for which such participant in The Depository Trust Company acts as agent.”

(b) [Reserved].

(c) Payment Date Instructions. The Note Valuation Report shall constitute instructions to the Trustee to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in the Note Valuation Report in the manner specified in, and in accordance with the Priority of Payments.

Section 10.6 Custody and Release of Collateral.

(a) The Collateral that consists of security entitlements shall be credited to the appropriate Account. The Trustee shall hold in the State of Illinois or the State of New York such of the Collateral as consists of money, instruments, tangible chattel paper, or certificated securities, separate and apart from all other property held by the Trustee. Notwithstanding any other provision of this Indenture, the Trustee shall not hold any part of the Collateral referred to in this Section 10.6(a) through an agent except as expressly permitted by this Section 10.6(a). Each of the preceding requirements of this Section 10.6(a) is subject to the right of the Trustee to relocate the Collateral to another jurisdiction pursuant to and upon compliance with Section 7.5(b) hereof.

(b) If no Event of Default has occurred and is continuing and subject to Article 12, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a security certifying (i) that it has determined that a Collateral Interest has become a Credit Risk Interest or an Impaired Interest and that it has directed the Trustee to sell such security pursuant to Section 12.1(a) or (ii) the Collateral Manager on the Issuer’s behalf has directed the Trustee to sell such security pursuant to Article 9 and Section 12.1(b), direct the Trustee to release such security and, upon receipt of such Issuer Order, the Trustee shall deliver any such security, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such security is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order; provided, however, that the Trustee may deliver any such security in physical form for examination in accordance with street delivery custom.

(c) If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for redemption or payment in full of a Pledged Interest, certifying that such security is being redeemed or paid in full, direct the Trustee to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

(d) If no Event of Default has occurred and is continuing and subject to Article 12, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Interest is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or, at the Trustee’s instructions, the Trustee, to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

(e) The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Interest in the Collection Account, unless simultaneously applied to the purchase of Eligible Investments or Collateral Interests as permitted under and in accordance with requirements of Article 12 and this Article 10. The Trustee shall not be responsible for any loss resulting from delivery or transfer of any security prior to receipt of payment in accordance herewith.

(f) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release the Collateral from the lien of this Indenture.

Section 10.7 [Reserved].

Section 10.8 Reports to Rating Agencies.

(a) In addition to the information and reports specifically required to be provided to the Rating Agencies pursuant to the terms of this Indenture, the Issuer shall provide the Rating Agencies and each Hedge Counterparty with all information or reports delivered to the Trustee hereunder, and such additional information as the Rating Agencies may from time to time reasonably request in its sole discretion may be obtained and provided without unreasonable burden or expense. The Issuer shall promptly notify the Trustee if the rating on the Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn.

(b) The Collateral Manager shall provide Fitch, Moody’s and S&P with the current portfolio of all Collateral Interests, in electronic and modifiable form, with report fields as requested by the Rating Agencies no later than the 25th day of each month; provided that the information required for such report fields is reasonably accessible by the Collateral Manager and the compilation of such information is not unduly burdensome to the Collateral Manager.

(c) The Collateral Manager will use its best efforts (and to the extent the Collateral Manager has received or has the necessary information in its possession) to provide Fitch, with annual Operating Statement Analysis Reports (“OSARS”) in a form generally consistent with CMSA standards (with respect to Collateral Interests that are Mortgage Loan Interests, Subordinate Mortgage Loan Interests, Mezzanine Loan Interests or Credit Tenant Lease Loans) and a monthly Data Tape substantially in the form annexed hereto as Schedule V no later than the 30th day of each month. All information required to be delivered to Fitch pursuant to this Section 10.8 shall be submitted to the address for notices set forth herein.

ARTICLE 11

APPLICATION OF MONIES

Section 11.1 Disbursements of Monies from Payment Account.

Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred to the Payment Account from the Collection Account pursuant to Section 10.2 for application by the Trustee in accordance with the following priorities (the “Priority of Payments”).

(a) Priority of Payments-Interest Proceeds. On any Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes in connection with an Event of Default, in accordance with a Note Valuation Report prepared by the Trustee as of the last day of the Due Period preceding such Payment Date, Interest Proceeds, to the extent of available funds in the Payment Account, together with any Interest Advances made for such Payment Date, less (1) any amounts applied to reimburse any outstanding Interest Advances, together with interest thereon, as described below in “Reimbursement of Advances,” and (2) any amount applied to reimburse any outstanding Cure Advance (but only to the extent of a specific recovery of such Cure Advance from the proceeds of the Collateral Interests as to which such Cure Advance was made) will be applied by the Trustee in the following order of priority (the “Priority of Payments-Interest Proceeds”):

(i) To pay, in the following order: (a) taxes, filing, listing and registration fees (including, without limitation, annual return fees) owing by the Co-Issuers, if any; (b) accrued and unpaid fees, expenses and indemnities of the Trustee, the Collateral Administrator and the Preferred Shares Paying Agent (including any unpaid Advancing Agent Fee due to the Trustee), such expenses and indemnities (excluding the annual Trustee and Back-up Advancing Agent fees) subject to a maximum amount on any Payment Date in any 12-month period, commencing with the Payment Date in April of each year, equal to $75,000 minus amounts in respect of such expenses and indemnities paid pursuant to this clause (i)(b) on prior Payment Dates in such 12-month period (the “Trustee Expense Cap”); (c) any accrued and unpaid fees and expenses of the Co-Issuers (excluding any fees, expenses and indemnities of the Trustee) including any unpaid Advancing Agent Fee due to the Advancing Agent, any fees and expenses due to or incurred by the Administrator under the Administration Agreement and accrued and unpaid ordinary expenses, if any, incurred by the Collateral Manager on behalf of the Co-Issuers under the Collateral Management Agreement (other than the Collateral Management Fee) and then (d) to deposit to the Expense Reserve Account the amount needed to bring the amount on deposit therein to U.S.$25,000 (unless the Collateral Manager directs that a lesser amount be deposited to the Expense Reserve Account), provided that the cumulative amount paid under (c) and (d) may not exceed U.S.$250,000 in the aggregate in any consecutive 12-month period;

(ii) to pay any Hedge Counterparty, the amounts (including termination payments, other than any Defaulted Hedge Termination Payments) due under the related Hedge Agreement, if any;

(iii) to pay the Senior Collateral Management Fee with respect to such Payment Date and any Senior Collateral Management Fee with respect to a previous Payment Date that was not paid on a previous Payment Date;

(iv) to pay Periodic Interest on the Class A-1 Notes and any Default Interest on the Class A-1 Notes (and interest thereon);

(v) to pay Periodic Interest on the Class A-2 Notes and any Default Interest on the Class A-2 Notes (and interest thereon);

(vi) to pay Periodic Interest on the Class B Notes and any Default Interest on the Class B Notes (and interest thereon);

(vii) if a Ratings Confirmation Failure occurs, on each Payment Date commencing with the Payment Date immediately following such Ratings Confirmation Failure, to pay principal on the Notes in accordance with the Note Payment Sequence, in the amounts necessary for each Rating Agency to confirm its respective ratings of the Notes assigned on the Closing Date or until each Class of Notes is paid in full;

(viii) to pay Periodic Interest on the Class C Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and, if no more senior Class of Notes is outstanding, any Default Interest on the Class C Notes (and interest thereon);

(ix) if either of the Class C Coverage Tests is not satisfied as of the related Determination Date and remains unsatisfied after giving effect to the use of Interest Proceeds on the same Payment Date to redeem any of the Notes more senior to such Class, to pay principal of the most senior Class of Notes then outstanding until such Class C Coverage Test is satisfied or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes outstanding until such Class C Coverage Test is satisfied or until such next most senior Class of Notes is paid in full and so on, until such Class C Coverage Test is satisfied or until the Class C Notes are paid in full;

(x) to pay the cumulative amount of Deferred Interest on the Class C Notes, if any;

(xi) to pay Periodic Interest on the Class D Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and, if no more senior Class of Notes is outstanding, any Default Interest on the Class D Notes (and interest thereon);

(xii) if either of the Class D Coverage Tests was not satisfied as of the related Determination Date and remains unsatisfied after giving effect to the use of Interest Proceeds on the current Payment Date to redeem any of the Notes more senior to such Class, to pay principal of the most senior Class of Notes then outstanding until such Class D Coverage Test is satisfied or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes outstanding until such Class D Coverage Test is satisfied or until such next most senior Class of Notes is paid in full and so on, until such Class D Coverage Test is satisfied or until the Class D Notes are paid in full;

(xiii) to pay the cumulative amount of Deferred Interest on the Class D Notes, if any;

(xiv) to pay Periodic Interest on the Class E Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and, if no more senior Class of Notes is outstanding, any Default Interest on the Class E Notes (and interest thereon);

(xv) if either of the Class E Coverage Tests was not satisfied as of the related Determination Date and remains unsatisfied after giving effect to the use of Interest Proceeds on the current Payment Date to redeem any of the Notes more senior to such Class, to pay principal of the most senior Class of Notes then outstanding until such Class E Coverage Test is satisfied or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes outstanding until such Class E Coverage Test is satisfied or until such next most senior Class of Notes is paid in full and so on, until such Class E Coverage Test is satisfied or until the Class E Notes are paid in full;

(xvi) to pay the cumulative amount of Deferred Interest on the Class E Notes, if any;

(xvii) to pay Periodic Interest on the Class F Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and, if no more senior Class of Notes is outstanding, any Default Interest on the Class F Notes (and interest thereon);

(xviii) if either of the Class F Coverage Tests was not satisfied as of the related Determination Date and remains unsatisfied after giving effect to the use of Interest Proceeds on the current Payment Date to redeem any of the Notes more senior to such Class, to pay principal of the most senior Class of Notes then outstanding until such Class F Coverage Test is satisfied or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes outstanding until such Class F Coverage Test is satisfied or until such next most senior Class of Notes is paid in full and so on, until such Class F Coverage Test is satisfied or until the Class F Notes are paid in full;

(xix) to pay the cumulative amount of Deferred Interest on the Class F Notes, if any;

(xx) to pay Periodic Interest on the Class G Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and, if no more senior Class of Notes is outstanding, any Default Interest on the Class G Notes (and interest thereon);

(xxi) if either of the Class G Coverage Tests was not satisfied as of the related Determination Date and remains unsatisfied after giving effect to the use of Interest Proceeds on the current Payment Date to redeem any of the Notes more senior to such Class, to pay principal of the most senior Class of Notes then outstanding until such Class G Coverage Test is satisfied or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes outstanding until such Class G Coverage Test is satisfied or until such next most senior Class of Notes is paid in full and so on, until such Class G Coverage Test is satisfied or until the Class G Notes are paid in full;

(xxii) to pay the cumulative amount of Deferred Interest on the Class G Notes, if any;

(xxiii) to pay Periodic Interest on the Class H Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and, if no more senior Class of Notes is outstanding, any Default Interest on the Class H Notes (and interest thereon);

(xxiv) to pay the cumulative amount of Deferred Interest on the Class H Notes, if any;

(xxv) to pay Periodic Interest on the Class J Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and, if no more senior Class of Notes is outstanding, any Default Interest on the Class J Notes (and interest thereon);

(xxvi) to pay the cumulative amount of Deferred Interest on the Class J Notes, if any;

(xxvii) to pay Periodic Interest on the Class K Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and, if no more senior Class of Notes is outstanding, any Default Interest on the Class K Notes (and interest thereon);

(xxviii) to pay the cumulative amount of Deferred Interest on the Class K Notes, if any;

(xxix)	to pay any Hedge Counterparty any Defaulted Hedge Termination Payment, if any;

(xxx) to pay, in the following order: (a) accrued and unpaid fees, expenses and indemnities of the Trustee, the Collateral Administrator and the Preferred Shares Paying Agent and (b) any accrued and unpaid fees and expenses of the Co-Issuers, including amounts payable to the Administrator under the Administration Agreement and amounts payable to the Collateral Manager under the Collateral Management Agreement but excluding the Collateral Management Fee, in each case, in the same order of priority as provided in clause (i) above and to the extent not paid in full under clause (i) above;

(xxxi) to pay the Subordinate Collateral Management Fee with respect to such Payment Date and any due and unpaid Subordinate Collateral Management Fee with respect to a previous Payment Date that was not paid on a previous Payment Date;

(xxxii) to repay the amount of any outstanding Cure Advances made by the holders of the Preferred Shares and not previously reimbursed, pro rata, among such holders of the Preferred Shares that made such Cure Advances; and

(xxxiii) any amounts remaining shall be released from the lien of this Indenture and paid to the Preferred Shares Paying Agent for the payment of dividends and/or redemption payments (as applicable) to the holders of the Preferred Shares in accordance with the terms of the Preferred Shares Paying and Transfer Agency Agreement and subject to the documents governing the Preferred Shares and subject to Cayman Islands law.

(b) Priority of Payments-Principal Proceeds. On any Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes in connection with an Event of Default, in accordance with a Note Valuation Report prepared by the Trustee as of the last day of the Due Period preceding such Payment Date, Principal Proceeds, to the extent of available funds in the Payment Account, less (1) any amounts applied to reimburse Interest Advances, together with interest thereon, as described in “Reimbursement of Advances” and (2) any amounts applied to reimburse any outstanding Cure Advance (but only to the extent of a specific recovery of such Cure Advance from the proceeds of the Collateral Interest as to which such Cure Advance was made), will be applied by the Trustee in the following order of priority (the “Priority of Payments-Principal Proceeds”):

(i) to the payment of the amounts referred to in clauses (i) through (vi) of the Priority of Payments—Interest Proceeds in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(ii) if a Ratings Confirmation Failure occurs and remains after the application of the amounts paid pursuant to clause (vii) of the Priority of Payments—Interest Proceeds, on each Payment Date commencing with the Payment Date immediately following such Ratings Confirmation Failure, to pay principal on the Notes in accordance with the Note Payment Sequence, in the amounts necessary for each Rating Agency to confirm its respective ratings of the Notes assigned on the Closing Date or until each Class of Notes is paid in full;

(iii) if the Class A Notes and the Class B Notes are no longer outstanding, to pay Periodic Interest on the Class C Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and any Default Interest on the Class C Notes (and interest thereon), to the extent that the amounts paid pursuant to clause (viii) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(iv) if either of the Class C Coverage Tests is not satisfied as of the preceding Determination Date and to the extent that the amounts paid pursuant to clause (ix) of the Priority of Payments—Interest Proceeds are insufficient to cause the Class C Coverage Tests to be satisfied, to pay principal of the most senior Class of Notes then outstanding until such Class C Coverage Test is satisfied or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes outstanding until such Class C Coverage Test is satisfied or until such next most senior Class of Notes is paid in full and so on, until such Class C Coverage Test is satisfied or until the Class C Notes are paid in full;

(v) if the Class A Notes and the Class B Notes are no longer outstanding, to pay the cumulative amount of Deferred Interest on the Class C Notes, to the extent that the amounts paid pursuant to clause (x) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder

(vi) if the Class A Notes, the Class B Notes and the Class C Notes are no longer outstanding, to pay Periodic Interest on the Class D Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and any Default Interest on the Class D Notes (and interest thereon), to the extent that the amounts paid pursuant to clause (xi) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder

(vii) if either of the Class D Coverage Tests is not satisfied as of the preceding Determination Date and to the extent that the amounts paid pursuant to clause (xii) of the Priority of Payments—Interest Proceeds are insufficient to cause the Class D Coverage Tests to be satisfied, to pay principal of the most senior Class of Notes then outstanding until such Class D Coverage Test is satisfied or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes outstanding until such Class D Coverage Test is satisfied or until such next most senior Class of Notes is paid in full and so on, until such Class D Coverage Test is satisfied or until the Class D Notes are paid in full;

(viii) if the Class A Notes, the Class B Notes and the Class C Notes are no longer outstanding, to pay the cumulative amount of Deferred Interest on the Class D Notes, to the extent that the amounts paid pursuant to clause (xiii) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(ix) if the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer outstanding, to pay Periodic Interest on the Class E Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred

Interest) and any Default Interest on the Class E Notes (and interest thereon), to the extent that the amounts paid pursuant to clause (xiv) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(x) if either of the Class E Coverage Tests is not satisfied as of the preceding Determination Date and to the extent that the amounts paid pursuant to clause (xv) of the Priority of Payments—Interest Proceeds are insufficient to cause the Class E Coverage Tests to be satisfied, to pay principal of the most senior Class of Notes then outstanding until such Class E Coverage Test is satisfied or until such most senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes outstanding until such Class E Coverage Test is satisfied or until such next most senior Class of Notes is paid in full and so on, until such Class E Coverage Test is satisfied or until the Class E Notes are paid in full;

(xi) if the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer outstanding, to pay the cumulative amount of Deferred Interest on the Class E Notes to the extent that the amounts paid pursuant to clause (xvi) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xii) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are no longer outstanding, to pay Periodic Interest on the Class F Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and any Default Interest on the Class F Notes (and interest thereon), to the extent that the amounts paid pursuant to clause (xvii) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xiii) if either of the Class F Coverage Tests is not satisfied as of the preceding Determination Date and to the extent that the amounts paid pursuant to clause (xviii) of the Priority of Payments—Interest Proceeds are insufficient to cause the Class F Coverage Tests to be satisfied, to pay principal of the most Senior Class of Notes then outstanding until such Class F Coverage Test is satisfied or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes outstanding until such Class F Coverage Test is satisfied or until such next most Senior Class of Notes is paid in full and so on, until such Class F Coverage Test is satisfied or until the Class F Notes are paid in full;

(xiv) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are no longer outstanding, to pay the cumulative amount of Deferred Interest on the Class F Notes, to the extent that the amounts paid pursuant to clause (xix) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xv) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes are no longer outstanding, to pay Periodic Interest on the Class G Notes (and any accrued and unpaid interest on any Deferred

Interest but not including any Deferred Interest) and any Default Interest on the Class G Notes (and interest thereon), to the extent that the amounts paid pursuant to clause (xx) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xvi) if either of the Class G Coverage Tests is not satisfied as of the preceding Determination Date and to the extent that the amounts paid pursuant to clause (xxi) of the Priority of Payments—Interest Proceeds are insufficient to cause the Class G Coverage Tests to be satisfied, to pay principal of the most Senior Class of Notes then outstanding until such Class G Coverage Test is satisfied or until such most Senior Class of Notes is paid in full, and then to pay principal of the next most Senior Class of Notes outstanding until such Class G Coverage Test is satisfied or until such next most Senior Class of Notes is paid in full;

(xvii) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes are no longer outstanding, to pay the cumulative amount of Deferred Interest on the Class G Notes, to the extent that the amounts paid pursuant to clause (xxii) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xviii) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes are no longer outstanding, to pay Periodic Interest on the Class H Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and any Default Interest on the Class H Notes (and interest thereon), to the extent that the amounts paid pursuant to clause (xxiii) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xix) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes are no longer outstanding, to pay the cumulative amount of Deferred Interest on the Class H Notes, to the extent that the amounts paid pursuant to clause (xxiv) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xx) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes are no longer outstanding, to pay Periodic Interest on the Class J Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and any Default Interest on the Class J Notes (and interest thereon), to the extent that the amounts paid pursuant to clause (xxv) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xxi) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes are no longer outstanding, to pay the cumulative amount of Deferred Interest on the Class J Notes, to the extent that the amounts paid pursuant to clause (xxvi) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xxii) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes are no longer outstanding, to pay Periodic Interest on the Class K Notes (and any accrued and unpaid interest on any Deferred Interest but not including any Deferred Interest) and any Default Interest on the Class K Notes (and interest thereon), to the extent that the amounts paid pursuant to clause (xxvii) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xxiii) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes are no longer outstanding, to pay the cumulative amount of Deferred Interest on the Class K Notes, to the extent that the amounts paid pursuant to clause (xxviii) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xxiv) on or prior to the last day of the Reinvestment Period,

(A) to be retained in the Collection Account (i) to invest in Eligible Investments pending reinvestment in Additional Collateral Interests at a later date, (ii) to reinvest in Additional Collateral Interests subject to the Ramp-Up Criteria or the Reinvestment Criteria (including by way of funding any Future Funding Asset or reserved to fund a Future Funding Asset in the future), as applicable and (iii) for payment of a Special Amortization in accordance with clause (B) below (to the extent of the available Principal Proceeds determined by the Collateral Manager); and

(B) on each Payment Date during the Ramp-Up Period and the Reinvestment Period, if the Collateral Manager notifies the Trustee in writing that it has decided to declare a Special Amortization, the amount of available Principal Proceeds determined by the Collateral Manager will be applied (1) if the Special Amortization Pro Rata Condition is satisfied, to pay each Class of Notes in full, pro rata based on their respective aggregate outstanding principal amounts and (2) if the Special Amortization Pro Rata Condition is not satisfied, to pay principal on each class of Notes in accordance with the Note Payment Sequence until each such Class of Notes have been paid in full;

(xxv) after the end of the Reinvestment Period, to pay principal and Deferred Interest on each Class of Notes in accordance with the Note Payment Sequence until each such Class of Notes have been paid in full;

(xxvi) to pay any Hedge Counterparty any Defaulted Hedge Termination Payment, if any, to the extent not paid under clause (xxix) of “Interest Proceeds” above;

(xxvii) to pay, in the following order: (a) accrued and unpaid fees, expenses and indemnities of the Trustee, the Collateral Administrator and the Preferred Shares Paying Agent and (b) any accrued and unpaid fees and expenses of the Co-Issuers, including amounts due to the Administrator under the Administration Agreement and amounts payable to the Collateral Manager under the Collateral Management Agreement but excluding the Collateral Management Fee, in each case, in the same order of priority as provided in clause (i) above and to the extent not paid in full under clause (i) above and to the extent that the amounts paid pursuant to clauses (i) and (xxx) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder, whether as a result of an amount limitation imposed thereunder or otherwise;

(xxviii) to pay the Subordinate Collateral Management Fee with respect to such Payment Date and any due and unpaid Subordinate Collateral Management Fee with respect to a previous Payment Date that was not paid on a previous Payment Date, to the extent that the amounts paid pursuant to clause (xxxi) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder;

(xxix) to repay the amount of any outstanding Cure Advances made by the holders of the Preferred Shares and not previously reimbursed, to the extent that the amounts paid pursuant to clause (xxxii) of the Priority of Payments—Interest Proceeds are insufficient to pay such amounts in full thereunder, pro rata, among such holders of the Preferred Shares that made such Cure Advances; and

(xxx) any amounts remaining, shall be released from the lien of this Indenture and paid to the Preferred Shares Paying Agent for the payment of dividends and/or redemption payments as applicable to the holders of the Preferred Shares in accordance with the terms hereof and of the Preferred Shares Paying Agency Agreement and subject to the documents governing the Preferred Shares and subject to Cayman Islands law.

(c) Event of Default. If an Event of Default has occurred and is continuing on the date or dates determined by the Trustee and a declaration of acceleration of the maturity of the Notes occurs, the Trustee will pay, from all collections from, and proceeds of the sale or liquidation of, the Collateral (excluding any amounts necessary to reimburse any unpaid Interest Advances, together with interest thereon and any unpaid Nonrecoverable Cure Advances), in the following order:

(i) amounts corresponding to any amounts payable under clauses (i), (ii) and (iii) of the Priority of Payments—Interest Proceeds, without giving effect to any limitations on amounts payable set forth therein;

(ii) the Periodic Interest on the Class A-1 Notes (including any Default Interest on the Class A-1 Notes) and then principal on the Class A-1 Notes until paid in full;

(iii) the Periodic Interest on the Class A-2 Notes (including any Default Interest on the Class A-2 Notes) and then principal on the Class A-2 Notes until paid in full;

(iv) the Periodic Interest on the Class B Notes (including any Default Interest on the Class B Notes) and then principal on the Class B Notes until paid in full;

(v) the Periodic Interest on the Class C Notes (including any Default Interest on the Class C Notes, any Deferred Interest on the Class C Notes and any accrued and unpaid interest on any such Default Interest and Deferred Interest) and then principal on the Class C Notes until paid in full;

(vi) the Periodic Interest on the Class D Notes (including any Default Interest on the Class D Notes, any Deferred Interest on the Class D Notes and any accrued and unpaid interest on any such Default Interest and Deferred Interest) and then principal on the Class D Notes until paid in full;

(vii) the Periodic Interest on the Class E Notes (including any Default Interest on the Class E Notes, any Deferred Interest on the Class E Notes and any accrued and unpaid interest on any such Default Interest and Deferred Interest) and then principal on the Class E Notes until paid in full;

(viii) the Periodic Interest on the Class F Notes (including any Default Interest on the Class F Notes, any Deferred Interest on the Class F Notes and any accrued and unpaid interest on any such Default Interest and Deferred Interest) and then principal on the Class F Notes until paid in full;

(ix) the Periodic Interest on the Class G Notes (including any Default Interest on the Class G Notes, any Deferred Interest on the Class G Notes and any accrued and unpaid interest on any such Default Interest and Deferred Interest) and then principal on the Class G Notes until paid in full;

(x) the Periodic Interest on the Class H Notes (including any Default Interest on the Class H Notes, any Deferred Interest on the Class H Notes and any accrued and unpaid interest on any such Default Interest and Deferred Interest) and then principal on the Class H Notes until paid in full;

(xi) the Periodic Interest on the Class J Notes (including any Default Interest on the Class J Notes, any Deferred Interest on the Class J Notes and any accrued and unpaid interest on any such Default Interest and Deferred Interest) and then principal on the Class J Notes until paid in full;

(xii) the Periodic Interest on the Class K Notes (including any Default Interest on the Class K Notes, any Deferred Interest on the Class K Notes and any accrued and unpaid interest on any such Default Interest and Deferred Interest) and then principal on the Class K Notes until paid in full;

(xiii) amounts corresponding to the amounts set forth in clauses (xxix) through (xxxii) of the Priority of Payments—Interest Proceeds; and

(xiv) any remaining amounts shall be released from the lien of this Indenture and paid to the Preferred Shares Paying Agent for the payment of dividends and/or redemption payments to the Holders of the Preferred Shares in accordance with the terms of the Preferred Shares Paying and Transfer Agency Agreement.

(d) Reimbursement of Advances. Notwithstanding the foregoing, the Advancing Agent and the Trustee will each be entitled on each Payment Date to reimbursement of any Interest Advance made by it, together with interest thereon, in accordance with this paragraph. Interest Advances and interest thereon, will be reimbursable from payments and other collections on all Collateral Interests, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of such Collateral Interests or, to the extent allocated and paid to the Issuer as the holder of a Collateral Interest, the related Mortgage Property. Prior to an Interest Advance being determined to be a Nonrecoverable Interest Advance, (a) the Advancing Agent and the Trustee will each be entitled on a Payment Date to reimbursement of any such Interest Advance from Interest Proceeds to the extent such reimbursement would not trigger an additional Interest Shortfall on such Payment Date, (b) such right of reimbursement will be junior in priority to the payment of interest due on the Class A Notes and the Class B Notes on such Payment Date, and (c) if Interest Proceeds are insufficient to reimburse the Advancing Agent or the Trustee, as applicable, for all such unreimbursed Interest Advances on such Payment Date in accordance with the foregoing, then the Advancing Agent and the Trustee, as applicable, will be entitled on such Payment Date to reimbursement from Principal Proceeds to the extent of such shortfall without regard to the priorities set forth in the Priority of Payments above. Notwithstanding the foregoing, if at any time an Interest Advance made by the Advancing Agent or the Trustee is determined to be a Nonrecoverable Interest Advance, then the Advancing Agent and the Trustee each will be entitled to recover all such outstanding Interest Advances made by such party, together with interest thereon, prior to any payment of interest or principal on the Notes; provided, that reimbursement for Nonrecoverable Interest Advances will be made (i) first, from Interest Proceeds and (ii) second, from Principal Proceeds. Amounts used for the reimbursement of Nonrecoverable Interest Advances and interest thereon will not be included in the Available Distribution Amount for any Payment Date. The Advancing Agent will be entitled to reimbursement from the Trustee in respect of collections on Collateral Interests.

(e) On each Payment Date, the Issuer shall, pursuant to Section 10.2(d), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(f) If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.6(c), the Trustee shall make the disbursements called for in the order and according to the priority set forth under Sections 11.1(a) and (b) above, subject to Section 13.1, to the extent funds are available therefor.

(g) In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with subclause (iii) of subsection (a) of this Section 11.1, the Trustee shall remit such funds as directed, to the extent available, to the Issuer or the Co-Issuer, as the case may be, on each Payment Date.

Section 11.2 Trust Account.

All Monies held by, or deposited with the Trustee in the Collection Account, the Payment Account, the Hedge Termination Receipts Account and the Custodial Account pursuant to the provisions of this Indenture, and not invested in Collateral Interests or Eligible Investments as herein provided, shall be deposited in one or more Eligible Accounts, to be held in trust for the benefit of all the Secured Parties as described herein. Except with respect to amounts on deposit in the Payment Account, to the extent Monies deposited in a trust account exceed amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States of America, such excess shall be invested in Eligible Investments pursuant to an Issuer Order.

ARTICLE 12

SALE OF COLLATERAL INTERESTS; REINVESTMENT CRITERIA;

SUBSTITUTION; HEDGE AGREEMENT; CURE RIGHTS; PURCHASE RIGHTS

Section 12.1 Sale of Collateral Interests.

(a) Provided that no Event of Default has occurred and is continuing and subject to the satisfaction of the conditions specified in Section 10.6 as applicable, and the remainder of this Section 12.1, the Collateral Manager, on behalf of the Issuer, may direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing and in accordance with the terms of this Indenture, any Buy/Sell Interest, Impaired Interest, Credit Risk Interest or Taxed Collateral Interest or any Collateral Interest that may be sold pursuant to Sections 12.1(d) or (e).

(b) The Collateral Manager may direct the Issuer to (i) sell any Buy/Sell Interest at any time and (ii) purchase the corresponding pari passu participation or pari passu note from the related participant or noteholder, as applicable, either (a) in accordance with the Criteria specified below under “Reinvestment Criteria and Ramp-Up Criteria” or (b) at any time, regardless of whether such purchase would occur during the Ramp-Up Period or the Reinvestment Period or whether Ramp-Up Criteria or the Reinvestment Criteria would be satisfied thereafter, so long as the Issuer entered into a binding agreement with the Collateral Manager, any of its Affiliates or any other person qualified as provided below to purchase such corresponding pari passu participation from the Issuer immediately following the purchase by the Issuer from the related participant or noteholder at a purchase price equal to that paid by the Issuer to such participant or noteholder, as applicable, and such purchaser (including the Collateral Manager or any of its Affiliates) thereof either (A) has a long term rating by S&P of “A-” or a short term rating by S&P of “A-1,” (B) is a Qualified Institutional Lender or (C) Rating Confirmation from S&P has been received.

(c) A sale of a Credit Risk Interest or Impaired Interest or any sale pursuant to Section 12.1 shall be conducted in the following manner; provided, however, that such limitations shall not apply to any sales made at a price at least equal to par plus accrued interest.

The Trustee shall solicit a minimum of three (3) bids, each from nationally recognized independent market makers, dealers or market participants, in obligations comparable to the Collateral Interest being sold which may include the Collateral Manager, the Sellers, an Initial Purchaser or any of their respective Affiliates (provided, however, that any such bid from the Collateral Manager, the Sellers or an Initial Purchaser will not be counted as one of the three required independent bids). All bids shall be submitted to the Trustee, which shall notify the Collateral Manager of the highest bid and such Collateral Interest shall be sold to the highest bidder.

If the Collateral Manager is unable to obtain three (3) bids from nationally recognized independent market makers, dealers or market participants as described above, the Collateral Manager shall again solicit three such bids 10 days after the initial bids were sought. If the Collateral Manager remains unable to obtain three such bids, but is able to obtain two such bids, the procedures set forth in Section 12.1(c) shall be followed on the basis of such two bids. If two such bids are not available, the Collateral Manager shall again solicit two such bids 20 days after the initial bids were solicited. If the Collateral Manager remains unable to obtain two such bids, but is able to obtain one such bid, the foregoing procedures shall be followed on the basis of such single bid. The foregoing limitations shall not apply to any sales made at a price at least equal to par plus accrued interest.

(d) The Collateral Manager may direct the Trustee to sell any Collateral Interest at a price at least equal to par plus accrued interest (A) on or after the date which is three months prior to the related maturity date or (B) if the Collateral Manager estimates, in its reasonable judgment, that the payment in full of such Collateral Interest is imminent.

(e) Provided that no Event of Default has occurred and is continuing, the Collateral Manager, on behalf of the Issuer, may, at any time prior to the end of the Reinvestment Period, sell any Collateral Interest consisting of CMBS Securities or Real Estate CDO Securities only, which is not a Credit Risk Interest, an Impaired Interest or a Buy/Sell Interest (such sale, a “Discretionary Sale”) provided that: (i) the aggregate principal balance of such CMBS Securities or Real Estate CDO Securities sold pursuant to such Discretionary Sales for a given calendar year does not exceed 10% of the Aggregate Collateral Balance at the beginning of that year and (ii) the Collateral Manager reasonably believes that, within twenty (20) Business Days of any Discretionary Sale, the Sale Proceeds from such Discretionary Sale will be reinvested and used to purchase Additional Collateral Interests with an aggregate principal balance equal to or greater than 100% of the principal balance of the CMBS Securities or Real Estate CDO Securities sold pursuant to such Discretionary Sale and which satisfies the Reinvestment Criteria or Ramp-Up Criteria, as applicable.

(f) The Collateral Manager, on behalf of the Issuer, may at any time direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing, any Collateral Interest without regard to the foregoing limitations pursuant to a sale of the Collateral Interests in connection with an Optional Redemption, a Tax Redemption or an Auction Call Redemption in accordance with Article 9; provided, however, that the Collateral Manager may not direct the Trustee to sell (and the Trustee shall not be required to release) a Collateral Interest pursuant to this Section 12.1(e) unless the Collateral Manager certifies to the Trustee that the Sale Proceeds from the sale of such Collateral Interests will be sufficient to pay the Total Redemption Amount.

Section 12.2 Reinvestment Criteria and Ramp-Up Criteria.

(a) Principal Proceeds (during the Reinvestment Period) and Sale Proceeds from the sale of Impaired Interests, Credit Risk Interests and Buy/Sell Interests (during and after the Reinvestment Period) may be reinvested in Additional Collateral Interests if after such reinvestment: (1) no Event of Default has occurred and is continuing; (2) all Coverage Tests were satisfied immediately following the most recent Payment Date; and (3) immediately after such reinvestment (which shall be deemed to be the date on which the Issuer enters into irrevocable binding commitments to purchase such Additional Collateral Interests) the Reinvestment Criteria are satisfied, or if immediately prior to giving effect to such purchase, any of the Reinvestment Criteria were not satisfied, no such Reinvestment Criteria that were unsatisfied will be further from being satisfied after giving effect to such proposed purchase and no such Reinvestment Criteria that were satisfied will be unsatisfied after giving effect to such purchase. The “Reinvestment Criteria” include the following:

(i)	Maximum Property Concentration Limits for Collateral Interests (other than Real Estate CDO Securities):

(1) not more than 55.0% of the Aggregate Collateral Balance may be secured or backed by office properties;

(2) not more than 40.0% of the Aggregate Collateral Balance may be secured or backed by retail properties;

(3) not more than 40.0% of the Aggregate Collateral Balance may be secured or backed by multifamily properties;

(4) not more than 35.0% of the Aggregate Collateral Balance may be secured or backed by industrial and warehouse properties;

(5) not more than 30.0% of the Aggregate Collateral Balance may be secured or backed by hotel properties;

(6) not more than 10.0% of the Aggregate Collateral Balance may be secured or backed by self-storage properties;

(7) not more than 10.0% of the Aggregate Collateral Balance may be secured or backed by condominium conversion properties;

(8) not more than 5.0% of the Aggregate Collateral Balance may be secured or backed by property consisting primarily of undeveloped land;

(9) not more than 1.5% of the Aggregate Collateral Balance may be secured or backed by healthcare properties;

(10) not more than 5.0% of the Aggregate Collateral Balance may be secured or backed by golf properties;

(11) not more than 18.5% of the Aggregate Collateral Balance may be secured or backed by any combination of condominium conversion, undeveloped land, healthcare, or golf properties;

(12) not more than 5.0% of the Aggregate Collateral Balance may consist of Collateral Interests that are collateralized or backed by interests in one or more property types other than those specified in 1 through 10 above.

(13) Not more than 2.5% of the Aggregate Collateral Balance may be secured by any one property type that is not listed in (1) through (10) above.

(ii)	The commercial properties securing or underlying the Collateral Interests (other than Real Estate CDO Securities) comprising not more than 50%, 50%, 40%, 30%, 25%, and 25% of the Aggregate Collateral Balance can be located in California, New York, Florida, Illinois, Arizona and Washington, DC respectively, and the commercial properties securing or underlying the Collateral Interests (other than Real Estate CDO Securities) comprising not more than 20% of the Aggregate Collateral Balance may be located in any one other state or U.S. territory.

(iii)	Not less than 25% of the Aggregate Collateral Balance may consist of Mortgage Loan Interests.

(iv)	Not more than 75% of the Aggregate Collateral Balance may consist of Subordinate Mortgage Loan interests.

(v)	Not more than 20% of the Aggregate Collateral Balance may consist of CMBS Securities.

(vi)	Not more than 10% of the Aggregate Collateral Balance may consist of Large Loan CMBS Securities.

(vii)	Note more than 17.5% of the Aggregate Collateral Balance may consist of Conduit CMBS Securities.

(viii)	Not more than 50% of the Aggregate Collateral Balance may consist of Mezzanine Loan Interests.

(ix)	Not more than 15% of the Aggregate Collateral Balance may consist of Credit-Tenant Lease Loans (each of which must be rated “BB” (or it equivalent) or better by each Rating Agency).

(x)	Not more than 5% of the Aggregate Collateral Balance may consist of Credit-Tenant Lease Loans rated “BB+,” “BB” or “BB-” (or its equivalent) by any Rating Agency.

(xi)	Not more than 5% of the Aggregate Collateral Balance may consist of Real Estate CDO Securities (each of which must be rated “BBB-” (its equivalent) or better by each Rating Agency and must be 100% secured or backed by, directly or indirectly, commercial real estate loans or securities).

(xii)	Not more than 10% of the Aggregate Collateral Balance may consist of Collateral Interests that pay less frequently than monthly.

(xiii)	The weighted average spread of the Collateral Interests that bear interest at a floating rate is at least LIBOR plus 3.00%.

(xiv)	The interest rate for each Mortgage Loan Interest, Subordinate Mortgage Loan Interest, Mezzanine Loan Interest, CMBS, Credit Tenant Lease Loan and Real Estate CDO Security that bears interest at a floating rate is at least LIBOR plus 1.00%.

(xv)	The weighted average coupon of the Collateral Interests that bear interest at a fixed rate is at least 6.75%.

(xvi)	The coupon for each Mortgage Loan Interest, Subordinate Mortgage Loan Interest, Mezzanine Loan Interest and Credit Tenant Lease Loan secured or backed by a single Mortgaged Property that bear interest at a fixed rate is at least 4.50%.

(xvii)	Not less than 35% of the Aggregate Collateral Balance and not more than 80% of the Aggregate Collateral Balance may consist of Collateral Interests that bear interests at a fixed rate.

(xviii)	No more than 6.50% of the Aggregate Collateral Balance may represent obligations of any single obligor or group of affiliated obligors.

(xix)	No single Real Estate CDO Security (or securities from the same issuer) represent more than 3.00% of the Aggregate Collateral Balance.

(xx)	No more than 75% of the Aggregate Collateral Balance may consist of commercial mortgage loans or interests therein that were originated in any single calendar year or CMBS Securities issued in any single calendar year.

(xxi)	The weighted average life of the Collateral Interests does not exceed 5 years.

(xxii)	The Herfindahl Score of the Collateral Interests is at least 27.5.

(xxiii)	The Moody’s Maximum Weighted Average Rating Factor Test is satisfied.

(xxiv)	The Moody’s Minimum Tranche Thickness Test is satisfied.

(xxv)	The Moody’s Weighted Average Recovery Rate Test is satisfied.

(xxvi)	The S&P CDO Monitor Test is satisfied.

(xxvii)	The Fitch Loan Diversity Index Test is satisfied.

(xxviii)	The S&P Weighted Average Recovery Test is satisfied.

(xxix)	The Fitch Poolwide Expected Loss Test is satisfied.

(xxx)	The Collateral Interest that is proposed to be purchased meets each of the following eligibility criteria on the date the Issuer has entered into irrevocable binding commitments to purchase such Collateral Interest (collectively, the “Eligibility Criteria”):

(1) it is issued by an issuer incorporated or organized under the laws of the United States, the Bahamas, Bermuda, the Cayman Islands, the British Virgin Islands, the Netherlands Antilles, Jersey, Guernsey or Luxembourg;

(2) the acquisition, ownership, enforcement and disposition of such interest will not cause the Issuer to fail to be treated as a Qualified REIT Subsidiary;

(3) the payments on such interest are not subject to withholding tax unless the issuer thereof or the obligor thereon is required to make “gross-up” payments sufficient to cover any withholding tax imposed at any time on payments made to the Issuer with respect thereto;

(4) its acquisition would not cause the Issuer or the pool of Collateral Interests to be required to register as an investment company under the Investment Company Act;

(5) it provides for periodic payments of interest no less frequently than semi-annually;

(6) it is eligible under its underlying instruments to be purchased by the Issuer and pledged to the Trustee;

(7) it provides for the payment of principal at not less than par upon maturity, redemption or acceleration;

(8) if it is a Future Funding Asset either (A)(1) the Seller of such Future Funding Assets retains the obligation to make any future funding advance or future payment, (2) the Seller of such Future Funding Asset has agreed to indemnify the Issuer for any losses to the Issuer caused by the Seller failing to fund such future advance or future payment obligation and (3) the Seller of such Future Funding Asset has deposited funds in the Future Funding Asset Account in an amount equal to the maximum future advance or future payment obligation in respect of such Future Funding Obligation as security for the indemnity described in clause (2) above or (B) the Issuer assumes the obligation to make any future funding advance and to the extent provided herein the Issuer has deposited Principal Proceeds or Uninvested Proceeds or the related Seller has deposited funds, in either case, in an amount equal to the maximum future funding amount under the terms of such asset;

(9) it is not an interest that is an Impaired Interest or a Credit Risk Interest;

(10) the spread for each Collateral Interests that bear interest at a floating rate is at least LIBOR 1.00%;

(11) the coupon for each Collateral Interests that bear interest at a fixed rate is at least 4.50%;

(12) for any Collateral Interest other than CMBS Securities, it is not an interest backed by healthcare properties;

(13) at the time the obligation is purchased by the Issuer, (A) if it is a Mortgage Loan Interest, a Mezzanine Loan Interest, a Subordinate Mortgage Loan Interest or a Credit Tenant Lease Loan interest, no commercial mortgage loan underlying, securing or constituting such Collateral Interest has a maturity date (including any extension option) that is later than ten (10) years prior to the Stated Maturity Date; and (B) if it is a CMBS Security or Real Estate CDO Security, such CMBS Security or Real Estate CDO Security (without regard to the maturities of any collateral underlying such CMBS Security or a Real Estate CDO Security), it does not have a rated final maturity date later than the Stated Maturity Date;

(14) if it is a Participation Interest, the entity that created such participation interest is either (i) a special purpose entity meeting S&P’s then current published criteria for bankruptcy-remote special purpose entities provided that a securitization trust, an issuer of a CDO security or a securitization vehicle will be deemed to be a special purpose entity for the purposes of this clause (i), (ii) is an institutional lender that (x) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $200,000,000 and (y) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties or (iii) an entity with respect to which Rating Agency Condition has been satisfied;

(15) if it is a Subordinate Mortgage Loan Interest, (a) such interest is serviced by a CDO Servicer pursuant to a CDO Servicing Agreement, (b) the Issuer shall have the benefit of (i) the representations and warranties made by the applicable Seller of such Collateral Interest under the terms of the Seller Transfer Agreement or another agreement (with such exceptions, qualifications and omissions stated therein) substantially similar to the representations and warranties set forth on Schedule VII hereto and (ii) remedies for the breach of such representations and warranties or the existence of document defects that are either (A) substantially similar to the remedies provided in the Seller Transfer Agreement or (B) with respect to which Rating Agency Condition has been satisfied with respect to S&P; and (c) underlying instruments contain the basic terms that are generally accepted as market standard in the CMBS industry for such underlying instruments;

(16) if it is a Subordinate Mortgage Loan Interest, the related underlying Commercial Mortgage Loan is serviced by a servicer that is on S&P’s select list as a U.S. Commercial Mortgage Master Servicer, except that up to 10% of the Aggregate Collateral Balance may consist of Subordinate Mortgage Loan interests that do not satisfy this condition;

(17) if it is a Mezzanine Loan Interest, (a) the Mezzanine Loan Interest is serviced by a CDO Servicer pursuant to a CDO Servicing Agreement and (b) the Issuer shall have the benefit of (i) the representations and warranties made by the applicable Seller of such Collateral Interest under the terms of the Seller Transfer Agreement or another agreement (with such exceptions, qualifications and omissions stated therein) substantially similar to the representations and warranties set forth on Schedule VII hereto and (ii) remedies for the breach of such representations and warranties or the existence of document defects that are either (A) substantially similar to the remedies provided in the Seller Transfer Agreement or (B) with respect to which Rating Agency Condition has been satisfied with respect to S&P; and (c) underlying instruments contain the basic terms that are generally accepted as market standard in the CMBS industry for such underlying instruments;

(18) if it is a Mortgage Loan Interest or a Credit Tenant Lease Loan, (a) such interest is serviced by a CDO Servicer pursuant to a CDO Servicing Agreement and (b) the Issuer shall have the benefit of (i) the representations and warranties made by the applicable Seller of such Collateral Interest under the terms of the Seller Transfer Agreement or another agreement (with such exceptions, qualifications and omissions stated therein) substantially similar to the representations and warranties set forth on Schedule VII or Schedule VIII hereto, as applicable, and (ii) remedies for the breach of such representations and warranties or the existence of document defects that are either (A) substantially similar to the remedies provided in the Seller Transfer Agreement or (B) with respect to which Rating Agency Condition has been satisfied with respect to S&P;

(19) it is not, and does not provide for conversion or exchange into, “margin stock” (as defined under Regulations, T, U or X by the Board of Governors of the Federal Reserve System) at any time over its life;

(20) it is not the subject of (i) any offer by the issuer of such security or by any other person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security into or for cash, securities or any other type of consideration or (ii) any solicitation by an issuer of such security or any other person to amend, modify or waive any provision of such security or any related Underlying Instruments, and has not been called for redemption;

(21) it is not a security that by the terms of its Underlying Instruments provides for conversion or exchange (whether mandatory or at the option of the issuer or the holder thereof) into an equity interest in the issuer at any time prior to its maturity;

(22) it is not a financing by a debtor-in-possession in any insolvency proceeding;

(23) it is not a synthetic security (a swap transaction or other derivative financial instrument referencing a debt instrument);

(24) it is not an equity security (a security evidencing an equity interest or preferred equity interest in the issuer thereof (other than any asset-backed security structured as a certificate or other form of beneficial interest));

(25) it is not an interest-only security (a security that by its terms provides for periodic payments of interest on a notional amount and does not provide for the payment of principal);

(26) except for Real Estate CDO Securities, it does not have any outstanding deferred or capitalized interest; and

(27) it is U.S. Dollar denominated and may not be converted into a security payable in any other currencies.

(28) With respect to Sale Proceeds from the sale of Impaired Interests and Credit Risk Interests that are being reinvested after the Reinvestment Period, in addition to the foregoing, such Sale Proceeds are only reinvested in Additional Collateral Interests that:

a)	have the same or better S&P Rating, Moody’s Rating and Fitch Rating as the Impaired Interest or Credit Risk Interest it is replacing;

b)	are of the same general asset type as the Impaired Interest or Credit Risk Interest it is replacing (i.e., Mortgage Loan Interest, Subordinate Mortgage Loan Interest, Mezzanine Loan Interest, CMBS Securities, Credit Tenant Lease Loans or Real Estate CDO Securities); and

c)	have the same or a shorter weighted average life than the Impaired Interest or Credit Risk Interest it is replacing.

During the Ramp-Up Period amounts on deposit in the Uninvested Proceeds Account may be invested in Additional Collateral Interests, if after such reinvestment (which shall be deemed to be the date on which the Issuer enters into irrevocable binding commitments to purchase such Additional Collateral Interests): (1) no Event of Default has occurred and is continuing; (2) all Coverage Tests were satisfied immediately following the most recent Payment Date; and (3) the Preferred Shareholders have funded the Preferred Shareholder Funding Amount (collectively, the “Ramp-Up Criteria”).

(b) The delivery of a trade ticket confirming any such purchase or sale of Collateral Interest may be relied upon by the Trustee as confirmation by the Collateral Manager that such purchase or sale is in compliance with and satisfies the requirements and the provisions of this Article XII.

(c) During the Reinvestment Period, any Principal Proceeds available to be applied to purchase Additional Collateral Interests may be reinvested in Eligible Investments in the Collection Account on a temporary basis, pending reinvestment in Additional Collateral Interests.

(d) With respect to any series of trades in which the Issuer commits to purchase and/or sell multiple Collateral Interests, compliance with Section 12.2(b) above may, at the option of the Collateral Manager, be measured by determining the aggregate effect of such trades on the Issuer’s level of compliance with such clauses rather than considering the effect of each purchase and sale of such Collateral Interests individually.

(e) The Collateral Manager may terminate the Reinvestment Period at the end of any Due Period if, in the sole judgment of the Collateral Manager, investments in Additional Collateral Interests within the foreseeable future would be either impractical or not beneficial.

(f) Not later than fifteen (15) Business Days following the end of each calendar quarter, the Collateral Manager on behalf of the Issuer shall provide to S&P and Fitch a report containing the representations and warranties made with respect to any Mortgage Loan Interest, Mezzanine Loan Interest, Subordinate Mortgage Loan Interest, Credit Tenant Lease Loan purchased by the Issuer during the preceding calendar quarter, including any exceptions and qualifications thereto.

(g) On or prior to the date each Additional Collateral Interest is to be acquired by the Issuer, (i) such Additional Collateral Interest shall be Delivered to the Trustee and (ii) in the case of any Additional Collateral Interest that is a Mortgage Loan Interest, Mezzanine Loan Interest or Subordinate Mortgage Loan Interest, the Collateral File for such Additional Collateral Interest shall be delivered to the Trustee.

(h) Two days prior to the purchase of any Collateral Interest with a principal balance in excess of $10,000,000 during and after the Ramp-Up Period, the Issuer (or the Collateral Manager on its behalf) shall submit to Moody’s information relating to such Collateral Interest as may be reasonably requested by Moody’s.

Section 12.3 Compliance with the Advisers Act. Each of the Issuer, each Noteholder and each Preferred Shareholder consents and agrees that, in any “principal trades” with respect to the Collateral Manager, the disclosure and consent requirements of Section 206(3) of the Investment Advisers Act of 1940, as amended (“Advisers Act”) will be satisfied with respect to the Issuer and all securityholders thereof if disclosure is given to, and consent obtained from, an advisory committee or similar body established by the Issuer to satisfy such requirements of the Advisers Act and to address any other conflict of interest issues. Any such consent of the advisory committee or similar body must be given by the vote or written consent of a majority of the members of the advisory committee including the vote or written consent of at least one independent member. For these purposes, a member shall be deemed to be “independent” if such member is not an officer, director or affiliate of (i) the Collateral Manager or (ii) the client of the Collateral Manager involved in the transaction.

Section 12.4 [Reserved].

Section 12.5 Hedge Agreement Provisions; Defaulted Hedge Agreements.

(a) On the Closing Date, the Issuer shall enter into the Initial Hedge Agreement. The Issuer may, from time to time (including but not limited to after the expiration of the Initial Hedge Agreement), enter into additional or replacement Hedge Agreements on terms and conditions substantially similar to the Initial Hedge Agreement and that pertain to the same type of risk as contemplated under the Initial Hedge Agreement; provided, however, that the Rating Agency Condition and the remaining terms of this Section 12.5 are satisfied. In addition, the Issuer may, from time to time, terminate a Hedge Agreement in part and reduce the notional amount of such Hedge Agreement in the event of a Mandatory Redemption or Special Amortization; provided, however, that the Rating Agency Condition is satisfied.

(b) In the event of any early termination or a partial termination of a Hedge Agreement (1) any termination payment paid by the Hedge Counterparty to the Issuer (“Hedge Termination Receipts”) will be remitted to a single, segregated account held in the United States in the name of the Trustee (the “Hedge Termination Receipts Account”) for the benefit of the holders of the Notes under the Indenture and the Preferred Shares and (2) if applicable, any Hedge Replacement Proceeds received from a replacement counterparty will be remitted directly to the former Hedge Counterparty to satisfy any termination payments required to be made by the Issuer; provided, that any such remittance to the Hedge Counterparty shall not exceed the amounts, if any, owed to the Hedge Counterparty under the Hedge Agreement.

(c) Subject to satisfaction of the Rating Agency Condition, the Collateral Manager will use reasonable efforts to cause the Issuer, promptly following the early termination (other than a partial termination by the Issuer as described above) of the Hedge Agreement due to an “Event of Default” or “Termination Event” (each as defined in the Hedge Agreement) and to the extent possible through application of funds available in the Hedge Termination Receipts Account or otherwise, to enter into a replacement Hedge Agreement (a “Replacement Hedge”) unless, in the exercise of the Collateral Manager’s business judgment, made in accordance with the standards of care set forth in the Collateral Management Agreement, the Issuer would be better off as a result of not entering into a Replacement Hedge; provided, that the Rating Agency Condition is satisfied with respect to the non-entry into such Replacement Hedge.

(d) If a Hedge Agreement is terminated as described above, to the extent that (i) the funds available in the Hedge Termination Receipts Account exceed the costs of entering into a Replacement Hedge; or (ii) the Collateral Manager determines not to replace the Hedge Agreement and the Rating Agency Condition is met with respect to such determination, the amounts in the Hedge Termination Receipts Account shall become part of Principal Proceeds and shall be transferred to the Payment Account and distributed in accordance with the Priority of Payments on the next following Payment Date.

(e) To the extent not fully paid from Hedge Replacement Proceeds, any termination payment owed by the Issuer to a Hedge Counterparty pursuant to a Hedge Agreement shall be payable to such Hedge Counterparty on each following Payment Date until paid in full in accordance with the Priority of Payments. To the extent that the Hedge Replacement Proceeds exceed any such termination payments (or if there are no termination payments), the Hedge Replacement Proceeds shall become part of Principal Proceeds and shall be transferred to the Payment Account and be distributed in accordance with the Priority of Payments on the next following Payment Date.

(f) Each Hedge Agreement shall provide that if at any time the ratings of the Hedge Counterparty, or, if the obligations of the Hedge Counterparty are absolutely and unconditionally guaranteed, the ratings of its guarantor:

(i) cease to satisfy the Collateralization Rating but still satisfy the Minimum Hedge Counterparty Rating, then the Hedge Counterparty shall (within the time period specified in the Hedge Agreement and at its own cost or benefit) take one of the following actions, selected in its sole discretion:

(A) transfer all of its rights and obligations under the Hedge Agreement to another counterparty the ratings of which at least satisfy the Collateralization Rating;

(B) obtain an absolute and unconditional guaranty, from any entity the ratings of which at least satisfy the Collateralization Rating (and, with respect to the short-term debt of such party, are at least “A-1” by S&P); or

(C) post collateral acceptable to the Rating Agencies then rating any Class of Notes.

(ii) cease to satisfy the Minimum Hedge Counterparty Rating, then the Hedge Counterparty shall (within the time period specified in the Hedge Agreement and at its own cost or benefit) take at least one of the following actions, selected in its sole discretion:

(A) transfer all of its rights and obligations under the Hedge Agreement to another counterparty the ratings of which at least satisfy the Collateralization Rating, or

(B) in the case of a decline in the Minimum Hedge Counterparty Ratings with respect to Moody’s or Fitch:

(1) transfer all of its rights and obligations under the Hedge Agreement to another counterparty the ratings of which at least satisfy the Collateralization Rating with respect to Moody’s or Fitch, as applicable, or

(2) obtain a guaranty or indemnity from any entity the ratings of which at least satisfy the Collateralization Rating with respect to Moody’s or Fitch, as applicable, in form and substance reasonably satisfactory to Moody’s or Fitch, as applicable, with respect to the Hedge Counterparty’s or its guarantor’s obligations under the Hedge Agreement.

Any such posting of collateral by the Hedge Counterparty will be subject to a credit support annex acceptable to Moody’s, Fitch and S&P at the time of such posting and satisfaction of the Rating Agency Condition.

Each Hedge Agreement will provide that the Hedge Counterparty will be required to continue to perform its obligations under such Hedge Agreement until such replacement counterparty has assumed such obligations and has commenced performance of the obligations of the Hedge Counterparty under the Hedge Agreement. If the Hedge Counterparty fails to so transfer all of its rights and obligations to such a counterparty on or before the time periods specified in the Hedge Agreement or otherwise fails to take any of the required actions specified above in connection with a downgrade of its ratings, the Issuer may terminate the Hedge Agreement, subject to satisfaction of the Rating Agency Condition.

Notwithstanding the foregoing, the Issuer may waive any ratings requirements under a Hedge Agreement if the Issuer satisfies the Rating Agency Condition with respect to the waiver of such requirements. The Collateral Manager shall, consistent with the standard of conduct set forth in the Collateral Management Agreement, monitor the ratings of the Hedge Counterparty and the guarantor of the Hedge Counterparty (if any) and, if such ratings fall below the Collateralization Rating, the Collateral Manager shall promptly notify the Trustee, and the Trustee shall enforce the rights of the Issuer under the Hedge Agreement against the Hedge Counterparty.

(g) The Issuer may not enter into any amendment, termination or modification of the Hedge Agreement unless the Rating Agency Condition is satisfied as to such amendment, termination or modification.

(h) In the event that any Hedge Counterparty defaults in the payment of its obligations to the Issuer under the relevant Hedge Agreement on the second Business Day prior to the applicable Payment Date, the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York time, on such date. The Trustee shall give notice to the Noteholders upon the failure by such Hedge Counterparty to perform its obligations within the end of two Business Days following a demand made by the Trustee on such Counterparty, and shall take such action with respect to such continuing failure directed to be taken by the Collateral Manager.

Section 12.6 Cure Rights.

(a) If the Issuer, as holder of a Mortgage Loan Interest, Mezzanine Loan Interest or Subordinate Mortgage Loan Interest, has the right pursuant to the related Underlying Instruments to cure an event of default on a Commercial Mortgage Loan or Mezzanine Loan, then, upon written instruction from holders of at least a Majority of the Preferred Shares, the Collateral Manager is permitted, in accordance with the Collateral Manager Servicing Standard to exercise such cure right and advance as a reimbursable cure advance (each, a “Cure Advance”) solely out of funds received from a Majority of the Preferred Shareholders for such purpose, all such amounts as are necessary to effect the timely cure of such event of default pursuant to the terms of the related Underlying Instruments; provided that (A) such advances may only be made to the extent that the Collateral Manager reasonably believes that such cash advance is not a Nonrecoverable Cure Advance, and (B) such advances in all cases shall be subject to a Servicer Override. The determination by the Collateral Manager that it has made a Nonrecoverable Cure Advance or that any proposed Cure Advance, if made, would constitute a Nonrecoverable Cure Advance shall be made by the Collateral Manager in its reasonable good faith judgment in accordance with the Collateral Manager Servicing Standard and shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee, setting forth the basis for such determination and accompanied by any information that the Collateral Manager may have obtained and that supports such determination and shall be further subject to a Servicer Override. The Preferred Shareholder who advanced the funds for such Cure Advances will be entitled to reimbursement from any subsequent payments or recoveries on each Collateral Instrument in respect of which it makes a Cure Advance in accordance with the Priority of Payments; provided that, if at any time the Collateral Manager determines in its sole discretion, exercised in good faith and in accordance with the Collateral Manager Servicing Standard and subject to a Servicer Override, that a Cure Advance previously made is a Nonrecoverable Cure Advance, such Preferred Shareholders shall be entitled to reimbursements for such Nonrecoverable Cure Advance from subsequent payments or collections with respect to all of the Collateral on any Business Day during any Interest Accrual Period prior to the related Determination Date, which reimbursement shall be treated as first, having been made out of Interest Proceeds, and, then, if Interest Proceeds are insufficient, from Principal Proceeds. Notwithstanding the foregoing, the

Collateral Manager will be permitted (but not obligated) to defer or otherwise structure the timing of recovery of any Nonrecoverable Cure Advance in such manner as the Collateral Manager determines is in the best interest of the Noteholders as a collective whole, which may include being reimbursed for such Nonrecoverable Cure Advance in installments; provided that the Collateral Manager will not be permitted to defer recovery of any Nonrecoverable Cure Advance (or any portion thereof) on any Payment Date to the extent that there are amounts available to be distributed to the Preferred Shares Paying Agent for deposit into the Preferred Shares Distribution Account on such Payment Date for distribution to the holders of the Preferred Shares in accordance with the Priority of Payments without regard to such deferral.

(b) On the Business Day preceding each Determination Date, the Collateral Manager may request by Officer’s Certificate delivered to the Trustee, reimbursement for any (x) Cure Advance or (y) Nonrecoverable Cure Advance, from any amounts received with respect to the related Collateral Interest or the Collateral, respectively. No later than the Payment Date related to the Determination Date for which the Collateral Manager has delivered an Officer’s Certificate requesting reimbursement of a Cure Advance or Nonrecoverable Cure Advance, the Trustee shall transfer to the Collateral Manager, by wire transfer to an account identified to the Trustee in writing, the amount of such Cure Advance or Nonrecoverable Cure Advance, as applicable.

Section 12.7 Purchase Right; Majority Preferred Shareholder.

If the Issuer, as holder of a Mortgage Loan Interest, Mezzanine Loan Interest or a Subordinate Mortgage Loan Interest, has the right pursuant to the related Underlying Instruments to purchase any related Commercial Mortgage Loan or senior participation interest, the Issuer shall, if directed by a Majority of the Preferred Shares (the “Majority Preferred Shareholder”), exercise such right, on behalf of the Majority Preferred Shareholder. In connection with the purchase of any such Commercial Mortgage Loan or senior participation interest, the Issuer shall assign to the Majority Preferred Shareholder or its designee all of its right, title and interest in such Commercial Mortgage Loan or senior participation interest in exchange for the purchase price (such price and any other associated expense of such exercise to be paid by the Majority Preferred Shareholder) of such Commercial Mortgage Loan or senior participation interest (or, if the Underlying Instruments permit, the Issuer may assign the purchase right to the Majority Preferred Shareholder or its designee; otherwise the Majority Preferred Shareholder or its designee shall fund the purchase by the Issuer, which shall then assign such Commercial Mortgage Loan or senior participation interest to the Majority Preferred Shareholder or its designee). In making its determination whether to exercise such option, the Majority Preferred Shareholder may act in its own interest only and is not required to take into account the interests of any Noteholders. The Trustee or the Issuer shall execute and deliver at the Majority Preferred Shareholder’s direction such instruments of transfer or assignment prepared by the Majority Preferred Shareholder, in each case without recourse, as shall be necessary to transfer title of such Commercial Mortgage Loan or senior participation interest to the Majority Preferred Shareholder or its designee.

ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1 Subordination.

(a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class A Notes that the Class B Notes’, the Class C Notes’, the Class D Notes’, the Class E Notes’, the Class F Notes’, the Class G Notes’, the Class H Notes’, the Class J Notes’ and the Class K Notes’ rights in and to the Collateral (with respect to the Class A Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class A Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Subordinate Interests. The Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes, the Class K Notes, the holders of the Preferred Shares and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of the Class A Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer or any other party to the Asset Transfer Agreements for failure to pay to them amounts due under the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H, the Class J Notes, the Class K Notes or hereunder until the payment in full of the Class A Notes and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

(b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class B Notes that the Class C Notes’, the Class D Notes’, the Class E Notes’, the Class F Notes’, the Class G Notes’, the Class H Notes’, the Class J Notes’ and the Class K Notes’ rights in and to the Collateral (with respect to the Class B Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class B Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Subordinate Interests.

(c) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class C Notes that the Class D Notes’, the Class E Notes’, the Class F Notes’, the Class G Notes’, the Class H Notes’, the Class J Notes’ and the Class K Notes’ rights in and to the Collateral (with respect to the Class C Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in Section 11.1(a) and (b) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class C Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Subordinate Interests.

(d) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class E Notes, the Class F Notes, the Class G Notes, Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class D Notes, that the Class E Notes’, the Class F Notes’, the Class G Notes, the Class H Notes’, the Class J Notes’ and the Class K Notes’ rights in and to the Collateral (with respect to the Class D Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class D Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in Section 11.1(a) and (b) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class D Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Subordinate Interests.

(e) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class E Notes, that the Class F Notes’, the Class G Notes’, the Class H Notes’, the Class J Notes and the Class K Notes’ rights in and to the Collateral (with respect to the Class E Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class E Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in Sections 11.1(a) and (b) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class E Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Subordinate Interests.

(f) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class F Notes, that the Class G Notes’, the Class H Notes’, the Class J Notes’ and the Class K Notes’ rights in and to the Collateral (with respect to the Class F Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class F Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in Sections 11.1(a) and (b) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class F Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Subordinate Interests.

(g) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class G Notes, that the Class H Notes’, the Class J Notes’ and the Class K Notes’ rights in and to the Collateral (with respect to the Class G Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class G Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in Sections 11.1(a) and (b) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class G Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Subordinate Interests.

(h) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class H Notes, that the Class J Notes’ and the Class K Notes’ rights in and to the Collateral (with respect to the Class H Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class H Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in Sections 11.1(a) and (b) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class H Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Subordinate Interests.

(i) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class K Notes agree for the benefit of the Holders of the Class J Notes, that the Class K Notes’ rights in and to the Collateral (with respect to the Class J Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class J Notes to the extent and in the manner set forth in this Indenture including, without limitation, as set forth in Sections 11.1(a) and (b) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Article 5, including, without limitation, as a result of an Event of Default specified in Section 5.1(g) or (h), the Class J Notes shall be paid in full in Cash before any further payment or distribution is made on account of the Subordinate Interests.

(j) In the event that notwithstanding the provisions of this Indenture, any Holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until the Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes, Class J Notes or Class K Notes as the case may be, shall have been paid in full in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes, Class J Notes or Class K Notes as the case may be, in accordance with this Indenture.

(k) Each Holder of Subordinate Interests agrees with all Holders of A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes, Class J Notes or Class K notes as the case may be, that such Holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided, however, that after the Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes, Class J Notes or Class K Notes, as the case may be, have been paid in full, the Holders of Subordinate Interests shall be fully subrogated to the rights of the Holders of the A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes, Class J Notes or Class K Notes, as the case may be. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

Section 13.2 Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent, or any other rights as a Noteholder under this Indenture, subject to the terms and conditions of this Indenture, including, without limitation, Section 5.9, a Noteholder or Noteholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Noteholder, the Issuer, or any other Person, except for any liability to which such Noteholder may be subject to the extent the same results from such Senior Noteholders taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

Section 13.3 Right to List of Holders; Notification of change in Controlling Class.

Any Noteholder shall have the right, upon five (5) Business Days’ prior written notice to the Trustee to obtain a complete list of Noteholders. To the extent that any Senior Noteholder is requesting a list of the beneficial owners of a Global Note, the requesting party shall pay the cost of compiling such a list. In addition, any beneficial owner that has provided a Beneficial Ownership Certification shall have the right to request the Trustee to send a notice on behalf of such beneficial owner to all other beneficial owners of Notes by means of the regular procedures of the Clearing Agency for notices and voting.

In the event the Controlling Class should change from the Class A Notes to the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Notes (voting as a single Class), or from such class to the Class K Notes, the Trustee shall provide written notice of the change to each party hereunder in accordance with Section 14.3 herein.

Section 13.4 Beneficial Ownership Certifications.

To the extent that under the terms of this Indenture, it is necessary to determine whether any person is a beneficial owner of Notes, the Trustee shall make such determination based on a certificate of such person in the form attached hereto as Exhibit I which shall be addressed to the Trustee, and shall specify, in reasonable detail satisfactory to the Trustee, such person’s name and address, the Class and Outstanding principal amount of the Note beneficially owned, and any intermediaries through which such person’s interest in such Note is held (any such certification, other than one which the Trustee shall refuse to recognize pursuant to the following procedures, a “Beneficial Ownership Certification”); provided, however, that the Trustee shall not knowingly recognize such person as a Beneficial Owner if such Person, to the actual knowledge of an Authorized Officer, acquired its interest in a Note in violation of the transfer restrictions herein, or if such Person’s certification that it is a Beneficial Owner is in direct conflict with information obtained by the Trustee from the Clearing Agency or any Clearing Agency Participant with respect to the identity of a Beneficial Owner; provided, further, that the Trustee shall be under no obligation to verify the information provided in such Beneficial Ownership Certification or investigate any statements made therein. The Trustee and Trustee may conclusively rely on such Beneficial Ownership Certification.

ARTICLE 14

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer, the Co-Issuer, the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager stating that the information with respect to such matters is in the possession of the Issuer, the Co-Issuer or the Collateral Manager, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers’ rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 14.2 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c) The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3 Notices, etc., to Trustee, the Co-Issuers, the Collateral Manager, the Initial Purchasers, the Hedge Counterparties, the Rating Agencies.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Trustee addressed to it at its Corporate Trust Office, or at any other address previously furnished in writing to the Co-Issuers or Noteholder by the Trustee;

(b) the Co-Issuers, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it at c/o Maples Finance Limited, P.O. Box 1093GT, Queensgate House, South Church Street, George Town, Grand Cayman, Cayman Islands, facsimile (345) 945-7100, Attention: the Directors and to the Co-Issuer addressed to it at 1209 Orange Street, Wilmington, DE 19801, Attention: the Directors or at any other address previously furnished in writing to the Trustee by the Issuer or the Co-Issuer, as the case may be;

(c) the Collateral Manager, shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Collateral Manager addressed to it at CBRE Realty Finance Management, LLC, 185 Asylum Street, City Place I, 37th Floor, Hartford, Connecticut 06103, facsimile: (860) 275-6225, Attention: Ann Marie O’Rourke, Vice President, or at any other address previously furnished in writing to the Co-Issuers and the Trustee by the Collateral Manager;

(d) the Hedge Counterparty, shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Hedge Counterparty, addressed to it at Deutsche Bank, AG, New York Branch, 60 Wall Street, New York, New York 10005, facsimile: (212) 469-2929, Attention: Legal Department or at any other address previously furnished in writing to the Issuer or Co-Issuer by the Hedge Counterparty;

(e) Deutsche Bank Securities Inc., shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Global Commercial Real Estate Group, or at any other address previously furnished in writing to the Co-Issuers, the Collateral Manager and the Trustee by Deutsche Bank Securities Inc.;

(f) Moody’s, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to Moody’s addressed to it at Moody’s Investors Service, 99 Church Street, New York, New York 10007, telecopy No. (212) 553-0355 (with confirmation of receipt thereof), Attention: CBRE Realty Finance CDO 2006-1 CDO Monitoring;

(g) S&P, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to S&P addressed to it at Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, telecopy No. (212) 438-2664 (with confirmation of receipt thereof), Attention: CMBS Surveillance Group and CDO Surveillance Group, with an electronic copy to cdosurveillance@standardandpoors.com;

(h) Fitch, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to Fitch addressed to it at Fitch, Inc., One State Street Plaza, New York, New York 10004, telecopy No. (212) 908-0500,

Attention: Commercial Real Estate Loan CDOs, Performance Analytics (or by electronic mail at cdo.surveillance@fitchratings.com and Karen.trebach@fitchratings.com) or such other address that Fitch shall designate in the future.

Section 14.4 [Reserved].

Section 14.5 Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event,

(a) such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b) such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

The Trustee will deliver to the Holders of the Notes any information or notice requested to be so delivered by at least 25% of the Holders of any class of Notes.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Notes as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.6 [Reserved].

Section 14.7 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.8 Successors and Assigns.

All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.9 Separability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.10 Benefits of Indenture.

Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders (to the extent provided herein, and as expressed third party beneficiaries hereto) the Preferred Shares Paying Agent, the Holders of the Preferred Shares, each Hedge Counterparty and the Collateral Manager, any benefit or any legal or equitable right, remedy or claim under this Indenture.

The Collateral Manager and each Preferred Shareholder and their respective successors and assigns, shall each be third-party beneficiaries of this Indenture, and shall be entitled to rely upon this Indenture and directly enforce the provisions of this Indenture.

Section 14.11 Legal Holidays.

In the event that the date of any Payment Date or Redemption Date shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date or Redemption Date, as the case may be, and no interest shall accrue on such payment for the period from and after any such nominal date.

Section 14.12 Governing Law.

(a) This Indenture, each indenture supplemental hereto and each Note shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein. The State of New York shall be the “securities intermediary’s jurisdiction” for purposes of Articles 8 and 9 of the UCC and the United States Regulations.

(b) Each of the Co-Issuers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Notes or this Indenture, or for recognition or enforcement of any judgment, and each of the Co-Issuers hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Co-Issuers hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the Co-Issuers irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of its agent set forth in Section 7.2. Each of the Co-Issuers agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.13 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.14 No Issuer Office Within the United States.

The Issuer (or the Collateral Manager, the Preferred Shares Paying and Transfer Agent or Trustee acting in the name or on behalf of the Issuer) shall not maintain an office located within the United States; provided, that neither the performance by LaSalle Bank National Association, as appointed agent for the Issuer of the Issuer’s obligation to prepare reports under or pursuant to Article 10 hereof at and through LaSalle Bank National Association’s offices in the United States nor the services rendered by the Collateral Manager pursuant to the Collateral Management Agreement at its offices in the United States shall be a violation of this Section 14.12.

Section 14.15 Rating Agency Provisions.

Without the consent of the Trustee, any Noteholder or any other beneficiary of this Indenture, any obligation to the Rating Agencies set forth herein may be waived by the Rating Agencies by a written consent to that effect.

Section 14.16 Liability of Co-Issuers.

Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, neither of the Co-Issuers shall have any liability whatsoever to the other Co-Issuer under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither of the Co-Issuers shall be entitled to take any steps to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against the other Co-Issuer. In particular, neither of the Co-Issuers shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other Co-Issuer or shall have any claim in respect of any assets of the other Co-Issuer.

ARTICLE 15

ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

Section 15.1 Assignment of Collateral Management Agreement.

(a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Noteholders hereunder and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Noteholders and the Secured Parties, all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Trustee hereby grants the Issuer a license to exercise all of the Issuer’s rights pursuant to the Collateral Management Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in subsection (f) of this Section 15.1), which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, as such Event of Default is cured or waived.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee.

(c) Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i) the Collateral Manager consents to the provisions of this assignment and agrees to perform any provisions of this Indenture applicable to the Collateral Manager.

(ii) the Collateral Manager acknowledges that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee for the benefit of the Noteholders, and the Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee acting on behalf of the Noteholders and the Secured Parties.

(iii) except as otherwise set forth herein and therein, the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the Collateral Management Fee or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect, following such payment, provided, that nothing in this clause shall preclude, or be deemed to stop, the Collateral Manager (A) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the Co-Issuer, as the case may be, by a Person other than the applicable CDO Servicer or any Affiliate thereof, or (B) from commencing against the Issuer or the Co-Issuer or any properties of the Issuer or the Co-Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(iv) for each issue of Subordinate Mortgage Loan Interests as to which the Issuer owns the “controlling class” of such Subordinate Mortgage Loan Interests or otherwise, as a result of owning such Subordinate Mortgage Loan Interests, has the right to appoint an operating advisor for such Subordinate Mortgage Loan Interests or approve or direct servicing actions with respect to the underlying commercial mortgage loan, the applicable CDO Servicer, on behalf of the Issuer, shall elect itself as the representative for such controlling class or appoint itself as the operating advisor for such Subordinate Mortgage Loan Interests.

(v) the Collateral Manager shall perform all of its duties under the Collateral Management Agreement including, without limitation, deciding whether to direct the Trustee to sell any Credit Risk Interest or Impaired Interest, in accordance with the standards of care set forth in the Collateral Management Agreement.

Section 15.2 Notices of Default of Collateral Manager.

Upon receipt of notice from the Collateral Manager, or if it otherwise has actual knowledge, that there exists “cause” (as defined in the Collateral Management Agreement) to terminate the Collateral Manager, or that any other rights of Noteholders under the Collateral Management Agreement are exercisable at a particular time, the Trustee shall promptly notify the Noteholders and the Rating Agencies thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

CBRE REALTY FINANCE CDO 2006-1, LTD., as Issuer

By:
Name:
Title:

CBRE REALTY FINANCE CDO 2006-1, LLC, as Co-Issuer

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as Trustee, Collateral Administrator and Securities Intermediary

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

CBRE REALTY FINANCE, INC. as Advancing Agent

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF COLLATERAL INTERESTS

Loan Number/ CUSIP Number	Property Name/ Security Description	Collateral Interest Reference Date Balance ($)	Collateral Interest Spread	Collateral Interest Note Rate	Extended Final Maturity Date	Rating (M/S/F)

Sch. I-1

SCHEDULE II

LIBOR FORMULA

The London interbank offered rate (“LIBOR”) shall be determined by the Calculation Agent in accordance with the following provisions:

(1) LIBOR shall equal the rate, as obtained by the Calculation Agent (from “Bloomberg Financial Markets Commodities News”), for one-month U.S. dollar deposits in Europe which appears on Telerate Page 3750 (as defined in the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or such other page as may replace Telerate Page 3750), as of 11:00 a.m. (London time) on the LIBOR Determination Date. “LIBOR Determination Date” shall mean the second London Banking Day prior to the commencement of an Interest Accrual Period. “London Banking Day” means any day on which commercial banks in London, England are open for business (including dealings in deposits in U.S. dollars).

(2) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750 as defined above, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the London interbank market for one-month U.S. dollar deposits (other than with respect to the initial LIBOR Determination Date, which will be based on an interpolation of offered quotations of one-month U.S. Dollar deposits and offered quotations of two-month U.S. Dollar deposits) in Europe commencing on the first day of the Interest Accrual Period and in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m., London time, on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Calculation Agent (after consultation with the Collateral Manager) are quoting on the relevant LIBOR Determination Date for such one-month U.S. dollar deposits (other than with respect to the initial LIBOR Determination Date, which will be based on an interpolation of offered quotations of one-month U.S. Dollar deposits and offered quotations of two-month U.S. Dollar deposits) in Europe; provided, however, that if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be determined in accordance with the fallback method for determining LIBOR established by ISDA; and provided, further, that if ISDA has not established a fallback for the determination of LIBOR, LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date. As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Collateral Manager).

All percentages resulting from any calculations of LIBOR will be rounded, if necessary, to the nearest 1/100,000 of 1% and all U.S. Dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

Sch. II-1

SCHEDULE III

RECOVERY RATES

S&P’S RECOVERY RATE MATRIX

A. If the Collateral Interest is a Real Estate CDO Security that is the senior-most tranche of securities issued by the issuer of such Collateral Interest, the recovery rate is as follows:

S&P Rating	Recovery Rate
	AAA	AA	A	BBB	BB	B	CCC
“AAA”	80.0%	85.0%	90.0%	90.0%	90.0%	90.0%	90.0%
“AA-,” “AA” or “AA+”	70.0%	75.0%	85.0%	90.0%	90.0%	90.0%	90.0%
“A-,” “A” or “A+”	60.0%	65.0%	75.0%	85.0%	90.0%	90.0%	90.0%
“BBB-,” “BBB” or “BBB+”	45%	50%	55%	60%	65%	70%	75%

B. If the Collateral Interest is a Real Estate CDO Security that is not the senior-most tranche of securities issued by the issuer of such Collateral Interest, the recovery rate is as follows:

S&P Rating	Recovery Rate
	AAA	AA	A	BBB	BB	B	CCC
“AA-,” “AA” or “AA+”	55.0%	65.0%	75.0%	80.0%	80.0%	80.0%	80.0%
“A-,” “A” or “A+”	40.0%	45.0%	55.0%	65.0%	80.0%	80.0%	80.0%
“BBB-,” “BBB” or “BBB+”	30.0%	35.0%	40.0%	45.0%	50.0%	60.0%	70.0%
“BB-,” “B” or “BB+”	10.0%	10.0%	10.0%	25.0%	35.0%	40.0%	50.0%
“B-,” “B” or “B+”	2.5%	5.0%	5.0%	10.0%	10.0%	20.0%	25.0%
“CCC+” and below	0.0%	0.0%	0.0%	0.0%	2.5%	5.0%	5.0%

C. If the Collateral Interest is a CMBS Security, the recovery rate is as follows:

		CDO Liability Rating
		AAA	AA	A	BBB	BB	B	CCC
	AAA	80%	85%	90%	90%	90%	90%	90%
	AA	70%	75%	85%	90%	90%	90%	90%
	A	60%	65%	75%	85%	90%	90%	90%
U.S. CMBS RATINGS	BBB	45%	50%	55%	60%	65%	70%	75%
	BB	35%	40%	45%	45%	50%	50%	50%
	B	20%	25%	30%	35%	35%	40%	40%
	CCC	5%	5%	5%	5%	5%	5%	5%
	NR	0%	0%	0%	0%	0%	0%	0%

D. If the Collateral Interest is a Subordinate Mortgage Loan Interest that is not first loss, the recovery rate is 35.0%.

Sch. III-1

E. If the Collateral Interest is a Subordinate Mortgage Loan Interest that is first loss, the recovery rate is 30.0%.

F. If the Collateral Interest is a Mezzanine Loan Interest, the recovery rate is 25.0%.

G. If the Collateral Interest is a Mortgage Loan Interest that is not a Subordinate Mortgage Loan Interest, the recovery rate will be 50%.

FITCH APPLICABLE RECOVERY RATE

		Rating of Liability
Domicile Seniority		AAA	AA	A	BBB	BB	B
SF Senior AAA		80%	83%	86%	89%	92%	95%
SF Non Sr AAA		65%	70%	75%	80%	85%	90%
SF AA Senior		65%	69%	73%	77%	81%	85%
SF AA Non Sr (>10%)		50%	56%	62%	68%	74%	80%
SF AA Non Sr (5-10%)		45%	51%	57%	63%	69%	75%
SF AA Non Sr (0-5%)		40%	46%	52%	58%	64%	70%
SF Senior A		60%	64%	68%	72%	76%	80%
SF A Non Sr (>10%)		40%	47%	54%	61%	68%	75%
SF A Non Sr (5-10%)		35%	42%	48%	55%	61%	68%
SF A Non Sr (0-5%)		30%	36%	42%	48%	54%	60%
SF Senior BBB		55%	59%	63%	67%	71%	75%
SF BBB Non Sr (>10%)		30%	38%	46%	54%	62%	70%
SF BBB Non Sr (5-10%)		25%	33%	41%	48%	56%	63%
SF BBB Non Sr (0-5%)		20%	27%	35%	42%	50%	55%
SF Senior BB		50%	54%	58%	62%	66%	70%
SF BB Non Sr (>10%)		15%	19%	23%	27%	32%	35%
SF BB Non Sr (5-10%)		10%	14%	18%	22%	27%	30%
SF BB Non Sr (0-5%)		5%	9%	13%	17%	21%	25%
SF B Non Sr (>10%)		12%	16%	20%	24%	28%	32%
SF B Non Sr (5-10%)		8%	11%	15%	19%	23%	27%
SF B Non Sr (0-5%)		3%	7%	11%	14%	18%	22%
SF < B		0%	4%	8%	12%	16%	20%
United States	Sovereign	20%	21%	23%	24%	24%	25%
United States	REITS	52%	55%	59%	62%	63%	65%
United States	Senior Secured	56%	62%	67%	72%	76%	80%
United States	Second Lien (Non IG)	46%	49%	52%	55%	56%	58%
United States	Senior Unsecured (Non IG)	36%	38%	41%	43%	44%	45%
United States	Subordinate (Non IG)	24%	26%	27%	29%	29%	30%
United States	Senior Unsecured (IG)	44%	47%	50%	52%	54%	55%
United States	Subordinate (IG)	24%	26%	27%	29%	29%	30%

Sch. III-2

MOODY’S RECOVERY RATE MATRIX

For CMBS Securities, the recovery rate is assumed as follows:

Rating of a Tranche

Tranche as % of capital structure	Aaa	Aa	A	Baa	Ba	B
Greater than 70%	85%	80%	65%	55%	45%	30%
Greater than 10% and less than or equal to 70%	75%	70%	55%	45%	35%	25%
Greater than 5% and less than or equal to 10%	65%	55%	45%	35%	25%	15%
Greater than 2% and less than or equal to 5%	55%	45%	35%	30%	20%	10%
Less than or equal to 2%	45%	35%	25%	20%	10%	5%

For Subordinate Mortgage Loan Interests, Credit Tenant Lease Loans, the recovery rate is assumed as follows:

Rating of a Tranche

Tranche as % of capital structure	Aaa	Aa	A	Baa	Ba	B
Greater than 70%	85%	80%	65%	55%	45%	30%
Greater than 10% and less than or equal to 70%	75%	70%	55%	45%	35%	25%
Greater than 5% and less than or equal to 10%	65%	55%	45%	35%	25%	15%
Greater than 2% and less than or equal to 5%	55%	45%	35%	30%	20%	10%
Less than or equal to 2%	45%	35%	25%	20%	10%	5%

For Mortgage Loans and Mortgage Loan Interests that are not Subordinate Mortgage Loan Interests the recovery rate is 55%.

For Mezzanine Loan Interests, the recovery rate is assumed as follows:

Rating of a Tranche

Tranche as % of capital structure	Aaa	Aa	A	Baa	Ba	B
Greater than 70%	75%	70%	55%	45%	35%	20%
Greater than 10% and less than or equal to 70%	65%	60%	45%	35%	25%	15%
Greater than 5% and less than or equal to 10%	55%	45%	35%	25%	15%	5%
Greater than 2% and less than or equal to 5%	45%	35%	25%	20%	10%	0%
Less than or equal to 2%	35%	25%	15%	10%	0%	0%

Sch. III-3

SCHEDULE IV

[Reserved.]

Sch. IV-1

SCHEDULE V

DATA TAPE

Seller	Loan Number	Collateral Interest Type (Mezz/ Participation/etc)	Property Name	Property Type	Address	City	State	Zip Code	Cross Collateralized Groups	Total Mortgage Loan Balance at Contribution ($)	Collateral Interest Balance ($)	Collateral Interest % of CDO Balance	Balance Senior to Collateral Interest ($)	Balance Pari Passu to Collateral Interest ($)	Balance Junior to Collateral Interest (including mezz)($)	Future Debt Allowed (Y/N)	Future Debt Amount	Fixed/ Floating

Collateral Interest Mortgage Rate (%)	LIBOR Cap Strike Rate (%)	Amortization Type	Remaining Interest Only Period (Mos.)	Remaining Terms to Maturity (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Maturity Date or ARD	Senior Interest Securitization (Name)	Extension Option (Y/N)	UW NCF ($)	Original Appraised Value ($)

Original Appraised Date	Net Sellout Value ($) (Condo Conversions)	Net Sellout Value Date (Condo Conversions)	Whole Loan Contribution Date LTV (%)	Collateral Interest Contribution Date LTV (%)	Year Built	Units	Contribution Date Balance Per Sq. Ft. Unit ($)	Occupancy (%)	Occupancy Date	Ownership Interest

Lockbox (Y/N)	Date Added to CDO	Rating (if CUSIP collateral) (S/M/F)	Senior Interest Securitization Watchlist Status (Y/N)	Senior Interest Specially Serviced Status (Y/N)	Collateral Interest Impaired (Y/N)	Anticipated Pay Off Date	Most recent NCF	Most recent NCF date

Sch. V-1

SCHEDULE VI

AUCTION PROCEDURES

The following sets forth the auction procedures (the “Auction Procedures”) to be followed in connection with a sale effected pursuant to Sections 5.5(a) of the Indenture (such sale, an “Event of Default Sale”) or Section 9 of the Indenture (such sale, an “Early Redemption Sale”). Capitalized terms used herein that are not otherwise defined shall have the meanings assigned thereto in this Indenture.

I.	Pre-Auction Process

(a)	The Trustee will initiate the Auction Procedures at least 20 Business Days prior to each Auction Date in the case of an Early Redemption Sale and at least 4 Business Days prior to each Auction Date in the case of an Event of Default Sale by:

(i)	with the assistance of the Collateral Manager, preparing a list containing the names of the issuer and guarantor (if any), the par amount and the CUSIP number (if any) with respect to each Pledged Collateral Interest;

(ii)	delivering a list of the constituents of each Subpool (“Subpool” means each of the groups of the Collateral Interests designated by the Collateral Manager in accordance with these Auction Procedures on which the Listed Bidders may provide a separate bid in an Auction) received from the Collateral Manager as described in subparagraph (b) below, which the Collateral Manager shall prepare based upon the Collateral Manager’s good faith determination of the composition of Subpools that will maximize sale proceeds; provided that the maximum number of Subpools shall be 20 and if the Trustee has not received such list from the Collateral Manager at least 20 Business Days prior to the Auction Date, the Trustee shall be entitled to assume that the Collateral Interests will not be divided into Subpools for the purposes of the relevant Auction; and

(iii)	sending the lists prepared pursuant to clauses (i) and (ii) above to the Qualified Bidders identified on the then-current Qualified Bidder List (the “Listed Bidders”) and requesting bids on the Auction Date.

(b)	The general solicitation package which the Trustee shall deliver to the Listed Bidders will include: (i) a form of a purchase agreement provided to the Trustee by the Collateral Manager (which shall, among other things, provide that (A) upon satisfaction of all conditions precedent therein, the purchaser is irrevocably obligated to purchase, and the Issuer is irrevocably obligated to sell, the Collateral Interests (or relevant Subpool, as the case may be) on the date and on the terms and conditions set forth therein and (B) if the Subpools are to be sold to more than one bidder, the consummation of the purchase of each Subpool must occur simultaneously and the closing of each purchase is conditional on the closing of each of the other purchases); (ii) the minimum purchase price (which shall be the Auction Call Redemption

Sch.VI-1

Amount, which shall also be the minimum purchase price specified in Section 9.2(c) in the case of an Early Redemption Sale or Section 5.5(a)(ii) in the case of an Event of Default Sale); (iii) a formal bid sheet (which shall permit the relevant bidder to bid for all of the Collateral Interests, any Subpool or separately for each of the Subpools) provided to the Trustee by the Collateral Manager including a representation from the bidder that it is eligible to purchase all of the Collateral Interests; (iv) a detailed timetable; and (v) copies of all transfer documents compiled with the assistance of the Collateral Manager (including transfer certificates and subscription agreements which a bidder must execute pursuant to the Underlying Instruments and a list of the requirements which the bidder must satisfy under the Underlying Instruments (i.e., Qualified Institutional Buyer, Qualified Purchaser, etc.)). Notwithstanding anything to the contrary herein, the Trustee shall have no responsibility to verify compliance with transfer restrictions for the Underlying Instruments.

(c)	The Trustee shall send solicitation packages to all Listed Bidders at least 15 Business Days before the Auction Date in the case of an Early Redemption Sale and at least 3 Business Days before the Auction Date in the case of an Event of Default Sale.

(d)	In the case of an Early Redemption Sale only, the following procedures shall apply with respect to due diligence by Listed Bidders. No later than 10 Business Days before the Auction Date, Listed Bidders may submit written due diligence questions relating to the legal documentation and other information contained in the general solicitation package (including comments on the draft purchase agreement to be used in connection with the Auction (the “Auction Purchase Agreement”)) to the Collateral Manager; provided that the Collateral Manager shall only be obligated to answer questions relating to the Collateral to the extent that it is able to do so by reference to information which it is required to provide under the Collateral Management Agreement. The Collateral Manager shall be solely responsible for (i) responding to all relevant questions and/or comments submitted to it in accordance with the foregoing and (ii) distributing the questions, answers and revised final Auction Purchase Agreement to all Listed Bidders at least five Business Days prior to the Auction Date.

II.	Auction Process

(a)	The Trustee or the Collateral Manager will be allowed to bid in the Auction if it deems appropriate, but will not be required to do so.

(b)	On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 11:00 a.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All bids from Listed Bidders will be due on the bid sheet contained in the solicitation package. Each bid shall be for the purchase and delivery to one purchaser of (i) all (but not less than all) of the Collateral Interests or (ii) all (but not less than all) of the Collateral Interests that constitute the components of one or more Subpools.

Sch.VI-2

(c)	(i) In the case of an Early Redemption Sale, if the Issuer receives fewer than two bids from Listed Bidders to purchase all of the Collateral Interests or to purchase each Subpool, the Trustee shall decline to consummate the sale.

(ii)	In the case of an Event of Default Sale, if the Trustee receives fewer than three bids from Listed Bidders to purchase all of the Collateral Interests or to purchase each Subpool, the Trustee shall decline to consummate the sale; provided that, if the Issuer has been unable to obtain bids from at least three such bidders for three consecutive Auctions, then the Issuer shall consummate the sale by selling the Collateral Interests to the winning bidder from at least two Listed Bidders that results in the Highest Auction Price, or, if the Issuer has been unable to obtain bids from at least two such Listed Bidders during such period, the Issuer shall consummate the sale by selling the Collateral Interests (or each Subpool) to any such Listed Bidder that provides a bona fide bid for such Collateral Interests (or each Subpool).

(d)	Subject to clause (c), the Collateral Manager shall select as the winning bidder the bid or bids that result in the Highest Auction Price (in excess of the minimum purchase price) from one or more Listed Bidders and shall notify the winning bidder thereof on the Business Day following the Auction Date. In the event that more than one Listed Bidder submit bids of the same value for such Collateral Interests (or each Subpool), which value is the Highest Auction Price, the Collateral Manager shall request the relevant Listed Bidders to submit revised bids (in accordance with the procedures described in this Schedule E) until the Collateral Manager is able to determine the winning bidder, being the revised bid or bids that result in the Highest Auction Price (in excess of the minimum purchase price).

(e)	Upon notification to the winning bidder(s), the winning bidder (or, if the Highest Auction Price requires the sale of Subpools to more than one bidder, each winning bidder) will be required to deliver to the Trustee by 4.00 p.m. New York City time on the second Business Day following the Auction Date (i) a signed counterpart of the Auction Purchase Agreement and (ii) a good faith deposit equal to one percent (1%) of the aggregate Principal Balance will be required to be wired to the Trustee no later than 4:00 p.m. New York City time on the Auction Date. If the Highest Auction Price requires the sale of Subpools to more than one bidder, each winning bidder shall contribute to the good faith deposit an amount equal to one percent (1%) of the aggregate Principal Balance of the Subpool or Subpools to which its bid relates. Such deposit will not be invested. This deposit will be credited to the purchase price but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the winning bidder (or, if the Highest Auction Price requires the sale of Subpools to more than one bidder, each winning bidder) pays the full purchase price in Cash, at which time all monies will be transferred into the Collection Account, such payment in full of the purchase price to be made by the winning bidder prior to the sixth Business Day following the relevant Auction Date. If such good faith deposit or payment in full of the purchase price is not made when due (or, if the Subpools are to be sold to more than one bidder, if any bidder fails to make its contribution to the good faith deposit or make payment of the purchase price when due), the Trustee shall decline to consummate the sale of each Subpool and shall give notice that the Redemption will not occur.

Sch.VI-3

SCHEDULE VII

FORM OF REPRESENTATIONS, WARRANTIES AND COVENANTS FOR

MORTGAGE LOAN INTERESTS, SUBORDINATE MORTGAGE

LOAN INTERESTS AND MEZZANINE LOAN INTERESTS

Sch.VII-1

SCHEDULE VIII

FORM OF REPRESENTATIONS, WARRANTIES AND COVENANTS

FOR CREDIT TENANT LEASE LOANS

[TO COME]

Sch.VIII-1

SCHEDULE IX

S&P’S NOTCHING CRITERIA

Asset classes eligible for notching if they are not first loss tranches or combination securities. If the security is rated by two rating agencies, notch down as shown below based on the lowest rating.

If rated only by one rating agency, then notch down what is shown below plus one more notch. This Schedule F may be modified or adjusted at any time, so please verify applicability.

		Issued prior to 8/1/01		Issued after 8/1/01
		Current rating is: Inv. Grade	Non Inv. Grade	Current rating is: Inv. Grade	Non Inv. Grade
1	CONSUMER ABS	-1	-2	-2	-3
	Automobile Loan Receivable Securities
	Automobile Lease Receivable Securities
	Car Rental Receivable Securities
	Credit Card Securities
	Healthcare Securities
	Student Loan Securities

2	COMMERCIAL ABS	-1	-2	-2	-3
	Cargo Securities
	Equipment Leasing Securities
	Aircraft Leasing Securities
	Small Business Loan Securities
	Restaurant and Food Services Securities

3	Non-Re-REMIC RMBS	-1	-2	-2	-3
	Manufactured Housing Loan Securities

4	Non-Re-REMIC CMBS	-1	-2	-2	-3
	CMBS – Conduit
	CMBS – Credit Tenant Lease
	CMBS – Large Loan
	CMBS – Single Borrower
	CMBS – Single Property

5	CDO CASHFLOW SECURITIES	-1	-2	-2	-3
	Cash Flow CBO – at least 80% High Yield Corporate
	Cash Flow CBO – at least 80% Investment Grade Corporate
	Cash Flow CLO – at least 80% High Yield Corporate
	Cash Flow CLO – at least 80% Investment Grade Corporate

6	REITs	-1	-2	-2	-3
	REIT – Multifamily & Mobile Home Park
	REIT – Retail
	REIT – Hospitality
	REIT – Office
	REIT – Industrial
	REIT – Healthcare
	REIT – Warehouse
	REIT – Self-Storage
	REIT – Mixed Use

7	SPECIALTY STRUCTURED	-3	-4	-3	-4
	Stadium Financings
	Project Finance

8	RESIDENTIAL MORTGAGES	-1	-2	-2	-3
	Residential “A”
	Residential “B/C”
	Home equity loans

9	REAL ESTATE OPERATING COMPANIES	-1	-2	-2	-3

Sch. IX-1

SCHEDULE X

S&P’S TYPES OF ASSET-BACKED SECURITIES INELIGIBLE FOR NOTCHING

The following asset classes are not eligible to be notched.

Credit estimates must be performed.

This Schedule X may be modified or adjusted at any time, so please verify applicability.

Asset Type

1.	Non-U.S. Structured Finance Securities

2.	Guaranteed Securities

3.	CDOs of Structured Finance and Real Estate Securities

4.	CBOs of CDOs

5.	CLOs of Distressed Debt

6.	Mutual Fund Securities

7.	Catastrophic Bonds

8.	First Loss Tranches of any securitization

9.	Synthetics

10.	Synthetic CBOs

11.	Combination Securities

12.	Re-REMICs

13.	Market value CDOs

14.	Net Interest Margin Securities (NIMs)

15.	Structured Settlement Securities (Tobacco)

16.	CDOs of Trust Preferred Securities

17.	Hedge Fund CDOs

18.	Any asset class not listed on Schedule IX.

Sch. X-1

SCHEDULE XI

S&P’S SHADOW RATING GRID

Whole Loans

	Office, Industrial, Non-Mall Retail			Malls			Multifamily & Manufactured Housing			Hotels
	All In LTV < 59.5%	All In LTV 59.6-69.9%	All In LTV >70%	All In LTV < 68%	All In LTV 68.1-79.9%	All In LTV >80%	All In LTV < 59.5%	All In LTV 59.6-69.9%	All In LTV >70%	All In LTV < 42.5%	All In LTV 42.6-49.9%	All In LTV >50%
AAA	36.75%	35.00%	33.25%	42.00%	40.00%	38.00%	38.50%	36.75%	35.00%	18.75%	17.50%	16.25%
AA+	38.50%	36.75%	35.00%	44.00%	42.00%	40.00%	40.25%	38.50%	36.75%	21.25%	20.00%	18.75%
AA	40.25%	38.50%	36.75%	46.00%	44.00%	42.00%	42.00%	40.25%	38.50%	22.50%	21.25%	20.00%
AA-	41.42%	39.67%	37.92%	47.33%	45.33%	43.33%	43.17%	41.42%	39.67%	23.75%	22.50%	21.25%
A+	42.58%	40.83%	39.08%	48.67%	46.67%	44.67%	44.33%	42.58%	40.83%	25.00%	23.75%	22.50%
A	43.75%	42.00%	40.25%	50.00%	48.00%	46.00%	45.50%	43.75%	42.00%	26.25%	25.00%	23.75%
A-	44.92%	43.17%	41.42%	51.33%	49.33%	47.33%	46.67%	44.92%	43.17%	27.50%	26.25%	25.00%
BBB+	46.08%	44.33%	42.58%	52.67%	50.67%	48.67%	47.83%	46.08%	44.33%	30.63%	29.38%	28.13%
BBB	47.25%	45.50%	43.75%	54.00%	52.00%	50.00%	49.00%	47.25%	45.50%	31.88%	30.63%	29.38%
BBB-	49.88%	48.13%	46.38%	57.00%	55.00%	53.00%	51.63%	49.88%	48.13%	34.38%	33.13%	31.88%
BB+	54.25%	52.50%	50.75%	62.00%	60.00%	58.00%	56.00%	54.25%	52.50%	37.50%	36.25%	35.00%
BB	58.63%	56.88%	55.13%	67.00%	65.00%	63.00%	60.38%	58.63%	56.88%	40.63%	39.38%	38.13%
BB-	60.38%	58.63%	56.88%	69.00%	67.00%	65.00%	62.13%	60.38%	58.63%	41.88%	40.63%	39.38%
B+	62.13%	60.38%	58.63%	71.00%	69.00%	67.00%	63.88%	62.13%	60.38%	43.13%	41.88%	40.63%
B	63.88%	62.13%	60.38%	73.00%	71.00%	69.00%	65.63%	63.88%	62.13%	44.38%	43.13%	41.88%
B-	65.63%	63.88%	62.13%	75.00%	73.00%	71.00%	67.38%	65.63%	63.88%	45.63%	44.38%	43.13%
CCC+	67.38%	65.63%	63.88%	77.00%	75.00%	73.00%	69.13%	67.38%	65.63%	46.88%	45.63%	44.38%
CCC	69.13%	67.38%	65.63%	79.00%	77.00%	75.00%	70.88%	69.13%	67.38%	48.13%	46.88%	45.63%
CCC-	70.88%	69.13%	67.38%	81.00%	79.00%	77.00%	72.63%	70.88%	69.13%	49.38%	48.13%	46.88%

LTVs are based on MAI appraisal values (no more than 6 months old)

Sch. XI-1

Subordinate Mortgage Loans

	Office, Industrial, Non-Mall Retail			Malls			Multifamily & Manufactured Housing			Hotels
	All In LTV < 59.5%	All In LTV 59.6-69.9%	All In LTV >70%	All In LTV < 68%	All In LTV 68.1-79.9%	All In LTV >80%	All In LTV < 59.5%	All In LTV 59.6-69.9%	All In LTV >70%	All In LTV < 42.5%	All In LTV 42.6-49.9%	All In LTV >50%
AAA	35.50%	33.75%	32.00%	40.75%	38.75%	36.75%	37.25%	35.50%	33.75%	17.50%	16.25%	15.00%
AA+	37.25%	35.50%	33.75%	42.75%	40.75%	38.75%	39.00%	37.25%	35.50%	20.00%	18.75%	17.50%
AA	39.00%	37.25%	35.50%	44.75%	42.75%	40.75%	40.75%	39.00%	37.25%	21.25%	20.00%	18.75%
AA-	40.17%	38.42%	36.67%	46.08%	44.08%	42.08%	41.92%	40.17%	38.42%	22.50%	21.25%	20.00%
A+	41.33%	39.58%	37.83%	47.42%	45.42%	43.42%	43.08%	41.33%	39.58%	23.75%	22.50%	21.25%
A	42.50%	40.75%	39.00%	48.75%	46.75%	44.75%	44.25%	42.50%	40.75%	25.00%	23.75%	22.50%
A-	43.67%	41.92%	40.17%	50.08%	48.08%	46.08%	45.42%	43.67%	41.92%	26.25%	25.00%	23.75%
BBB+	44.83%	43.08%	41.33%	51.42%	49.42%	47.42%	46.58%	44.83%	43.08%	29.38%	28.13%	26.88%
BBB	46.00%	44.25%	42.50%	52.75%	50.75%	48.75%	47.75%	46.00%	44.25%	30.63%	29.38%	28.13%
BBB-	48.63%	46.88%	45.13%	55.75%	53.75%	51.75%	50.38%	48.63%	46.88%	33.13%	31.88%	30.63%
BB+	53.00%	51.25%	49.50%	60.75%	58.75%	56.75%	54.75%	53.00%	51.25%	36.25%	35.00%	33.75%
BB	57.38%	55.63%	53.88%	65.75%	63.75%	61.75%	59.13%	57.38%	55.63%	39.38%	38.13%	36.88%
BB-	59.13%	57.38%	55.63%	67.75%	65.75%	63.75%	60.88%	59.13%	57.38%	40.63%	39.38%	38.13%
B+	60.88%	59.13%	57.38%	69.75%	67.75%	65.75%	62.63%	60.88%	59.13%	41.88%	40.63%	39.38%
B	62.63%	60.88%	59.13%	71.75%	69.75%	67.75%	64.38%	62.63%	60.88%	43.13%	41.88%	40.63%
B-	64.38%	62.63%	60.88%	73.75%	71.75%	69.75%	66.13%	64.38%	62.63%	44.38%	43.13%	41.88%
CCC+	66.13%	64.38%	62.63%	75.75%	73.75%	71.75%	67.88%	66.13%	64.38%	45.63%	44.38%	43.13%
CCC	67.88%	66.13%	64.38%	77.75%	75.75%	73.75%	69.63%	67.88%	66.13%	46.88%	45.63%	44.38%
CCC-	69.63%	67.88%	66.13%	79.75%	77.75%	75.75%	71.38%	69.63%	67.88%	48.13%	46.88%	45.63%

LTVs are based on MAI appraisal values (no more than 6 months old)

Sch. XI-2

Mezzanine Loans

	Office, Industrial, Non-Mall Retail			Malls			Multifamily & Manufactured Housing			Hotels
	All In LTV < 59.5%	All In LTV 59.6-69.9%	All In LTV >70%	All In LTV < 68%	All In LTV 68.1-79.9%	All In LTV >80%	All In LTV < 59.5%	All In LTV 59.6-69.9%	All In LTV >70%	All In LTV < 42.5%	All In LTV 42.6-49.9%	All In LTV >50%
AAA	34.25%	32.50%	30.75%	39.50%	37.50%	35.50%	36.00%	34.25%	32.50%	16.25%	15.00%	13.75%
AA+	36.00%	34.25%	32.50%	41.50%	39.50%	37.50%	37.75%	36.00%	34.25%	18.75%	17.50%	16.25%
AA	37.75%	36.00%	34.25%	43.50%	41.50%	39.50%	39.50%	37.75%	36.00%	20.00%	18.75%	17.50%
AA-	38.92%	37.17%	35.42%	44.83%	42.83%	40.83%	40.67%	38.92%	37.17%	21.25%	20.00%	18.75%
A+	40.08%	38.33%	36.58%	46.17%	44.17%	42.17%	41.83%	40.08%	38.33%	22.50%	21.25%	20.00%
A	41.25%	39.50%	37.75%	47.50%	45.50%	43.50%	43.00%	41.25%	39.50%	23.75%	22.50%	21.25%
A-	42.42%	40.67%	38.92%	48.83%	46.83%	44.83%	44.17%	42.42%	40.67%	25.00%	23.75%	22.50%
BBB+	43.58%	41.83%	40.08%	50.17%	48.17%	46.17%	45.33%	43.58%	41.83%	28.13%	26.88%	25.63%
BBB	44.75%	43.00%	41.25%	51.50%	49.50%	47.50%	46.50%	44.75%	43.00%	29.38%	28.13%	26.88%
BBB-	47.38%	45.63%	43.88%	54.50%	52.50%	50.50%	49.13%	47.38%	45.63%	31.88%	30.63%	29.38%
BB+	51.75%	50.00%	48.25%	59.50%	57.50%	55.50%	53.50%	51.75%	50.00%	35.00%	33.75%	32.50%
BB	56.13%	54.38%	52.63%	64.50%	62.50%	60.50%	57.88%	56.13%	54.38%	38.13%	36.88%	35.63%
BB-	57.88%	56.13%	54.38%	66.50%	64.50%	62.50%	59.63%	57.88%	56.13%	39.38%	38.13%	36.88%
B+	59.63%	57.88%	56.13%	68.50%	66.50%	64.50%	61.38%	59.63%	57.88%	40.63%	39.38%	38.13%
B	61.38%	59.63%	57.88%	70.50%	68.50%	66.50%	63.13%	61.38%	59.63%	41.88%	40.63%	39.38%
B-	63.13%	61.38%	59.63%	72.50%	70.50%	68.50%	64.88%	63.13%	61.38%	43.13%	41.88%	40.63%
CCC+	64.88%	63.13%	61.38%	74.50%	72.50%	70.50%	66.63%	64.88%	63.13%	44.38%	43.13%	41.88%
CCC	66.63%	64.88%	63.13%	76.50%	74.50%	72.50%	68.38%	66.63%	64.88%	45.63%	44.38%	43.13%
CCC-	68.38%	66.63%	64.88%	78.50%	76.50%	74.50%	70.13%	68.38%	66.63%	46.88%	45.63%	44.38%

LTVs are based on MAI appraisal values (no more than 6 months old)

Sch. XI-3